As filed with the Securities and Exchange Commission on August 3, 2026.

Registration Number 333-297143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Matternet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3721	39-2522950
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

355 Ravendale Drive

Mountain View, California 94043

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andreas Raptopoulos

Chief Executive Officer

355 Ravendale Drive

Mountain View, California 94043

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

From time to time after this registration statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 3, 2026

Up to 48,055,843 Shares of Common Stock

Up to 3,535,082 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 51,590,925 shares of common stock, par value $0.0001 per share, of Matternet, Inc. (fka Los Altos Ventures Corp.) (“Matternet” or the “Company”), consisting of:

●	up to 9,552,427 shares of common stock issued in a private placement offering on May 22, 2026 and June 9, 2026 (the “Private Placement”) to accredited investors (the “PIPE Shares”);

●	up to 33,199,252 shares of common stock (the “Merger Shares”) issued to selling stockholders that were formerly Matternet, Inc. (“Legacy Matternet”) stockholders on May 22, 2026 in connection with the closing of the reverse subsidiary merger transaction among us, Legacy Matternet, and Matternet Acquisition Co. (the “Merger”);

●	up to 2,499,998 shares of common stock issued to selling stockholders who held convertible promissory notes issued by Legacy Matternet which were converted into shares of common stock upon the closing of the Merger (“Bridge Shares”);

●	up to 2,499,998 shares of common stock issuable upon exercise of warrants issued to the holders of convertible promissory notes issued by Legacy Matternet (the “Bridge Warrants” and “Bridge Warrant Shares”);

●	up to 677,260 shares of common stock issuable upon exercise of warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the Private Placement (the “Placement Agent Warrants” and “Placement Agent Warrant Shares”);

●	up to 357,824 shares of common stock issuable upon exercise of warrants issued by Legacy Matternet to selling stockholders (the “Legacy Warrants” and “Legacy Warrant Shares”);

●	up to 2,683,333 shares of common stock held by the stockholders of Los Altos Venture Corp. (“LAVC”) prior to the Merger (the “Retained Pre-Merger Shares”); and

●	up to 120,833 shares of our common stock held by advisors in exchange for services rendered in connection with the Merger (the “Advisor Shares”).

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, except with respect to amounts that may be received by us upon the cash exercise of the Placement Agent Warrants, the Bridge Warrants and the Legacy Warrants. For a list of the selling stockholders, see the section titled “Selling Stockholders.” We have borne and will continue to bear the costs relating to the registration of these shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See the section titled “Plan of Distribution.”

There is not currently, and there has never been, any established public trading market for any of our securities. The common stock is not currently eligible for trading on any national securities exchange, including The Nasdaq Stock Market, LLC, or any over-the-counter markets, including the OTC Markets-OTCQB tier (the “OTCQB”). In connection with this offering, we intend to apply to have the common stock quoted on the OTCQB or another OTC system. We cannot assure you that the common stock will become eligible for trading on any exchange or market. Until such time as the common stock is quoted on the OTCQB or another public trading market otherwise develops, the selling stockholders identified herein may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share, the price per share in the Private Placement discussed above, for a total offering amount of approximately $154.5 million. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. For more information about how the selling stockholders identified herein may sell shares of our common stock, see the section titled “Plan of Distribution” herein.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026

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ABOUT THIS PROSPECTUS

General

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Placement Agent Warrants, Bridge Warrants and Legacy Warrants. We will not receive any proceeds from the sale of shares of common stock underlying the Placement Agent Warrants, Bridge Warrants or Legacy Warrants pursuant to this prospectus, except with respect to amounts received by us upon the cash exercise of the Placement Agent Warrants, Bridge Warrants and Legacy Warrants for cash.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission (the “SEC”). We have not, and the selling stockholders have not, authorized anyone to provide you with any additional information or information different from that contained in this prospectus, the information incorporated by reference herein, any applicable prospectus supplement or any free writing prospectus filed with the SEC. Neither we nor the selling stockholders take responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

For Non-U.S. Investors

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus filed with the SEC, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, any prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus, any prospectus supplement or free writing prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters or actual results. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements relate to future events or our future operational or financial performance. Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed, anticipated, or implied by these forward-looking statements. Some of such risks, uncertainties, and assumptions are described in the section below titled “Risk Factors” and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially and adversely from those in any express or implied forward-looking statements.

Accordingly, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We base such statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of our forward-looking statements for any reason after the date of this prospectus, any applicable prospectus supplement, or any related free writing prospectus or to conform these statements to actual results or revised expectations, except as required by law.

This prospectus contains, and any applicable prospectus supplement and any related free writing prospectus may contain, estimates, projections and other information concerning our industry, our business and the markets for autonomous aerial logistics. Information based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained such industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which such data are derived.

Forward-looking statements include, but are not limited to, statements about:

●	the impact of current and future laws and regulations, especially those related to the autonomous aerial logistics industry;

●	our ability to achieve profitability and continue as a going concern;

●	changes in domestic and foreign business, market, financial, political and legal conditions;

●	our ability to protect and enforce our intellectual property rights and the scope and duration of such rights;

●	our reliance on third-parties, including suppliers, licensing partners, government entities and strategic partners, and our ability to maintain our relationships with such parties and enter into additional strategic partnerships in the future;

●	our ability to commercialize our products and services on a large scale and grow effectively;

●	our management team’s ability to successfully achieve our business objectives;

●	our ability to raise additional capital to continue to maintain sufficient liquidity, develop our technology and scale our operations;

●	the impact on us and our potential customers from changes in interest rates, inflation, tariffs, trade policies and rising costs, including commodity and labor costs;

●	developments and projections relating to our business and the autonomous aerial logistics industry;

●	our ability to adequately control the costs associated with our operations;

●	risks relating to the negative public or political perception of us or the autonomous aerial logistics industry in general;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries that may be instituted against us in the future;

●	potential cybersecurity risks to our operational systems and infrastructure;

●	the development of an active trading market for our common stock;

●	the impact of global events, disruptions, pandemics and geo-political tensions on our business, including our supply chain, and our customers;

●	our intended use of proceeds from the Private Placement; and

●	other risks and uncertainties, including those discussed in the section titled “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section below titled “Risk Factors.” Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this registration statement or to conform these statements to actual results or revised expectations, except as required by law.

You should read this registration statement and the documents that we reference in this registration statement as exhibits with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this registration statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Company Overview

Matternet was founded on a simple idea: the movement of physical goods should become as seamless as the movement of information. Our name reflects that vision: a network for matter.

We are building the technology platform for autonomous aerial logistics. We believe autonomous aerial logistics will become a core component of future transportation and logistics networks, enabling the movement of small, time-sensitive goods through low-altitude airspace as an increasingly automated complement to ground transportation.

As advances in autonomy, automated infrastructure and aviation regulation continue, we believe an increasing share of the movement of small, time-sensitive goods will transition from roads to low-altitude airspace.

Our integrated platform combines autonomous aircraft, automated ground infrastructure and cloud-based software to enable high-frequency delivery operations in urban and suburban environments. The platform is designed to help enterprises move goods faster, more efficiently and at lower cost across a broad range of applications, including healthcare, food, retail and industrial logistics.

Our current platform is centered on the Matternet M2, which is, to our knowledge, the first and only drone delivery system to hold both a Type Certificate and a Production Certificate from the U.S. Federal Aviation Administration (the “FAA”). We believe these certifications, together with more than 60,000 commercial and development flights across nine countries and in complex urban and suburban operating environments, demonstrate the maturity of our technology and the regulatory, technical and operational capabilities we have developed over more than a decade.

We commercialize our platform through two complementary offerings: enterprise platform access, through which we provide customers with access to our drone platform and related operational infrastructure; and delivery-as-a-service, through which we provide end-to-end drone delivery operations directly or through certificated operating partners, including FAA Part 135 operators in the United States.

We believe long-term leadership in autonomous aerial logistics will be determined not only by aircraft performance, but by the ability to safely deploy, manage and scale fleets of autonomous aircraft through an integrated combination of certified aircraft, automated ground infrastructure, cloud-based software and regulatory expertise, as well as a strong network of partners.

Our strategy is to establish Matternet as the foundational infrastructure platform for autonomous aerial logistics.

Competitive Strengths

We believe the following competitive strengths position us to become a leading infrastructure platform for autonomous aerial logistics:

●	Strong regulatory credentials. The M2 is, to our knowledge, the first and only drone delivery system to hold both an FAA Type Certificate and an FAA Production Certificate, supported by operating approvals from civil aviation authorities in multiple jurisdictions.

●	Proven operating and safety record. Our systems have supported more than 60,000 cumulative flights across nine countries, with a record of no incidents resulting in injury to persons or damage to third-party property.

●	Integrated infrastructure platform. We have built an integrated system that spans purpose-built aircraft, automated ground infrastructure and cloud-based software.

●	Distributed aerial logistics infrastructure. Our automated ground stations are designed to co-locate drones at customer points of origin, enabling operations from a compact micro-hub while reducing real estate requirements and repositioning flights.

●	Flexible delivery modes and addressable markets. Our aircraft supports multiple delivery methods, allowing deployment across a range of business-to-business and business-to-consumer use cases.

●	Partner-led operating model. We conduct commercial flight operations directly or through certificated operating partners, including FAA Part 135-certificated operators in the United States.

●	Next-generation M3 platform. We are developing the M3 platform to increase payload capacity, extend service radius and improve cost efficiency, subject to development, testing, certification, production and customer adoption.

●	Systems integration and intellectual property. We have developed intellectual property spanning system and network architecture, software and hardware inventions, with our earliest filings dating from 2012.

Summary of Risk Factors Related to Our Business and Industry

Investing in our common stock involves a high degree of risk. Before making an investment decision. The following is a summary of risk factors related to our business and industry, but is not a full statement of all risk factors described in this prospectus relating to an investment in our common stock. Please see the section titled “Risk Factors.”

●	Our future growth depends on the demand for, and customers’ willingness to adopt, our products and drone delivery services.

●	We may be unable to make timely product deliveries due to limited production capacity.

●	Our next generation M3 platform remains in development, and delays or failures in its development, testing, certification, production or commercialization could materially harm our business and growth strategy.

●

Limitations or failures of our aircraft, batteries, ground stations or delivery systems, including range, payload, endurance, battery performance, weather and ground-station reliability, could reduce utilization, increase operating costs and harm customer adoption.

●	We may have significant customer concentration, and the loss of one or more key customers contracts could materially harm our business.

●	We may not be successful in competing in the autonomous aerial logistics industry.

●	An accident involving a drone delivery system provided by us or another manufacturer could harm the autonomous aerial logistics industry.

●	We are subject to extensive laws and regulations relating to various aspects of our business, including licensing by the FAA. There can be no assurance that the necessary approvals and licenses will be granted on a timely basis, if at all, which could significantly delay or prevent the commercialization of our products.

●	We are an early-stage company with a history of financial losses, and we expect to continue to incur financial losses for the foreseeable future. We cannot assure you that we can or will be able to operate profitably.

●	If we fail to manage our growth effectively, we may be unable to execute our business plan, which could harm our business prospects, financial condition, results of operations and cash flows.

●	Our future revenue plans rely on partnerships with strategic and government entities. There can be no assurance that we will be successful in entering into such needed partnerships.

●	We depend on third-party FAA Part 135 operating partners to conduct commercial flight operations in the United States, and the loss or unreliability of these partners could materially harm our business.

●	Our drone delivery operations depend on obtaining regulatory approvals for beyond visual line of sight operations and integration into low-altitude airspace management frameworks that are still being developed.

●	Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

●	We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.

●	Our business is substantially dependent on a small number of key personnel, and the loss of any such personnel could adversely affect our operations.

●	If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted.

●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

●	The benefits to customers of our products could be supplanted by other technologies or solutions or competitors’ products that utilize similar technology to ours in a more effective way.

●	Our auditor has issued a “going concern” opinion.

●	Our auditor identified a material weakness in our internal control over financial reporting.

●	Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or contain terms unfavorable to us or our investors. Moreover, there can be no assurance that such capital will be available to us on a timely basis, if at all.

●	We may be unable to adequately control the costs associated with our operations.

●	Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

●	A cybersecurity incident affecting our drones, ground infrastructure or software platform could disrupt flight operations, compromise safety and harm our reputation.

●	Current and future geopolitical and macroeconomic events outside of our control, including changes in interest rates, levels of inflation and foreign currency exchange rates, could adversely impact our business, results of operations, cash flows, financial condition and liquidity.

●	Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

●	Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

●	Our management as a group has limited experience operating a publicly traded company.

●	There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

●	Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

●	The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to an effective registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company until the last day of the fiscal year in which either (i) the market value of our stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is more than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as in the State of Delaware on June 2, 2025. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Exchange Act). On May 7, 2026, we formed our wholly owned subsidiary, Matternet Acquisition Co., a Delaware corporation (“Acquisition Sub”). On May 22, 2026, we and Acquisition Sub entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Legacy Matternet. The Merger Agreement and the Merger were approved by all of our stockholders and by the holders of a majority of the outstanding shares of common stock and preferred stock of Legacy Matternet voting separately and together as a single class. On May 22, 2026, we completed the Merger, as a result of which Acquisition Sub was merged with and into Legacy Matternet, with Legacy Matternet continuing as the surviving corporation of the Merger and becoming our wholly owned subsidiary.

Our principal executive offices are located at 355 Ravendale Drive, Mountain View, California 94043. Our telephone number is (650) 260-2727. Our website address is www.matternet.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Resale of Common Stock

Shares of common stock offered by the selling stockholders	We are registering the resale by selling stockholders named in this prospectus, or their permitted transferees, of an aggregate of 51,590,925 shares of common stock, consisting of:

● up to 9,552,427 PIPE Shares;

● up to 33,199,252 Merger Shares;

● up to 2,499,998 Bridge Shares;

● up to 2,499,998 Bridge Warrant Shares;

● up to 677,260 Placement Agent Warrant Shares;

● up to 357,824 Legacy Warrant Shares;

● up to 2,683,333 Retained Pre-Merger Shares; and

● up to 120,833 Advisor Shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders. We may, however, receive up to approximately $9.5 million in aggregate gross proceeds from the cash exercise of the Placement Agent Warrants, Bridge Warrants and Legacy Warrants, to the extent they are exercised for cash. To the extent we receive cash proceeds upon the exercise of any warrants, we intend to use any proceeds therefrom for general working capital and corporate purposes, including towards the commercial deployment of our M3 drone platform, expansion of our active drone fleet and related launch, landing, and operational infrastructure, geographic expansion into additional domestic and international markets, and increased headcount to support engineering, flight operations, regulatory compliance, and commercial partnerships. The proceeds will also support investments in software, autonomy, and systems required to scale delivery volumes over time. See “Use of Proceeds” of this prospectus.

Terms of the offering	The selling stockholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Lock-Up agreements	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the section titled “Risk Factors” for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for our shares	There is not now and never has been any market for our securities and an active market may never develop. In the future, we intend to seek to have the common stock listed on a national securities exchange. However, we may not be successful in having our shares quoted on an over-the-counter market or listed on a national securities exchange.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed below when considering an investment in our common stock and any risk factors that may be set forth in the applicable prospectus supplement, any related free writing prospectus, as well as risks and uncertainties described below together with all of the other information contained in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. If any of the following risks actually occur, our business, prospectus, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business and Industry

Our future growth depends on the demand for, and customers’ willingness to adopt, our products and drone delivery services.

We operate in the new and evolving autonomous aerial logistics industry. Our business and operating results depend in large part on the acceptance of and demand for our drone delivery systems. The success of these products and services are and will be subject to risks, including with respect to:

●	the extent of market reception and adoption of drone delivery in urban and suburban environments;

●	our navigating a new and evolving regulatory environment;

●	our timely fulfillment of product orders;

●	our ability to produce safe, high-quality and cost-effective aircraft on an ongoing basis;

●	the performance of our drone delivery systems relative to customer expectations and customers’ interest in and demand for our drone delivery systems and solutions; and

●	our building a well-recognized and respected brand.

If we fail to manage the risks described above, we may discourage current or potential customers from purchasing our products or using our commercial solutions, and there may be downward price pressure on our products and commercial solutions. If the market for drone delivery solutions does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be materially and adversely affected.

Our next generation M3 platform remains in development, and delays or failures in its development, testing, certification, production or commercialization could materially harm our business and growth strategy.

Our next generation M3 platform is in development and represents a central element of our growth strategy. We have designed our M3 system to increase payload capacity, extend service radius and lower cost per delivery relative to our M2 system. These are target specifications, and the final performance characteristics of M3 may differ materially from our current expectations. We may be unable to achieve the payload, range, coverage, reliability, cost or other specifications we are targeting, and any shortfall could reduce the commercial value of the platform, limit customer demand and impair our ability to execute our growth strategy.

M3 has not received type certification or production certification from the U.S. Federal Aviation Administration, and we cannot assure you that we will obtain these or other required regulatory approvals on the timelines we expect, or at all. The certification process for new aircraft and production systems is lengthy, costly and subject to change, and approvals may be delayed, may be more costly than expected, or may be granted subject to conditions or limitations that restrict how we deploy the platform. Changes in regulations, the interpretation or enforcement of existing regulations, or the requirements applicable to autonomous flight operations could further delay or prevent certification and commercialization.

The development and commercialization of M3 depends on our ability to execute across aircraft development, ground infrastructure, software and autonomy, supply chain, manufacturing readiness, partner support and customer adoption. Engineering validation, prototype testing, flight testing, customer pilots, production readiness and commercial service entry may take longer or cost more than we anticipate, and our targeted commercial service entry in late 2027 could be delayed. Any delay or failure in the development, testing, certification, production or commercialization of M3 could impair our growth strategy, disrupt customer pilots and partner relationships, reduce our revenue potential, alter our anticipated use of proceeds and adversely affect our ability to raise additional capital.

Limitations or failures of our aircraft, batteries, ground stations or delivery systems could reduce utilization, increase operating costs and harm customer adoption.

Our aircraft are subject to inherent limitations on range, payload, endurance and operational life, and our operations depend on the continued performance and reliability of our aircraft and their components. Our aircraft use lithium-ion batteries, and battery performance is subject to degradation over repeated charge and discharge cycles, variations in charging performance, limits on cycle life, and constraints on availability and replacement cost. Lithium-ion batteries can also present safety risks, including the risk of overheating or fire, and any battery-related failure or safety incident could result in property damage, injury, service interruptions, regulatory scrutiny, reputational harm and increased costs.

Our flight operations are affected by weather and environmental conditions, including wind, precipitation and temperature, as well as airspace restrictions, noise considerations and other operational constraints, any of which can limit when and where we operate. Our service also depends on the availability and reliability of our automated ground stations, which perform functions such as automated charging, payload loading and battery swapping. Reduced ground-station uptime, interruptions in automated charging or battery-swap operations, maintenance requirements, or limited site availability could reduce the number of flights we are able to complete and increase our operating costs.

Our delivery methods, including tethered package lowering, depend on reliable operation at customer sites and on appropriate package placement, and customer-site constraints could limit where we can deliver. If we are unable to achieve the utilization, ground infrastructure availability, aircraft turnaround time or service reliability we expect, or if our aircraft, batteries, ground infrastructure or delivery systems do not perform as intended, we may experience increased maintenance, spare parts and support costs, higher cost per delivery, less favorable route economics, customer dissatisfaction and reduced customer renewals, any of which could adversely affect our business, financial condition and results of operations.

We may be unable to make timely product deliveries due to limited production capacity.

Commercial production of our aircraft and ground infrastructure requires timely and adequate supply of various types of raw materials and components, as well as mass production capacity and efficient manufacturing and assembly. We have limited experience in high-volume manufacturing of our aircraft and ground infrastructure. We cannot assure you that we will be able to expand our production capacity efficiently and cost-effectively, or be able to procure sufficient raw materials and components to meet our production volume. While we are looking into expanding our manufacturing capacity through partnerships, such partnerships may not be successful, or we may not be able to do so in a timely manner to fulfill our backlog orders. While we obtain components from multiple sources whenever possible, some of the components used in our products are currently selected to be purchased from a single source to improve cost-efficiency or due to regulatory constraints. Disruption in the supply of components, whether or not from a single-source supplier, could temporarily disrupt commercial production of our products. We also outsource certain manufacturing activities to third party contract manufacturers. We may experience operational difficulties with our contract manufacturers, including reductions in the availability of production capacity, failure to comply with product specifications, insufficient quality control, failure to meet production deadlines, increases in manufacturing costs and longer lead time.

Any of the foregoing could result in our failure to make timely deliveries to our customers. Such failure would materially and adversely affect our business, results of operations, financial condition and prospects.

We may have significant customer concentration, and the loss of one or more key customers contracts could materially harm our business.

Our revenue and order backlog may be concentrated among a limited number of customers, commercial partners, or government entities that have contracted for drone delivery services or logistics infrastructure. The market for drone delivery is at an early stage of commercialization, and a significant portion of our near-term revenue is likely to depend on a small number of anchor customers or pilot program agreements. If any such customer were to reduce delivery volumes, terminate its relationship with us, decline to renew a contract, shift to a competing drone delivery provider, or revert to conventional ground-based logistics, our revenues could decline materially and abruptly.

Government customers and publicly funded programs, which may represent a meaningful share of our early revenue, are subject to budgetary constraints, changes in procurement priorities, and shifts in policy toward drone delivery that are outside our control and that could result in the reduction, modification, or cancellation of contracts with limited notice. Commercial customers in the healthcare, retail, and logistics sectors, which are among the primary target markets for drone delivery, may also face industry-specific pressures that affect their willingness or ability to maintain or expand drone delivery programs.

Our reliance on a small number of customers also limits our negotiating leverage and may result in pricing pressure, route exclusivity demands, or service level commitments that increase our operating costs and constrain our network flexibility. Any loss of, or material reduction in business from, a key customer could materially and adversely affect our business, financial condition, and results of operations.

We may not be successful in competing in the autonomous aerial logistics industry.

We operate in the autonomous aerial logistics industry and in addition to competing with other drone delivery companies, we compete with traditional industry players providing on-demand delivery through road-based solutions. Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products.

We expect competition in our industry to intensify in the future in light of increased demand for cost-efficient on-demand and instant delivery. Factors affecting competition include, among others, ability to innovate, development speed, product quality, reliability, safety and features, pricing and customer service. Increased competition may lead to lower product unit sales and increased inventory, which may result in downward price pressure and adversely affect our business, financial condition, operating results and prospects.

Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and will affect our market share. If our competitors introduce products or services that are superior in quality or performance and/or lower in price compared with our offerings, we may lose existing customers or be unable to attract new customers at prices that would allow us to generate attractive rates of return on our investment, if at all.

An accident involving a drone delivery system provided by us or another manufacturer could harm the autonomous aerial logistics industry.

An accident involving a drone delivery system provided by us or another manufacturer could cause regulatory agencies around the world to tighten restrictions on the use of drone delivery systems, particularly over-populated areas, and could cause the public to lose confidence in our products and drone delivery systems generally. There are risks associated with autopilot, flight control, communications and other advanced technologies, and, from time to time, there have been accidents associated with these technologies. The safety of certain cutting-edge technologies depends in part on user interaction, and users may not be accustomed to using such technologies. We could face unfavorable and tightened regulatory control and intervention on the use of drone delivery systems and be subject to liability and government scrutiny to the extent accidents associated with our systems occur. Should a high-profile accident occur resulting in substantial casualty or damages, either involving our products or products offered by other companies, public confidence in and regulatory attitudes toward drone delivery could deteriorate. Any of the foregoing could materially and adversely affect our results of operations, financial condition and growth prospects.

We are subject to extensive laws and regulations relating to various aspects of our business, including licensing by the U.S. Federal Aviation Administration. There can be no assurance that the necessary approvals and licenses will be granted on a timely basis, if at all, which could significantly delay or prevent the commercialization of our products.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to the design, manufacture, operations, and marketing of drone delivery solutions; employment and labor; tax; data security of the operational and information technology we use; health and safety; and zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels may change and may be interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We cannot guarantee that our measures to monitor these developments and the time and resources we spend to comply with these laws, regulations and guidelines will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive governmental regulation.

We may need to expend substantial efforts to comply with any new and evolving laws and regulations applicable to our business, which may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in laws, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, and other types of regulatory approvals. Similarly, changes in the priorities, mandates and funding levels of the governmental entities with which we interact could impact our relationships with such entities; reduce the number of staff available to review and issue the requisite regulatory approvals, permits and licenses; influence the public’s perception of our company and our industry; and influence decisions by clients, governmental agencies or other industry participants with whom we do business. Any such change thus carries the possibility of reducing demand for our services or increasing our costs of operations, which could have a negative impact on our financial position, results of operations or cash flows, but we cannot reasonably or reliably estimate whether such changes will occur, when they will occur or if they will impact us.

If we fail to comply with the laws applicable to our business and operations, we may be subject to civil and criminal penalties or private lawsuits, or the suspension or revocation of regulatory approvals, which would prevent us from operating our business. Regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our facilities, and may also provide opportunities for third parties to lodge objections or file petitions against the licensing of our facilities. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations, as needed, could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our commercial deployments. Any delays in regulatory approvals could also adversely affect our ability to meet commercialization timelines and thereby affect our financial performance and future growth objectives.

We must also comply with extensive government laws and regulations related to, among other things, health, safety and the environment. We may be unable to meet the compliance standards of such laws and regulations, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations. Further, environmental, health and safety laws change frequently, and we may not be able to anticipate such changes or the impact of such changes. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of such governmental regulation in the future.

Our business could be subject to stringent U.S. export control laws and regulations as well. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to comply with or secure timely U.S. government authorizations under these laws and regulations could harm us and our ability to expand and thereby affect our business prospects, financial condition, results of operations and cash flows. Moreover, the inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our technology outside the United States. Similarly, if export control laws and regulations prevent us from sharing certain export controlled information with suppliers we intend to partner with to operate our business or develop and produce our products, we may not be able to work with our preferred suppliers, which may impact our finances, business plans, and the competitiveness of our offerings. Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.

We are an early-stage company with a history of financial losses, and we expect to continue to incur financial losses for the foreseeable future. We cannot assure you that we can or will be able to operate profitably.

We are an early-stage company formed in 2011. We face all the risks commonly encountered by newer companies, as well as risks related to the nature of the emerging drone logistics industry, and we may experience unforeseen expenses, difficulties, complications, delays and effects caused by other known and unknown factors.

We have not been profitable to date, and we expect to incur operating losses for the near future. During the fiscal year ended September 30, 2025 and six months ended March 31, 2026, we incurred net losses of $31.0 million and $7.2 million, respectively, on a consolidated basis. There can be no assurance that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base, and market acceptance of our technology and products may never occur. Even if we are successful in generating a broader customer base or promoting market acceptance of our offerings, we may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

If we fail to manage our growth effectively, we may be unable to execute our business plan, which could harm our business prospects, financial condition, results of operations and cash flows.

We intend to invest significantly in order to expand our business from an early-stage company to a company capable of supporting large-scale commercial activities. Any failure to manage our growth effectively could harm our business, prospects, financial condition, and operating results. We expect our expansion to include:

●	launching commercialization of our products and services;

●	forecasting production and revenue;

●	completing the testing, licensing and production of our products and services;

●	developing the supply chain necessary to supply components for our products and services;

●	entering into relationships with multiple government entities and strategic partners to expand our customer base and facilitate market adoption of our products and services;

●	controlling expenses and investments in anticipation of expanded operations;

●	carrying out acquisitions and entering into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships;

●	conducting demonstrations;

●	hiring and training new personnel; and

●	expanding and enhancing administrative infrastructure, systems, and processes.

If our operations continue to grow, of which there can be no assurance, we will need to continue to expand our sales and marketing, research and development, commercial strategy, permitting and licensing, products and services, manufacturing, supply and operations functions. These efforts will require us to invest significant financial and other resources. There is no guarantee that we will be able to scale our business as currently planned or within the planned timeframe. The continued expansion of our business may in the future require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities if needed.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, delays in production, challenges in scaling-up operations, and difficulty sourcing adequate production materials. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs could result in decreased margins, which could harm our business, financial condition, and results of operations.

Our future revenue plans rely on partnerships with strategic and government entities. There can be no assurance that we will be successful in entering into such needed partnerships.

Our largest stream of projected revenue comes from maximizing adoption of our drone delivery products and services. We may be unable to maximize utilization due to a variety of reasons, including, inability to timely enter into desirable strategic partnerships and failure to obtain necessary regulatory approvals and permits. Our services are new solutions in the delivery industry and as such, represent an unproven model. If we are unable to realize these sales, our business model and go-to-market strategy will be jeopardized.

We depend on third-party FAA Part 135 operating partners to conduct commercial flight operations in the United States, and the loss or unreliability of these partners could materially harm our business.

Our commercial strategy in the United States relies on FAA Part 135-certificated operators – including UPS Flight Forward and Ameriflight – to conduct commercial drone delivery flights using our M2 platform. We do not currently hold our own Part 135 certificate in the United States, and certain customer programs are served by a single operator. Our ability to deliver revenue from our DaaS model, and to scale commercial operations in the United States more broadly, depends on the continued availability, performance and economic terms of these partners.

A partner may experience operational, financial, regulatory or safety issues that limit its ability to operate our platform, including suspension or revocation of its Part 135 certificate. A partner may elect to reduce or terminate operations using our systems, to prioritize competing platforms, or to be acquired by or aligned with a competitor. Commercial terms, including operator margins, revenue share and minimum commitments, may become less favorable to us or make our DaaS offering uneconomic. A partner may also fail to achieve targeted utilization, on-time performance or service-level metrics, harming our customer relationships and reputation. The loss or material underperformance of any single operator, or our inability to identify and onboard additional qualified operators on acceptable terms, could disrupt or terminate customer programs, delay new program launches, require us to expend significant resources to transition operations or to develop our own operating capability, and result in lost or delayed revenue. Any of the foregoing could materially and adversely affect our business, prospects, financial condition and results of operations.

Our drone delivery operations depend on obtaining regulatory approvals for beyond visual line of sight operations and integration into low-altitude airspace management frameworks that are still being developed.

The commercial viability of our drone delivery systems depends on our ability to conduct routine delivery operations BVLOS, at scale in urban and suburban environments. BVLOS operations currently require case-by-case FAA waivers or exemptions and there is no assurance that we or our partners will obtain such approvals for our target delivery corridors on a timely basis, on acceptable terms, or at all.

In addition, the FAA’s UAS Traffic Management (“UTM”), framework, which is intended to manage low-altitude drone traffic and enable scalable BVLOS operations, remains under development. The rules, technical standards, and operational requirements that ultimately emerge from this framework may impose certification burdens, equipage mandates, or operational constraints that require significant modification to our delivery systems or ground infrastructure.

Delays in the development or implementation of UTM frameworks or BVLOS regulatory pathways could prevent us from operating in the delivery areas and service frequencies required to achieve commercial viability and meet the commitments we have made to customers and strategic partners. State, county, and municipal governments may also impose restrictions on low-altitude drone operations over populated areas, noise-sensitive zones, or critical infrastructure, creating a fragmented regulatory environment that increases compliance costs and limits the geographic scope of our delivery network. Any failure to obtain or maintain the regulatory approvals necessary for scalable BVLOS drone delivery operations could materially and adversely affect our business, financial condition, and results of operations.

Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

We have limited experience commercializing our products and services. Our projected financial and operating information reflect estimates of future performance and is based on multiple financial, technical, and operational assumptions, including the level of demand for our products and services, cost of manufacturing, cost of components and availability of adequate supply, the nature and length of the sales cycle, and the costs of maintaining and operating our network. However, given our limited commercial experience and the fact that many of the factors on which these assumptions are based are outside of our control, it is possible that many of these assumptions will prove incorrect. The projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of other factors, many of which are outside our control, including, but not limited to:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage our growth;

●	the contractual terms of our agreements with strategic partners and customers;

●	whether we can manage relationships with key suppliers and partners;

●	the timing and costs of the required marketing and promotional efforts;

●	competition, including from future competitors;

●	our ability to retain existing key management, to attract additional leaders as needed, to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies;

●	regulatory, legislative, and political changes; and

●	customer requirements and preferences.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could cause us to fail to meet our operating and financial projections and could harm our business, prospects, financial condition and operating results.

We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.

We have limited experience commercializing our products and services at a large scale and may not be able to do so efficiently or effectively. A key element of our long-term business strategy is the success of our product and service offerings in facilitating adoption of our solutions, continued testing of our technologies, engagement with key stakeholders and collaboration with leaders in the autonomous aerial logistics industry. Commercialization of our operations will also require growth in sales, marketing, training, customer relations and maintenance and servicing operations, including hiring select personnel with the necessary experience and expertise. Managing and maintaining these operations is expensive and time consuming, and an inability to leverage such an organization effectively or at all could inhibit potential sales or subscriptions and the penetration and adoption of our products into new markets. In addition, certain decisions we make regarding staffing in these areas in our efforts to maintain an adequate spending level could have unintended negative effects on our revenues, such as by weakening the sales, marketing and maintenance and servicing infrastructures or lowering the quality of customer service.

Our business is substantially dependent on a small number of key personnel, and the loss of any such personnel could adversely affect our operations.

We are an early-stage company with a small management team and a concentrated base of technical expertise. Our success depends in large part on the continued contributions of our executive officers, key engineers, and other technical personnel who have specialized knowledge of our drone delivery systems, autonomous flight software, logistics network design, and regulatory strategy specific to the autonomous aerial logistics industry. The loss of any of these individuals, whether due to resignation, illness, retirement, or competition from other employers, could significantly disrupt our operations, delay our product development and commercialization timelines, and impair our ability to execute our business plan.

Competition for qualified personnel with experience in drone delivery, logistics technology, and autonomous systems is intense, and we may not be able to attract or retain the personnel we need on acceptable terms, or at all. Additionally, certain institutional knowledge regarding our delivery network architecture, customer relationships, and regulatory approvals resides with a limited number of individuals, and the departure of any such person could result in the loss of capabilities that would be difficult and time-consuming to replace. Any failure to retain or attract key personnel could materially and adversely affect our business, financial condition, and results of operations.

If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted.

Our success, in large part, depends on our ability to protect and maintain the proprietary nature of our technology. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks and trade secret laws in the United States and other jurisdictions, as well as commercial agreements, such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our proprietary technologies. Our success depends in part on our ability to obtain and enforce patent protection for such solutions and technologies, but our patent applications may not result in issued patents, given the complexity of questions around patentability and the large number of patents and patent applications in related fields. Failure to obtain additional patent protection in connection with currently pending or future patent applications may impair our ability to prevent others from commercially exploiting products similar to ours.

Further, our existing issued patents may be contested, challenged, circumvented, invalidated or limited in scope in the future. The rights granted under our issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of our existing patents and any patents that issue from our currently pending or any future patent applications may be narrowed in scope during prosecution, challenged as invalid, or may simply not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours (for example, if competitors can “design around” our patents). We cannot assure you that our means of protecting our proprietary rights will suffice in affording the desired protection.

We also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop our business and competitive position. We may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how or information that we consider to be confidential by our contractual counterparties, despite our efforts. If any of the suppliers, subcontractors, venture partners, employees or consultants, or other third parties with whom we do business or otherwise collaborate breach or violate the terms of any of our agreements, we may not have adequate remedies for any such breach or violation, and we could lose the protections afforded by our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, our trade secrets could become known or be independently discovered by potential or existing competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those with whom they communicate, from using that technology or information to compete with us.

We do not have worldwide patent rights for our proprietary technologies because worldwide patent or “international patent rights” currently do not exist. We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including any existing and potential competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer or sell our products and services and related equipment, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights. Companies, organizations or individuals, including any existing and future competitors, may also seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if it is determined that we have infringed a third party’s intellectual property rights, we may be required to do, among other things, one or more of the following:

●	cease making, using, offering to sell, selling or importing our products and services that incorporate the challenged intellectual property;

●	pay substantial damages;

●	pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or

●	redesign part or all of our technology.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be harmed. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also license the patents and intellectual property of third parties and anticipate continuing to do so in the future, and we may face claims that the use of this intellectual property infringes the rights of other third parties. Our rights to indemnification or damages under our license contracts may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation and other factors.

Additionally, our confidentiality and intellectual property assignment agreements with our employees, consultants and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. Those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights or where others misappropriate those rights.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could harm our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

The benefits to customers of our products could be supplanted by other technologies or solutions or competitors’ products that utilize similar technology to ours in a more effective way.

The benefits our products and services offer could be supplanted by other drone technologies or mobility solutions or potential competitors’ products that address the need in a more effective way. The development of any alternative technology that can compete with or supplant our products and services may harm our business, prospects, financial condition and operating results, including in ways we do not currently anticipate. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and result in the loss of competitiveness of our product offerings, decreased revenue and a loss of actual or projected market share.

Our auditor has issued a “going concern” opinion.

Our auditor included an explanatory paragraph in its report on our financial statements for the fiscal year ended September 30, 2025 regarding substantial doubt about our ability to continue as a going concern. During fiscal 2025, we sustained a net loss of $31.0 million and, as of September 30, 2025, we had an accumulated deficit of $130.6 million. For the six months ended March 31, 2026, we incurred a net loss of $7.2 million and, as of such date, we had an accumulated deficit of $137.8 million. Based on recurring losses from operations incurred since inception and the expectation of continued operating losses for at least the near term, there can be no assurance that our existing cash, together with the net proceeds from the Private Placement, will be sufficient to fund our operations for the next twelve months. These factors raise substantial doubt about our ability to continue as a going concern. Our future capital requirements will depend on many factors, the timing and extent of spending to support development efforts, the expansion of commercial operations and market adoption of our platforms. We are actively evaluating potential financing sources available to us, but there can be no assurance that financing will be available on terms acceptable to us, on a timely basis, or at all. If we fail to raise additional capital or generate sufficient operating cash flows, our financial condition and ability to execute our business plan could be materially adversely affected. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our stockholders may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders.

Our auditor identified a material weakness in our internal control over financial reporting.

In connection with the preparation of our financial statements for the year ended September 30, 2025, our auditor identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. We do not currently have a comprehensive and formalized accounting and financial reporting policies and procedures manual. Additionally, our controls are generally overseen by a limited number of personnel leading to a lack of segregation of duties. This material weakness could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement of our annual or interim financial statements that would not be prevented or detected.

The measures we have taken to date, and are continuing to design and implement, may not be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. If the steps we take do not correct this material weakness in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or contain terms unfavorable to us or our investors. Moreover, there can be no assurance that such capital will be available to us on a timely basis, if at all.

We will require significant capital to operate our business and fund our capital expenditures for the next several years. The level and timing of future expenditures will depend on a number of factors, many of which are outside our control. We expect that we will need to raise additional capital to fund our business, including to finance ongoing research and development costs, manufacturing, any significant unplanned or accelerated expenses, and new strategic alliances or acquisitions. The fact that we have limited experience commercializing our products and services on a large scale, means we have limited historical data on the demand for our products and services. In addition, we expect that our level of capital expenditures will be significantly affected by customer demand for our proprietary technology. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance all or a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all, or that such funds, if raised, would be sufficient.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or incur indebtedness. Even if we complete such financings, they may result in dilution to our existing investors and include additional rights or terms that may be unfavorable to our existing shareholders. These circumstances could harm our financial results and impair our ability to achieve our business objectives. Additionally, we may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions (including terms that require us to maintain specified liquidity or other ratios) that would otherwise be in the best interests of our shareholders. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. If we cannot raise additional funds when we need or want them, we may be forced to curtail or abandon our growth plans, which could adversely impact us, our business, development, financial condition, operating results or prospects.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by domestic and international financial institutions or transactional counterparties, could adversely affect our business, financial condition, and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect domestic and international financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. Investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, or result in breaches of our financial and/or contractual obligations. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could harm our liquidity and our current and/or projected business operations and financial condition and results of operations.

Any acquisitions, partnerships, or joint ventures that we enter into could disrupt our operations and harm on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying candidates for acquisitions, strategic partnerships and joint ventures. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful or otherwise generate the financial results we expect, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Further, depending on market conditions, investor perceptions of us and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. Any acquisition, partnership, or joint venture we make may harm our business, financial condition, and results of operations.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and manufacturing our products and services, conducting research and development, and building our brand and partnerships. We have incurred and expect to continue incurring significant expenses which will impact our profitability, including research and development expenses, procurement costs, business development, operation expenses, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company. Our ability to become profitable in the future will not only depend on our ability to continue the development of our products and services to meet projected performance metrics and regulatory requirements and to achieve market acceptance of our technology, but also to sell our products and services at prices needed to achieve our expected margins and control our costs. If we are unable to efficiently design, develop, manufacture, market, deploy, distribute and operate our technology in a cost-effective manner, our margins, profitability and prospects would be harmed.

Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

We maintain various information technology systems and procedures to protect our trade secrets, technical know-how, and other unpatented proprietary information relating to our product development and operating activities, and to restrict unauthorized access to the dissemination of our proprietary information. However, internal and external data security threats cannot be mitigated entirely. For example, current, departing or former employees or third parties could attempt to improperly use or access our computer systems and networks to copy, obtain or misappropriate our proprietary information or otherwise interrupt our business. Additionally, members of our management team work remotely, which could have the effect of increasing the likelihood of cybersecurity breaches. Like others, we are also subject to significant system or network disruptions from numerous causes, including computer viruses and other cyber-attacks, facility access issues, new system implementations, and energy blackouts.

Security breaches, computer malware, phishing, spoofing, and other cyber-attacks have become more prevalent and sophisticated in recent years. While we defend against these threats daily, we do not believe that such attacks have caused us any material damage to date. Because the techniques used by computer hackers and others to access or sabotage networks constantly evolve and generally are not recognized until launched against a target, we may be unable to anticipate, counter or ameliorate all these techniques. As a result, our and our customers’ proprietary information may be misappropriated, and we cannot predict the impact of any future incident. Any loss of such information could harm our competitive position, result in a loss of customer confidence in the adequacy of our threat mitigation and detection processes and procedures, cause us to incur significant costs to remedy the damages caused by the incident, and divert management and other resources. We routinely implement improvements to our network security safeguards, and we believe that we devote appropriate resources to the security of our information technology systems. However, we cannot assure you that our efforts will be sufficient to prevent or limit the damage from any future cyber-attack or network disruptions.

The costs related to cyber-attacks or other security threats or computer systems disruptions typically would not be fully insured or indemnified by others. As a result, the occurrence of any of the events described above could result in the loss of competitive advantages derived from our intellectual property. Moreover, these events may result in the diversion of the attention of management and critical information technology and other resources, or otherwise adversely affect our internal operations and reputation or degrade our financial results and stock price.

A cybersecurity incident affecting our drones, ground infrastructure or software platform could disrupt flight operations, compromise safety and harm our reputation.

Our drone delivery platform is a highly interconnected, software-defined system that depends on digital infrastructure, wireless communications, and third-party services. As a result, our platform is subject to a broad range of cybersecurity risks, including ransomware, intrusions targeting our cloud infrastructure, supply chain attacks affecting hardware or third-party software, spoofing or jamming of GPS or command-and-control links, attempts to gain unauthorized control of an aircraft in flight, and exploitation of vulnerabilities in our autonomy or fleet management software.

The techniques used to attack connected systems are continually evolving and may be carried out by sophisticated actors, including nation-state actors, criminal organizations and insiders. Despite our investments in secure software development, monitoring, access controls and incident response, we cannot guarantee that our measures will prevent or detect all attacks. A successful cyber-attack could cause loss of command or control of aircraft in flight, trigger flight termination or emergency landing events, result in injury to persons or damage to property, compromise the integrity of payloads, expose customer or personal data, and disrupt or suspend commercial operations while remediation is completed. A cybersecurity incident could also result in regulatory consequences, including investigations, enforcement actions or the modification, suspension or revocation of our FAA Type Certificate, Production Certificate, Part 145 Repair Station Certificate or related international authorizations, as well as actions under the General Data Protection Regulation, the California Consumer Privacy Act and similar laws. Any real or perceived cybersecurity weakness in our platform, or any high-profile cyber incident involving drones or autonomous systems more generally, could damage public confidence in drone delivery and harm our reputation. Any of the foregoing could materially and adversely affect our business, prospects, financial condition and results of operations.

Current and future geopolitical and macroeconomic events outside of our control, including changes in interest rates, levels of inflation and foreign currency exchange rates, could adversely impact our business, results of operations, cash flows, financial condition and liquidity.

We face risks related to geopolitical events, international hostility, epidemics, outbreaks and other macroeconomic events that are outside of our control. The occurrence of certain geopolitical events, including those arising from terrorist activity, international hostility, public health crises and the economic impact of global trade tensions, could significantly disrupt our business and operational plans and adversely affect our results of operations, cash flows, financial condition and liquidity. For instance, the ongoing conflicts in the Middle East and between Russia and Ukraine have and may continue to cause geopolitical instability and adverse effects on the global economy, supply chains and specific markets and industries. Although we are not able to enumerate all potential risks to our business resulting from these and other similar events, we believe that such risks include, but are not limited to, the following:

●	disruption to our supply chain for materials essential to our business, including restrictions on importing and exporting products;

●	customers, suppliers and other third parties asserting that their non-performance under our contracts with them is permitted as a result of force majeure or other reasons;

●	cybersecurity attacks, particularly as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;

●	any reductions of our workforce to adjust to market conditions, including severance payments, retention issues and possible inability to hire employees when market conditions improve;

●	logistical challenges, including those resulting from border closures and travel restrictions, as well as the possibility that our ability to achieve commercialization of our operations may be interrupted, limited or curtailed;

●	economic, political and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives; and

●	effects of sanctions and other penalties imposed on foreign countries by the U.S., the European Union and other countries.

We cannot reasonably estimate the period of time that these conditions will persist; the full extent of the impact they will have on our business, results of operations, cash flows, financial condition and liquidity; or the pace or extent of any subsequent recovery.

Uncertain global macroeconomic and political conditions could harm our business prospects, financial condition, results of operations, and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, fluctuations in interest rates, fluctuations in exchange rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

Our business model is dependent on government entities and companies around the world adopting and entering into contracts for the implementation for our technologies and services. Adverse national and international economic conditions may reduce the future availability of funding counterparties have to spend on our services, which would negatively impact our revenues and our ability to commercialize our operations. Such conditions could also make it difficult or impossible for us to secure financing on acceptable terms or at all, and could materially increase the cost of our operations. Our cost estimates and assumptions are also sensitive to macroeconomic factors, and their accuracy could likely be impacted by unanticipated changes in such factors. It is not possible to accurately predict all of the potential adverse impacts, if any, of current and future economic conditions on its financial condition, operating results and cash flow; however, any of these macroeconomic conditions could negatively impact our strategic partners, suppliers, customers and the industry as a whole, which could harm our business, financial condition, and results of operations.

Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

We plan to rely on global supply chains to source components and materials essential for our business. The imposition of new or increased tariffs, trade restrictions, or other changes in trade policy by the United States or other countries could increase our costs of materials and components, require us to find additional or alternative suppliers, or force adjustments to our pricing structure and capital budget. These changes could reduce our profit margins, may impact our licenses or may require additional regulatory approval, or could otherwise disrupt our business operations. In particular, recent global trade tensions and policy shifts have created an unpredictable environment for businesses operating across international borders. Changes in trade agreements, sanctions, export controls, and customs regulations may limit our ability to source materials from certain countries or entities, potentially forcing rapid and costly adjustments to our supply chain. Trade policies can change with limited notice, making long-term planning difficult and increasing operational costs. Any significant disruption to our supply chain resulting from tariffs or trade policy changes could harm our business, financial condition, and ability to meet projected deadlines and milestones.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, noise pollutions, hazardous materials handling and disposal, waste management, electromagnetic interference, land use and occupational health and safety. We must design and operate our products and services and comply with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products, which could harm our business, financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and damage our reputation.

We may, from time to time, be a party to various litigation claims and legal proceedings. We will evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. Claims made or threatened by our suppliers, customers, competitors, or current or former employees could adversely affect our relationships, damage our reputation or otherwise adversely affect our business, financial condition, or results of operations. The costs associated with defending legal claims and paying damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business, prospects, financial condition and operating results.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, substantial civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences, any of which could adversely affect our business, prospects, financial condition and operating results. In addition, responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, the listing requirements of any national securities exchange or other exchange and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will significantly increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of our board of directors and management. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

Our management as a group has limited experience operating a publicly traded company.

Our management team has a high degree of drone systems product development and operational expertise, but limited experience operating a publicly traded company subject to significant regulatory oversight and reporting obligations under U.S. securities laws. Their limited experience in dealing with the increasingly complex laws applicable to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. Any failure by us to effectively and efficiently meet our obligations as a publicly traded company could harm our business, prospects, financial condition and operating results and/or result in legal liability or other negative consequences.

Risks Related to Ownership of Our Common Stock

The shares of common stock issued in the Merger and the Private Placement are “restricted securities” and, as such, may not be sold except in limited circumstances. If we are unable to register such securities in a timely manner, then the ability to re-sell shares of our common stock so issued will be delayed.

The offer and sale of the shares of common stock issued in the Merger and the Private Placement were not registered under the Securities Act or registered or qualified under any state securities laws in reliance on exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must, therefore, be held indefinitely unless their offer and sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, including the exemptions provided by Rule 144. The book-entry accounts representing the shares of common stock issued in the Merger and the Private Placement reflect their restricted status.

We agreed, at our expense, to prepare and file with the SEC this registration statement to register the resale of the shares of common stock issued in the Merger and the Private Placement; the shares of our common stock issuable upon cash exercise of the Placement Agent Warrants, Bridge Warrants and Legacy Warrants; the Retained Pre-Merger Shares; and the Advisor Shares. There are many reasons, including some over which we have little or no control, which could keep this registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by this registration statement will not be eligible for resale until this registration statement is effective or an exemption from registration, such as Rule 144, becomes available. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information was satisfied by the filing of our Current Report on Form 8-K.

There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The resale of a large number of shares of our common stock, or the perception that such sales could occur, could cause the market price of our common stock to decline.

 This prospectus registers the resale of up to 51,590,925 shares of common stock by the selling stockholders, which is greater than the 48,323,166 shares of our common stock outstanding as of June 15, 2026. Once a public trading market for our common stock develops, the selling stockholders may sell all or a portion of these shares. Sales of a substantial number of these shares, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the prevailing market price of our common stock, could make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate, and could impair our ability to raise capital. Because there is not currently any established public trading market for our common stock, and the selling stockholders may sell at a fixed price of $3.00 per share until such a market develops, the effect of these resales on any future market price is uncertain.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The quotation systems, including the OTCQB, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock as of the date of the consummation of the Merger. We cannot assure you that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risks facing our company;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or following our potential up listing on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our common stock;

●	publication of research reports about us, or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could harm our business.

The designation of our common stock as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock,” because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (“FINRA”), has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

We became a public reporting company through a “reverse merger” and not by conducting an underwritten initial public offering of our common stock. Because we will not initially be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of us. Investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

As a result of the consummation of the Merger, we are now obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

Following the consummation of the Merger, we became a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Merger, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal controls and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

A majority of the voting power of our common stock is consolidated among our executive officers and directors, which may prevent you or any new investors from influencing significant corporate decisions.

As of June 15, 2026, our executive officers and principal stockholders own shares beneficially own approximately 23.9% of the voting power of our common stock. As a result, such stockholders may have the ability to control the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, other sale of our company or our assets or significant acquisitions. This concentration of voting control will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. Our stockholders are entitled to vote their shares in their own interests, which may not always be in the interests of our stockholders generally. The concentration of voting power held by our executive officers and directors may adversely affect the market price of our common stock.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	exemption from the requirement that our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenues;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act.

We cannot predict if investors will find our common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock, to the extent that such a market develops, and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and our restated bylaws that became effective upon completion of the Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

●	establish a classified board of directors so that not all members of our board are elected at one time;

●	permit only the board of directors to establish the number of directors and fill vacancies on the board;

●	provide that directors may only be removed “for cause” and only with the approval of a majority of our stockholders;

●	require majority voting to amend some provisions in our restated certificate of incorporation and restated bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	prohibit cumulative voting; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation provides that the federal district courts of the United States of America will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our common stock.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTCQB, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of the shares of common stock described in the section titled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders. We may, however, receive up to approximately $9.5 million in aggregate gross proceeds from the cash exercise of the Placement Agent Warrants, Bridge Warrants and Legacy Warrants, to the extent they are exercised for cash. To the extent we receive cash proceeds upon the cash exercise of the Placement Agent Warrants, Bridge Warrants and Legacy Warrants, we intend to use any proceeds therefrom for general working capital and corporate purposes, including toward the research and development and commercial deployment of our M3 drone platform, the expansion of our active drone fleet and related ground infrastructure, geographic expansion into additional domestic and international markets, and investments in software, autonomy and systems required to scale our operations.

DETERMINATION OF SALE PRICE

The selling stockholders may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share until such time as our common stock is quoted on the OTCQB or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The fixed price of $3.00 at which the selling stockholders may sell their shares pursuant to this prospectus was determined based upon the purchase price per share of common stock in the Private Placement. The Sale Price was negotiated between our current management and predecessors based on, among other things, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets and such other factors as were deemed relevant. The sale price does not necessarily bear any relationship to our asset value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the shares.

We have included a fixed price at which selling stockholders may sell their shares pursuant to this prospectus prior to the time there is a public market for our stock in order to comply with the rules of the SEC that require that, if there is no market for the shares being registered, this registration statement must include a price at which the shares may be sold. Except to the extent that we are involved in an underwritten secondary offering of common stock, if any, by the selling stockholders, all shares being offered pursuant to this prospectus will be sold by the selling stockholders without our involvement.

MARKET INFORMATION FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

We intend to apply to have the common stock quoted on the OTCQB or another over-the-counter system as soon as practicable following the effectiveness of the Registration Statement of which this prospectus is a part. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange, or that an active trading market for our common stock will develop or continue. See “Risk Factors—There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.”

Dividend Policy

We have never declared or paid any cash dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends on shares of our common stock in the foreseeable future. Any decision to declare and pay cash dividends on shares of our common stock in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF BUSINESS

Overview

We are building the technology platform for autonomous aerial logistics. Our integrated platform combines autonomous aircraft, automated ground stations and cloud-based software to enable high-frequency movement of small, time-sensitive goods through low-altitude airspace.

Our platform is designed to help enterprises deploy autonomous delivery networks in urban and suburban environments, reducing reliance on ground-based transportation for use cases where speed, automation, reliability and cost efficiency are critical.

We commercialize our platform through two complementary offerings: enterprise platform access, through which we provide customers with access to our drone platform and related operational infrastructure; and delivery-as-a-service (“DaaS”), through which we provide end-to-end drone delivery operations directly or through certificated operating partners, including FAA Part 135 operators in the United States.

Founded in 2011 and headquartered in Mountain View, California, we have achieved a series of industry-defining milestones that, in our view, position us at the forefront of autonomous aerial logistics:

●	First and only FAA Type Certification and Production Certification for a drone delivery system. Our Matternet M2 drone became the first non-military unmanned aircraft to achieve Type Certification from the U.S. Federal Aviation Administration (the “FAA”) in September 2022, and we subsequently obtained an FAA Production Certificate, making us the only drone delivery platform holding both certifications.

●	First commercial BVLOS urban drone delivery operations. In 2017, we began commercial BVLOS drone delivery operations over cities in Switzerland, which we believe were the first such authorized operations anywhere in the world.

●	First routine revenue-generating drone delivery operations in the United States. In 2019, in partnership with UPS Flight Forward, Inc. (“UPS Flight Forward”), we supported the launch of the first U.S. drone airline to receive FAA’s full Part 135 Standard certification, enabling the first routine commercial drone delivery operations between hospital facilities.

●	More than 60,000 flights across nine countries. Our drone delivery platforms have completed more than 60,000 cumulative flights across nine countries — including the United States, the United Kingdom, Switzerland, Germany, the United Arab Emirates, Malawi, the Dominican Republic, Papua New Guinea and Bhutan.

●	No injuries or third-party property damage. Across more than 60,000 cumulative commercial, humanitarian and test flights to date, our systems have maintained a record of no incidents resulting in injury to persons or damage to third-party property, a performance standard we believe is critical to scaling autonomous aerial logistics.

We operate through our wholly-owned operating subsidiary, Matternet Operations, Inc. Our international commercial operations are conducted by our subsidiaries in the United Kingdom, Switzerland and Greece.

Our business model is structured around two complementary commercial approaches. Under our enterprise platform access model, we provide drone access, operational software, support tools, spare parts, maintenance, cloud access, and related support services to enterprise customers under annual term arrangements. We also offer DaaS that includes the enterprise platform services together with delivery operations performed by FAA Part 135 operators or equivalent operators outside the United States, including operational responsibilities that enterprise customers may otherwise perform directly under the enterprise platform model.

Our Platform

Our technology platform consists of three integrated components:

●	the M2 aircraft;

●	our automated ground station; and

●	our software platform.

Together, these components are designed to enable autonomous, point-to-point package delivery at a unit cost that we believe is lower at scale than on-demand ground delivery.

Aircraft — Matternet M2

The M2 is a purpose-built, battery-powered, vertical takeoff and landing unmanned aircraft system engineered specifically for urban and suburban package delivery. The M2 is the only drone delivery system holding FAA Type Certification and Production Certification, and is authorized for BVLOS deliveries over urban and suburban areas. Key M2 performance characteristics include:

●	Maximum range: approximately 20 kilometers (12.4 miles).

●	Maximum payload weight: 2 kilograms (4.4 pounds).

●	Fleet control ratio: FAA-approved ratios from 3:1 up to 20:1, with a long-term objective of exceeding 100:1 as automation capabilities mature.

●	Safety systems: the M2 is equipped with anti-collision lights and an ADS-B traffic awareness system for airspace visibility, a 3D geo-fence to keep the aircraft within its authorized zone, and a Flight Termination System. Navigation safety is supported by multi-sensor fusion and in-flight monitoring.

●	Low-noise propulsion: 22-inch propellers chosen for a low acoustic signature of the aircraft in populated environments.

●	Swappable systems: a swappable lithium-ion battery pack enabling aircraft turnaround in less than 60 seconds, and swappable payload boxes of varying volumes including reusable and disposable options.

●	Operational life: 1,000 flight hours per aircraft under current design, with increased operational life targeted for the M3 platform.

Ground Station

Our ground station provides weather protection, automated charging, payload loading and battery swap, enabling high-tempo fleet operations with a minimal on-site physical footprint. The station is designed for merchant-side deployment, allowing store staff or warehouse personnel to load packages into the station in a matter of seconds without specialized training. The ground station architecture underlies our “micro-hub” operating model, in which drones are co-located with customer points of origin rather than located in centralized hubs, reducing real estate costs and “dead legs” in each delivery cycle, that we believe characterize competing architectures.

Precision Delivery

Our aircraft supports two delivery methods, enabling flexible deployment across a wide range of use cases.

●	Land and Deliver. For bi-directional deliveries, our aircraft can land at a destination to both drop off and pick up packages. This is particularly valuable in B2B and healthcare use cases where return logistics, sample collection, or multi-stop exchange missions are required.

●	Tether Drop. For direct-to-consumer and dedicated delivery locations, our aircraft uses an infrastructure-free, tether-based package drop system that enables high-accuracy placement of a package without the need for dedicated landing pads or ground equipment installed at the customer site. This capability is central to addressing consumer use cases including restaurant, convenience retail, and top-up grocery delivery.

Software Platform

Our proprietary cloud platform serves as the integrated operating system for our delivery network. Its capabilities include FAA-approved fleet supervision, real-time mission monitoring, and scalable routing across geographically distributed operations. It is designed to allow a single remotely located pilot-in-command to supervise multiple aircraft conducting simultaneous flights, and we are targeting an operational ratio of over 100 aircraft per pilot over time. The platform integrates order management, drop zone database management, aircraft configurations, simulation and training tools, ground control station interfaces, and FAA-approved pilot interfaces.

Next-Generation Platform (Matternet M3)

We are developing the Matternet M3, our next-generation drone delivery platform, to expand the addressable market and operating economics of our system by supporting larger payloads and a larger service radius. The M3 is targeted to support a maximum payload of approximately 5 kilograms (11 pounds), a service radius of approximately 10 miles and a per-hub coverage area of approximately 314 square miles, which we estimate to be approximately four times the coverage area of the M2. These specifications are intended to unlock use cases including larger restaurant meal delivery, multi-item grocery delivery and a broader range of industrial applications. The M3 is also being designed with a lower-cost production architecture, increased aircraft life, and improved serviceability, each of which is expected to support lower cost per delivery as commercial volumes scale.

Under our current development roadmap, engineering validation unit builds for the M3 are targeted in the first half of 2026, with prototype testing and initiation of regulatory approval activities in the second half of 2026, flight testing and customer pilots in the first half of 2027, and targeted commercial service entry in late 2027. Due to our extensive certification and operational experience with the M2 in the United States and abroad, we believe the path to commercial operations for the M3 will be substantially faster than the path for the M2, and substantially faster than the timeline faced by new entrants to the industry. The M3 program is subject to customary technology, certification and regulatory risks, and the development timeline could be delayed or modified based on engineering, regulatory, supply chain or customer factors.

Industry and Market Opportunity

We operate at the intersection of two large and structurally-inefficient logistics markets: last-mile parcel delivery and on-demand delivery. We estimate that in the United States alone, there are more than 5 billion on-demand deliveries per year across food, convenience retail, grocery and healthcare verticals, with this aggregate volume growing at an estimated 9% compound annual growth rate. We view the subset of these that fall within our platform’s current payload, range and operating-approval envelope, rather than the total market, as our near-term serviceable opportunity. Today, these deliveries are overwhelmingly performed by a human driving a multi-thousand-pound vehicle across an urban or suburban area, typically transporting one to three packages at a time, with typical delivery times of 30 to 90 minutes and typical end-user delivery fees of more than $10 plus tip.

We believe autonomous aerial delivery represents a new logistics layer capable of addressing these inefficiencies for lightweight, time-sensitive goods. By co-locating drones and ground stations at or near customer points of origin, our micro-hub model is intended to reduce the real estate requirements, distance, route inefficiency and idle time associated with centralized delivery networks. Our ability to support both “land and deliver” missions and infrastructure-free tether drops further expands the range of commercial use cases our platform can address.

Our internal unit economics modeling indicates that, at scale, our platform can deliver packages in 5 to 15 minutes at a cost below $3 per delivery, representing what we believe is an up to 10x improvement in speed at substantially reduced cost and zero direct emissions relative to incumbent ground-based alternatives. These unit economics assume targeted fleet utilization, station density, aircraft availability and drone-to-operator ratios that have not yet been achieved at scale, and actual results will depend on our ability to execute against our operating plan.

Why Now

We believe three forces are converging to create an inflection point for drone delivery in the United States and other developed markets:

●	Regulatory progress. The FAA is advancing a comprehensive beyond visual line of sight rulemaking framework (proposed Part 108) that, if and when finalized, is expected to provide a standardized pathway from one-off, exemption-based approvals to scaled national drone delivery operations.

●	Federal policy backing U.S. platforms. Recent U.S. federal policy actions aimed at accelerating domestic drone integration into U.S. logistics, together with restrictions on Chinese-origin unmanned aircraft systems, have strengthened the competitive position of trusted U.S.-based providers.

●	Enterprise adoption. Leading enterprises, including Walmart, Amazon, DoorDash and Uber, have publicly committed to drone delivery programs, signaling a shift from isolated pilots to scaled deployment and, in our view, accelerating enterprise customer demand across the food, retail and parcel verticals.

●	Structural last-mile economics. Last-mile delivery remains the most expensive and least efficient segment of the logistics chain, pressured by driver labor availability and cost, traffic congestion and rising customer expectations for speed. We believe these pressures increase demand for automated alternatives that can lower delivery cost, improve speed and reliability, and extend service to areas that are difficult or uneconomical to serve with traditional ground couriers.

We believe Matternet is positioned to benefit from these trends because we have already achieved FAA Type Certification and Production Certification for the M2 platform, supported commercial operations in multiple countries, accumulated more than 60,000 cumulative flights, and developed a partner-led operating model with FAA Part 135 operators and international operating partners. Our strategy is to use these regulatory, safety and operational assets as a foundation to transition from early healthcare and pilot deployments toward larger-scale commercial networks across healthcare, food, grocery, convenience retail, industrial and other lightweight logistics use cases.

Our Strategy

Our strategy is to build the leading autonomous aerial logistics technology platform serving urban and suburban delivery markets by combining certified, safe-by-design technology; a scalable, partner-led operating model; and a dual-track commercial approach that combines customer-operated services with DaaS. The principal components of our strategy are:

●	Maintain and extend our regulatory leadership. We intend to build on our FAA Type Certification and Production Certification by seeking timely regulatory approvals for the M3 platform, expanding the envelope of authorized operations under existing and future rulemakings, and pursuing regulatory approvals in additional international markets.

●	Scale through a partner-led operating model. Rather than operating our own airline in every geography, we have developed a partner-led model under which FAA Part 135-certified operators perform commercial flight operations using our systems. Our operating partners include UPS Flight Forward (the first FAA Part 135 Standard-certificated drone airline in the United States) and Ameriflight (the largest Part 135 cargo airline in the United States). Outside the United States, we plan to partner with suitably approved operators that hold the equivalent authorizations under their respective civil aviation authorities. We believe this approach allows us to enter new geographies and use cases without having to scale operating infrastructure or headcount in lockstep with demand.

●	Extend commercial reach through strategic partnerships. In April 2026, we announced a strategic partnership with SoftBank Robotics America (“SBRA”), the North American arm of SoftBank Robotics. Under the partnership, Matternet and SBRA plan to collaborate on the commercialization and deployment of drone delivery solutions for enterprise customers. SBRA is also expected to support manufacturing, installation and maintenance of our ground infrastructure.

●	Pursue a disciplined dual-track go-to-market. Our customer-operated services model targets large logistics operators, including UPS, FedEx and Amazon, that operate their own flight operations. Our DaaS model targets retailers, delivery marketplaces and healthcare providers who wish to purchase delivery services rather than aircraft, and is delivered through our operating partners. We can tailor our commercial posture to the needs of each vertical, which we believe maximizes the addressable customer base for our platform.

●	Expand into high-volume verticals. Our M2 platform’s FAA Type Certification and Production Certification, together with the FAA operational authorities held by our Part 135 operating partners, provide a foundation we intend to leverage to expand from our initial healthcare and early enterprise deployments into the largest-volume segments of the on-demand delivery market. We are prioritizing food and grocery on-demand delivery, which we believe together represent the largest on-demand delivery volume opportunity in the United States, together with convenience retail, e-commerce last-mile and other high-volume verticals.

●	Protect and extend our intellectual property position. We have developed a foundational intellectual property portfolio spanning system and network architecture as well as software and hardware inventions, with our earliest filings dating from 2012. We intend to continue investing in the creation and protection of intellectual property that we believe is difficult to replicate or design around.

Commercial Operations and Customers

Our systems are currently operating primarily in the United States and the United Kingdom. Commercial operations to date have focused primarily on healthcare logistics, in which our drones are used to move clinical samples, pharmaceuticals and other items between hospital facilities, and on selected food delivery pilots. Representative current and recent commercial engagements include the following:

●	NHS England / Apian (London). We have launched an operation to deliver clinical samples, blood products and pharmaceuticals between central London hospital facilities under an operation conducted by our UK subsidiary together with Apian, a healthcare logistics partner of NHS. The program was announced publicly in April 2026.

●	Atrium Health / UPS Flight Forward. Since 2020, we have supported UPS Flight Forward in delivering clinical samples, pharmaceuticals and other medical items between Atrium Health hospital facilities in the United States, following the first routine revenue-generating drone delivery operations in the United States, which UPS conducted using our M2 drone delivery platform at WakeMed Health, also in North Carolina.

●	Dave’s Hot Chicken. In October 2025, we announced a drone delivery pilot with Dave’s Hot Chicken under which eligible residents of Northridge, a suburb of Los Angeles, California, were able to place orders through the Dave’s Hot Chicken website and receive hot food delivered directly to their homes by our autonomous M2 drones from Dave’s Hot Chicken’s Northridge location. The pilot built on our direct-to-home drone delivery service in Silicon Valley, which has been in operation since October 2024.

In addition to our publicly announced commercial engagements, we are engaged in discussions with prospective customers across food delivery, convenience retail, healthcare and industrial logistics. Our commercial pipeline is currently weighted toward DaaS opportunities and is U.S.-focused in the near term. There can be no assurance that any of these opportunities will result in definitive contracts or, if so, will generate material revenue. Customers contracting for service on the M2 platform are generally expected to transition to the M3 platform upon commercial availability.

Revenue Model

We generate revenue through the following principal streams:

●	Enterprise platform access. We provide customers access to our integrated drone platform and related operational infrastructure, including aircraft availability, cloud-based software access, tooling and spare parts, maintenance, support, training, and reporting services, while the customer performs delivery operations using our technology.

●	Delivery-as-a-Service (“DaaS”). We install, operate, and manage drone delivery networks on behalf of customers, including remote piloting, ground operations, system maintenance, cloud platform access, reporting, training, and operational support services.

Strategic and Operating Partnerships

A central element of our strategy is to scale our platform through a network of specialized partners whose capabilities complement our core strengths in technology development, certification and system integration.

SoftBank Robotics America. We entered into a Memorandum of Understanding (“MOU”) with SBRA in April 2026 regarding a potential strategic commercial relationship, which is expected to support M3 ground infrastructure manufacturing, installation and maintenance, and to extend our commercial reach through co-selling. We believe SBRA’s experience integrating and deploying robotics at scale for enterprise customers across multiple industries is complementary to our go-to-market strategy for the M3 platform.

UPS Flight Forward. Our longest-standing U.S. commercial and operating partner, UPS Flight Forward is the first FAA Part 135 Standard-certificated drone airline in the United States. UPS Flight Forward has operated our M2 drones continuously since 2019 for customers under commercial contracts entered into by UPS, and runs a central remote operations center that can support operations at multiple customer sites. We provide drone delivery services to UPS Flight Forward pursuant to a master services agreement, as amended by annual statements of work or amendments governing each contract year. The current annual agreement expires and is up for renewal on December 31, 2026.

Ameriflight. Ameriflight is the largest FAA Part 135 cargo airline in the United States. Ameriflight is authorized to operate the M2 under its Part 135 certificate, enabling geographic and use-case expansion without Matternet operating its own airline. In September 2020, we entered into an agreement with Ameriflight pursuant to which Ameriflight may provide operational support services to us on a cost-plus basis as requested by us.

We believe this partner-led model creates a structural advantage by expanding our commercial footprint and operating capacity without requiring proportional growth in Matternet headcount, without tying the business to a single operator.

Technology, Research and Development

Technological Capabilities

Over more than a decade of research, development, and commercial operations, we have built what we believe is one of the most extensive sets of technological capabilities across the full stack of autonomous drone delivery; from aircraft design and certification to ground infrastructure, fleet automation, and network operations. These capabilities include autonomous BVLOS flight systems for urban and suburban environments; modular, certifiable aircraft architecture; automated payload handling, battery swap, and charging; infrastructure-free tether-based delivery; and fleet supervision and routing through our cloud-based software platform. We believe this depth of experience and breadth of capability is reflected in the only drone delivery system in its class to have received FAA Type Certification.

Research and Development

Our research and development efforts are focused on (i) sustaining engineering and incremental capability expansion of the M2 platform in support of our existing customers and operating partners, (ii) development and certification of the M3 platform, and (iii) continued advancement of our autonomy, precision delivery and fleet management software. A portion of our research and development spending is expected to support the expansion of our engineering and operations headcount, including hiring in aerospace engineering, software and systems integration disciplines. A portion of the net proceeds of the Private Placement is expected to be allocated to the development and commercial launch of the M3 platform and related production infrastructure.

Intellectual Property

As of March 31, 2026, we have six patents issued in the United States, seven patents issued in international jurisdictions, three patent applications pending in the United States, and eight patent applications pending in international jurisdictions, with our earliest foundational filings dating to 2012. Our U.S. patents expire between approximately 2033 and 2036. Our intellectual property portfolio spans network- and system-level architecture — including patents directed to autonomous delivery network architectures comprising autonomous drones, ground infrastructure (stations) and software, dynamic route generation based on payload, station and aircraft availability, and multi-aircraft route orchestration — and hardware-level inventions, including patents directed to landing systems for package drop-off and automated drone loading, automated battery charger and swapping, airspace sensing and obstacle detection, and package and aircraft diagnostics for predictive maintenance and servicing. We believe this combination of overlapping network-, system- and hardware-level protection, together with our brand and regulatory assets, makes our platform difficult to copy and difficult to design around.

We also rely on a combination of trade secrets, know-how, copyrights, trademarks and confidentiality and invention assignment agreements with our employees, contractors and partners to protect our proprietary technology. Our existing and future issued patents may be contested, challenged, circumvented, invalidated or limited in scope in the future, and our current and future patent applications may not result in issued patents. If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted.

Competition

The autonomous aerial logistics industry is rapidly evolving and competitive, and we expect competition to intensify as the market matures. We believe the principal competitive factors in our markets are: regulatory status and authorized operating envelope; safety record; unit economics at scale; payload, range and coverage capabilities; speed and reliability of delivery; ability to serve urban and suburban environments; breadth and quality of operating partnerships; strength of intellectual property position; and trusted-vendor status with government and enterprise customers.

Our principal competitors include Amazon Prime Air (a subsidiary of Amazon.com, Inc.), Wing Aviation LLC (a subsidiary of Alphabet Inc.) and Zipline International Inc. Each of these competitors has substantially greater financial, technical and operational resources than we do, and in some cases has deployed commercial operations in other geographies or use cases. We also face potential competition from large logistics companies that may develop or acquire proprietary drone delivery capabilities, from emerging drone manufacturers and software companies, and from adjacent autonomous delivery technologies including sidewalk and wheeled delivery robots. Rapid technological change could render our current products less competitive if we are unable to continue to innovate.

We believe our key differentiators relative to our competitors include: our FAA Type Certification and Production Certification; our more than 60,000 cumulative commercial and test flights across nine countries with no incidents resulting in injury to persons or damage to third-party property; our micro-hub operating model, which reduces dead legs and merchant-side handling relative to centralized hub architectures; our partner-led operating model, which leverages multiple FAA Part 135 operators without single-operator dependency; and the breadth of our foundational intellectual property portfolio.

Manufacturing and Operations

We operate a production facility in Mountain View, California, supporting the assembly, test, quality acceptance and delivery of our M2 aircraft and ground stations. Our production processes are designed to comply with our FAA Production Certificate, which imposes quality management, documentation and conformity requirements. As we scale the M2 platform and prepare for the commercial launch of the M3 platform, we intend to expand our production capacity. Depending on commercial requirements, capital efficiency and the availability of qualified partners, we may continue to manage aircraft production directly at facilities operated by us, whether in the United States or internationally, or we may elect to outsource all or a portion of aircraft production to qualified third-party contract manufacturers. We may similarly produce our ground infrastructure in-house or through partners, including pursuant to our strategic partnership with SoftBank Robotics America, which is expected to support manufacturing, installation and maintenance of our M3 ground infrastructure.

Raw Materials and Suppliers

The manufacture of our systems depends on the availability of a range of raw materials and components, including airframe composites, electric propulsion systems, lithium-ion batteries, sensors, semiconductors and cellular communications modules. We source components from a combination of domestic and international suppliers. The components and materials we use are generally available from multiple suppliers in the market and are not generally subject to significant supply constraints. We do not believe that we are dependent on any single source of supply for any material component. While we have established ongoing purchasing relationships with these suppliers, we generally do not have contractual commitments requiring them to supply us, nor do we have guaranteed pricing or minimum volume arrangements. We believe that, if any of our existing suppliers were unable to meet our requirements, alternative sources of supply would be available to us on commercially reasonable terms without material disruption to our business. Our business is subject to supply chain disruptions, geopolitical risks, regulatory scrutiny and macroeconomic conditions that could affect component availability, manufacturing costs and customer demand.

Government Regulation

Our business is subject to extensive regulation in the United States and in each jurisdiction in which we or our operating partners conduct flight operations. We are particularly dependent on regulatory frameworks governing the design, certification, production, maintenance and operation of unmanned aircraft systems, as well as on the terms of the specific type, production, maintenance, operating and airspace authorizations we and our partners hold.

U.S. Regulation

In the United States, commercial drone operations are regulated by the FAA, which has authority over airspace, aircraft certification, aircraft production, aircraft maintenance and flight operations. Our M2 drone holds a Standard Type Certificate issued by the FAA, which authorizes the aircraft’s design, and we hold a Production Certificate issued by the FAA, which authorizes its series production. In addition, we hold an FAA Air Agency Certificate authorizing us to operate an FAA-approved repair station under Part 145, which allows us to perform maintenance, preventive maintenance and alterations on our aircraft and supporting systems. We believe we are the only drone delivery platform that holds FAA Type Certification and FAA Production Certification.

Commercial flight operations of our aircraft in the United States are conducted under FAA Part 135 authority held by our operating partners, including UPS Flight Forward and Ameriflight. Operations beyond visual line of sight are currently conducted pursuant to specific FAA waivers and authorizations. The FAA has published a Notice of Proposed Rulemaking for a standardized regulatory framework for routine BVLOS operations of unmanned aircraft systems, commonly referred to as proposed Part 108. Although we believe the finalization of Part 108 would expand the operating envelope for our platform and accelerate the scale of the autonomous aerial logistics industry, the timing and final content of Part 108 are uncertain. Changes to, or delays in, the rulemaking process could alter the assumptions underlying our operating plan. We, directly and through industry associations, actively engage with the FAA and other U.S. government stakeholders on rulemaking activities relevant to our industry.

Flight operations of our aircraft are federally regulated under the exclusive jurisdiction of the FAA, while the siting of ground infrastructure and related land-use matters remain subject to state and local zoning, noise, privacy and similar laws. In addition to the FAA, our U.S. operations are subject to regulation by the Federal Communications Commission with respect to the wireless spectrum used by our systems.

International Regulation

Our international operations are subject to the aviation and related laws and regulations of each jurisdiction in which we or our local partners operate. These frameworks may include civil aviation authority approvals, operator certifications, cross-border data transfer requirements and operational airspace limitations. BVLOS frameworks remain under development in many jurisdictions and may develop unevenly across markets. Our principal international regulatory authorizations are summarized below.

•	Switzerland — Swiss Federal Office of Civil Aviation (“FOCA”). We have held BVLOS operational approvals from FOCA since 2017, when we believe we became the first company in the world authorized for commercial BVLOS drone delivery operations over cities. In 2022, we launched what we believe is the longest urban BVLOS drone delivery route over a major city, connecting Triemli and Waid Hospitals (part of Stadtspital Zürich) over a five-kilometer route. In 2024, we received from FOCA a Light UAS Operator Certificate (known as an “LUC”) for higher-risk SAIL III operations, which we believe was the first LUC of its kind issued by FOCA. The LUC allows us to self-authorize new BVLOS operations within Switzerland, subject to the scope of the certificate, and is generally recognized for purposes of accelerating similar approvals throughout the European Union.

•	Germany — Luftfahrt-Bundesamt (“LBA”). In December 2023, we received approval from the LBA, Germany’s Federal Aviation Office, to operate the M2 platform on a BVLOS basis in central Berlin, which we believe was the first BVLOS drone delivery approval of its kind in Berlin. The LUC referenced above also allows us to self-authorize new BVLOS operations within the Federal State of Berlin, subject to the scope of the certificate.

•	United Kingdom — Civil Aviation Authority (“CAA”). Our United Kingdom operations are conducted under BVLOS authorizations issued by the UK CAA, which regulates UK airspace and civil aviation activities, including unmanned aircraft systems. Our current UK program, operated by our UK subsidiary, provides drone delivery of diagnostic samples, laboratory specimens and pharmaceuticals between central London hospital facilities of the National Health Service.

•	Kingdom of Saudi Arabia — General Authority of Civil Aviation (“GACA”). In September 2023, we received a Type Acceptance Certificate from GACA for the Matternet M2, which recognizes our FAA Type Certificate as meeting GACA’s airworthiness requirements for the M2. We believe we were the first drone delivery platform to receive such Type Acceptance from GACA.

•	United Arab Emirates — General Civil Aviation Authority. In September 2021, we conducted drone delivery operations over the city of Abu Dhabi. We believe we were the first company to receive authorization for drone delivery services in the Emirate.

We expect our international regulatory footprint to continue to evolve as we and our partners pursue additional authorizations in existing and new jurisdictions. In addition, we believe our FAA Type Certification and Production Certification provide a meaningful basis for the recognition of the M2 platform’s airworthiness by foreign civil aviation authorities, and we expect to continue to pursue such recognition as a path to accelerated international approvals.

Other Regulations

We are subject to U.S. export control laws, including the Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, as well as economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. We are also subject to privacy, data protection and cybersecurity laws and regulations in the jurisdictions in which we operate, including the General Data Protection Regulation in the European Union and the United Kingdom and the California Consumer Privacy Act (as amended) in California, which govern the collection, use, transfer and storage of personal information.

Human Capital Resources

As of March 31, 2026, we had a multidisciplinary workforce of 31 employees distributed primarily across our Mountain View, California headquarters, additional employee locations elsewhere in the United States, and our subsidiaries in the United Kingdom and Switzerland.

We are committed to operating a safe workplace. Our safety philosophy extends from the design and operation of our aircraft, where we have a record of no incidents resulting in injury to persons or damage to third-party property across more than 60,000 cumulative flights, to the physical safety and well-being of our employees and contractors.

Competitive Pay and Benefits

We provide compensation and benefits packages that are competitive within our industry, offering a combination of cash and equity compensation, among other benefits, to attract, motivate and retain employees, including retirement programs, paid time off and health benefits.

Employee Recruitment, Retention, and Development

We believe our unique corporate culture, competitive compensation and benefits programs, and career growth and development opportunities promote longer employee tenure and reduce turnover. We monitor employee turnover rates as our success depends upon retaining and investing in its highly skilled technical staff.

Property

We do not own real property. We lease our facilities, which currently consist of the following:

●	approximately 12,769 rentable square feet in Mountain View, California, which serves as our corporate headquarters and production facility;

●	a flight-test site in Pittsburg, California used for flight testing and related drone operations;

●	approximately 1,500 square feet of office and storage space in Dübendorf, Switzerland, used by our Swiss subsidiary to support our European commercial operations; and

●	an office in central London used by our United Kingdom subsidiary to support our United Kingdom commercial operations.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations in the future.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not subject to any pending legal proceedings, notices, citations, or requests for any corrective action by any state or federal court, local, state, or federal government agency or body which we believe could have a material adverse effect on our business, financial condition or results of operations.

Available Information

Our website is www.matternet.com. We can be contacted at investors@matternet.com. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge at www.matternet.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into the prospectus which forms a part of this registration statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited financial statements for the years ended September 30, 2024 and 2025 as well as the unaudited interim condensed financial statements for the six months ended March 31, 2025 and 2026 and the related notes thereto, included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements involving risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this prospectus. You should review the section titled “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements and could otherwise affect our intended plans of operations.

Overview

We are building the technology platform for autonomous aerial logistics. We design, develop and manufacture commercial drone delivery systems for urban and suburban environments, comprising an integrated platform of autonomous aircraft, automated ground stations and cloud-based software. Our platform is designed to help enterprises deploy autonomous delivery networks, reducing reliance on ground-based transportation for use cases where speed, automation, reliability and cost efficiency are critical. We expect to commercialize our platform through two complementary offerings: enterprise platform access, through which we provide customers with access to our drone platform and related operational infrastructure; and delivery-as-a-service (“DaaS”), through which we provide end-to-end drone delivery operations directly or through certificated operating partners. Founded in 2011 and headquartered in Mountain View, California, we believe our regulatory, technical and operational milestones position us at the forefront of autonomous aerial logistics.

The Merger

On May 22, 2026 (the “Closing Date”), LAVC, Acquisition Sub and Legacy Matternet entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Legacy Matternet, with Legacy Matternet continuing as the surviving corporation. As a result of the Merger, Legacy Matternet became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Matternet, Inc. and will continue to be a public reporting company. At the effective time of the Merger (the “Effective Time”), we issued 33,464,495 shares of our common stock to existing holders of Legacy Matternet common stock. LAVC’s existing stockholders continued to hold an aggregate of 2,683,333 Retained Pre-Merger Shares.

The Private Placement

Immediately following the Effective Time of the Merger and in a subsequent closing held on June 9, 2026, we sold 9,552,427 shares of our common stock at a purchase price of $3.00 per share in a private placement to certain accredited and institutional investors. In connection with the Private Placement, we also issued to the Placement Agents the Placement Agent Warrants to purchase an aggregate of 677,260 shares of common stock at an exercise price of $3.00 per share. Net of offering expenses, we received approximately $20.7 million in net proceeds from the Private Placement. We used approximately $4.2 million of the net proceeds to immediately retire outstanding indebtedness under certain promissory notes as discussed below under “Indebtedness – 2025 Promissory Notes.” We expect to use the balance of the net proceeds for operating expenses, capital expenditures, working capital, and other general corporate purposes. These uses are expected to include the commercial deployment of our drone platform, expansion of our active drone fleet and related launch, landing, and operational infrastructure, geographic expansion into additional domestic and international markets, and increased headcount to support engineering, flight operations, regulatory compliance, and commercial partnerships. The proceeds will also support investments in software, autonomy, and systems required to scale delivery volumes over time.

Accounting Considerations

The historical financial statements included elsewhere in this prospectus contains descriptions of Legacy Matternet’s previously outstanding common stock; however, in connection with the Merger, all shares of Legacy Matternet common stock were converted into shares of our common stock. See “Merger” and “The Private Placement” above for detailed information regarding the Transactions and the related conversion of the shares of Legacy Matternet’s common stock.

For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Legacy Matternet is considered the acquiror for accounting purposes, meaning that the historical financial results of Legacy Matternet prior to the Merger are considered our historical financial results under applicable accounting principles. Thus, a discussion of the past financial results of LAVC is not pertinent.

Components of Results of Operations

Revenue

We generate revenue through the following principal streams:

●	Enterprise platform access. We provide customers access to our integrated drone platform and related operational infrastructure, including aircraft availability, cloud-based software access, tooling and spare parts, maintenance, support, training, and reporting services, while the customer performs delivery operations using our technology.

●	Delivery-as-a-Service (“DaaS”). We install, operate, and manage drone delivery networks on behalf of customers, including remote piloting, ground operations, system maintenance, cloud platform access, reporting, training, and operational support services.

Operating Expenses

General and Administrative Expenses

General and administrative expenses primarily consist of personnel compensation costs, including stock-based compensation for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance.

Research and Development Expenses

Research and development (“R&D”) expenses primarily represent costs incurred to develop our technology. These costs consist of personnel compensation costs, including stock-based compensation, for employees in engineering, design and product development, and prototype materials (hardware and software) costs incurred during the product design process. Substantially all of our R&D expenses are related to developing new products and services, improving existing products and services, and developing product production processes. We expense all R&D costs in the periods in which they are incurred.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, and associated travel costs. We expense sales and marketing expenses as incurred.

Other Income (Expense)

Other income (expense), net consists primarily of interest expense associated with our convertible notes and non-cash gains and losses resulting from changes in the fair value of our derivative liabilities and warrant liabilities.

Results of Operations

Certain amounts included herein have been rounded for ease of presentation. Accordingly, numbers presented may not sum precisely due to rounding.

Comparison of the Six Months Ended March 31, 2026 and 2025

The following table sets forth our consolidated financial data for the periods indicated (in thousands):

	Six Months Ended March 31,
	2026	2025	Change
Revenues	$134	$132	$3
Cost of revenues	194	125	69
Gross profit	(59)	7	(66)
Operating expenses:
Research and development	2,171	1,631	540
General and administrative	4,253	2,312	1,941
Sales and marketing	267	109	158
Total operating expenses	6,691	4,052	2,639
Loss from operations	(6,750)	(4,046)	(2,705)
Other income (expense):
Interest expense (non-cash)	(297)	(1,611)	1,314
Interest expense	(678)	(508)	(170)
Change in fair value of derivative liabilities	-	1,306	(1,306)
Change in fair value of warrant liabilities	(725)	(85)	(641)
Other income (expense)	1,286	349	936
Total other expense	(414)	(547)	133
Net loss before income taxes	(7,164)	(4,593)	(2,572)
Income tax provision (benefit)	4	8	(4)
Net loss	$(7,168)	$(4,601)	$(2,567)

Revenues

Revenues did not change materially in the six months ended March 31, 2026, compared to the six months ended March 31, 2025.

Cost of Revenues

Cost of revenues increased $0.1 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025, primarily due to an increase in depreciation expense as additional drones were placed into service.

Operating Expenses

R&D expenses increased by $0.5 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The increase was primarily driven by a non-recurring bonus of $0.5 million. In addition, R&D expenses increased due to higher prototype drone costs.

General and administrative expenses increased by $1.9 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The increase was primarily driven by a non-recurring bonus of $0.7 million and an increase in salaries and related expenses. Consulting expenses increased by approximately $0.5 million, with the remaining increase attributable to higher legal fees and start-up costs associated with our Matternet UK entity.

Sales and marketing expenses increased by $0.2 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The increase was driven by higher marketing consulting expenses during the six months ended March 31, 2026.

Other Income (Expense)

Interest expense (non cash) decreased by $1.3 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The decrease was due to a decrease in the amortization of debt discount as the 2023 and 2024 notes were converted in September 2025.

Interest expense increased by $0.2 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The increase is related to promissory notes issued in January 2025 and March 2026 and still outstanding as of March 31, 2026.

Changes in fair value of derivative and warrant liabilities for the six months ended March 31, 2026, compared to the six months ended March 31, 2025 are due to recognition of changes in the fair value during the periods.

Other income (expense) increased by $0.9 million in the six months ended March 31, 2026, compared to the six months ended March 31, 2025. The increase was related to the receipt of proceeds from our federal COVID-19 employee retention credit (“ERC”) claim.

Comparison of the Fiscal Years Ended September 30, 2025 and 2024

The following table sets forth our consolidated statements of operations data for the periods indicated (in thousands):

	Year ended September 30,
	2025	2024	Change
Revenues	$393	$543	$(150)
Cost of revenues	598	906	(308)
Gross profit (loss)	(205)	(363)	158
Operating expenses:
Research and development	2,998	3,411	(413)
General and administrative	4,719	4,922	(203)
Sales and marketing	220	222	(2)
Total operating expenses	7,936	8,554	(618)
Loss from operations	(8,141)	(8,917)	776
Other income (expense):
Interest expense (non-cash)	(4,643)	(2,053)	(2,590)
Interest expense	(1,070)	(674)	(396)
Change in fair value of derivative liabilities	(19,026)	(1,568)	(17,459)
Change in fair value of warrant liabilities	(365)	131	(496)
Gain on extinguishment on debt	1,573	-	1,573
Other income	696	188	508
Total other expense	(22,837)	(3,976)	(18,861)
Net loss before income taxes	(30,978)	(12,894)	(18,085)
Income tax provision	8	4	5
Net loss	$(30,987)	$(12,897)	$(18,089)

Revenues

Revenues decreased $0.2 million in fiscal 2025, compared to fiscal 2024. The decrease was primarily attributable to a contract change with a customer that decreased recurring revenue.

Cost of Revenues

Cost of revenues decreased by $0.3 million in fiscal 2025 compared to fiscal 2024, primarily due to a write-off of obsolete materials and drones recognized in fiscal 2024 that did not recur in fiscal 2025. In addition, cost of revenues decreased due to lower salaries and related costs associated with customer support personnel.

Operating Expenses

R&D expenses decreased by $0.4 million in fiscal 2025 compared to fiscal 2024. The decrease in R&D expenses is primarily attributable to a reduction in salaries and benefits associated with lower headcount.

The decrease in headcount occurred during fiscal 2024 and resulted in reduced payroll-related costs in fiscal 2025.

General and administrative expenses decreased by $0.2 million in fiscal 2025 compared to fiscal 2024, primarily due to a reduction in salaries and benefits associated with lower headcount. The decrease in headcount occurred during fiscal 2024 and resulted in reduced payroll-related costs in fiscal 2025.

Sales and marketing expenses did not change materially in fiscal 2025 compared to fiscal 2024.

Other Income (Expense)

Interest expense (non cash) increased by $2.6 million in fiscal 2025 compared to fiscal 2024. The increase was due to increased amortization of debt discounts associated with convertible notes, including the impact of embedded derivative features, that were issued in fiscal 2024 and were outstanding for the majority of fiscal 2025.

Interest expense increased by $0.4 million in fiscal 2025 compared to fiscal 2024. The increase was due to the additional convertible notes that were issued in fiscal 2024 and were outstanding for the majority of fiscal 2025.

Changes in fair value of derivative and warrant liabilities in fiscal 2025 compared to fiscal 2024 are due to the fair value changes in the warrants and embedded derivatives during fiscal 2025.

Gain on extinguishment of debt increased by $1.6 million in fiscal 2025 compared to fiscal 2024 due to the derecognition of the embedded derivative liability associated with the convertible notes, along with the extinguishment of the existing debt, partially offset by the recognition of the modified debt instrument and related components.

Other income increased by $0.5 million in fiscal 2025 compared to fiscal 2024. The increase was primarily related to $0.4 million of proceeds received from our ERC claim during fiscal 2025.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the issuance and sale of equity securities and debt instruments. Our primary requirements for liquidity and capital are to finance working capital and capital expenditures associated with operating and managing the company, as well as for general corporate purposes. As of March 31, 2026, our principal source of liquidity was our cash balance of $4.6 million and we anticipate that future sources of liquidity will principally come from sales of common stock and other equity instruments. Since our inception, we have generated significant operating losses as reflected in our accumulated deficit of $137.8 million as of March 31, 2026. We also generated negative operating cash flow of $4.8 million for the six months ended March 31, 2026.

We used $4.2 million of the net proceeds to immediately retire outstanding indebtedness under certain promissory notes as discussed below under “Indebtedness – 2025 Promissory Notes”. We expect to use the balance of the net proceeds for operating expenses, capital expenditures, working capital, and other general corporate purposes. These uses are expected to include the commercial deployment of our M3 drone platform, expansion of our active drone fleet and related launch, landing, and operational infrastructure, geographic expansion into additional domestic and international markets, and increased headcount to support engineering, flight operations, regulatory compliance, and commercial partnerships. The proceeds will also support investments in software, autonomy, and systems required to scale delivery volumes over time. Based on recurring losses from operations incurred since inception and the expectation of continued operating losses for at least the near term, there can be no assurance that our existing cash, together with the net proceeds from the Private Placement, will be sufficient to fund our operations for the next twelve months. Accordingly, we determined that there is substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We are actively evaluating potential financing sources available to us, but there can be no assurance that financing will be available on terms acceptable to us, on a timely basis, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. However, our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives. In addition, our estimate as to the sufficiency of our current cash, cash equivalents and short-term investments and our current operating plan as discussed above are based on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we currently anticipate.

We expect our near-term use of available capital to be concentrated on advancing development of the M3 platform, supporting regulatory and certification activities, preparing for customer pilots, deploying and supporting ground infrastructure, investing in software and autonomy, and funding working capital and public-company operating costs. The timing and amount of spending across these priorities will depend on, among other things, engineering progress, regulatory requirements, customer demand, partner readiness, supply chain conditions and the availability of additional capital. We will require additional capital to fund our operations and our growth plans, including the development and commercialization of the M3 platform, and there can be no assurance that such capital will be available on acceptable terms, on a timely basis or at all. See the going-concern discussion above and the related risk factors.

Cash Flows

Six Months Ended March 31, 2026 and 2025

As of March 31, 2026, our cash and cash equivalents were $4.6 million. The following table shows a summary of our cash flows for the periods presented (in thousands):

	Six Months Ended March 31,
	2026	2025	Change
Net cash used in operating activities	$(4,781)	$(3,187)	$1,593
Net cash used in investing activities	(405)	(3)	402
Net cash provided by financing activities	9,525	2,378	(7,147)
Net increase (decrease) in cash	$4,339	$(812)	$(5,151)
Cash, beginning of period	294	1,415	1,121
Cash, end of period	$4,633	$603	$(4,030)

Operating Activities

Net cash used in operating activities was $4.8 million and $3.2 million for the six months ended March 31, 2026 and 2025, respectively. The increase in cash used of approximately $1.6 million was primarily driven by a higher net loss of $7.2 million in the 2026 period compared to $4.6 million in the 2025 period, partially offset by higher non-cash adjustments including stock-based compensation of $0.4 million, depreciation of $0.1 million, and a loss on remeasurement of warrant liabilities of $0.7 million. Amortization of debt discount decreased to $0.3 million in the 2026 period from $1.6 million in the prior period, reflecting lower outstanding debt balances following prior-year debt conversions.

Investing Activities

Net cash used in investing activities was $0.4 million and negligible for the six months ended March 31, 2026 and 2025, respectively. The increase reflects a significant uptick in capital expenditures during 2026, as we invested in property, plant, and equipment, compared to minimal capital spending in the prior period.

Financing Activities

Net cash provided by financing activities was $9.5 million and $2.4 million for the six months ended March 31, 2026 and 2025, respectively. The increase reflects substantially greater capital-raising activity in 2026, including proceeds from debt of $6.0 million and proceeds from the issuance of preferred stock of $3.9 million, partially offset by debt issuance costs of $0.4 million. In comparison, 2025 consisted solely of debt proceeds of $2.4 million, net of issuance costs.

Fiscal Years Ended September 30, 2025 and 2024

As of September 30, 2025, our cash and cash equivalents were $0.3 million. The following table shows a summary of our cash flows for the periods presented:

	Fiscal Years Ended September 30,
	2025	2024	Change
Net cash used in operating activities	$(6,939)	$(6,700)	$239
Net cash used in investing activities	(85)	(131)	(46)
Net cash provided by financing activities	5,903	1,531	(4,372)
Net increase (decrease) in cash	$(1,120)	$(5,300)	$(4,179)
Cash, beginning of period	1,415	6,715	5,300
Cash, end of period	$294	$1,415	$1,121

Operating Activities

Net cash used in operating activities was $6.9 million and $6.7 million for fiscal 2025 and 2024, respectively. Despite a significantly larger net loss in fiscal 2025 of $31.0 million compared to $12.9 million in fiscal 2024, operating cash consumption remained relatively consistent, as the incremental loss was substantially offset by non-cash charges including amortization of debt discount, remeasurement losses on derivative and warrant liabilities, and stock-based compensation.

Investing Activities

Net cash used in investing activities was $0.1 million and $0.1 million for fiscal 2025 and 2024, respectively. In both years, investing outflows consisted entirely of purchases of property, plant, and equipment, reflecting our measured approach to capital spending given our liquidity position.

Financing Activities

Net cash provided by financing activities was $5.9 million and $1.5 million for fiscal 2025 and 2024, respectively. The increase reflects expanded capital-raising activity in fiscal 2025, including proceeds from the issuance of debt of $4.6 million and net proceeds from the issuance of preferred stock of $1.3 million, compared to debt proceeds of $1.6 million in fiscal 2024.

Contractual Obligations and Commitments

As of March 31, 2026 and September 30, 2025, we did not have any material contractual obligations or commitments.

Indebtedness

2025 Promissory Notes

In January 2025, we entered into a note and warrant purchase agreement and issued secured promissory notes in the aggregate principal amount of $2 million and accompanying warrants to purchase shares of common stock with an exercise price of $0.01 per share. In August 2025, we amended the note and warrant purchase agreement and increased the interest rate under the promissory notes from 20% to 25% per annum and issued additional promissory notes of $2.2 million and additional warrants to purchase shares of common stock. The promissory notes were originally due on December 31, 2025 and later extended to April 30, 2026. In March 2026, we and the noteholders agreed to further extend the maturity date of the promissory notes to the earlier of (i) the Closing of the Merger and (ii) the maturity date of the Bridge Notes. The promissory notes were secured by a first-priority security interest in substantially all our assets, including accounts receivable, equipment, inventory, intellectual property, deposit accounts, and general intangibles.

As of March 31, 2026 and September 30, 2025, we owed $4.2 million and $4.2 million, respectively under the promissory notes. Upon the Closing of the Merger we repaid in full the principal balance and all accrued interest due under the promissory notes.

2026 Bridge Notes

On March 3, 2026, we issued and sold convertible promissory notes in the aggregate principal amount of $6 million (the “Bridge Notes”). The Bridge Notes bore interest at 10% per annum and were payable six months from the date of issuance. The Bridge Notes were secured by a perfected first priority security interest pursuant to a security agreement with the holders of the Bridge Notes. Upon the Closing of the Merger, all accrued interest under the Bridge Notes was forgiven, and the Bridge Notes were converted into an aggregate of 2,499,998 shares of common stock at a conversion rate of $2.40 per share. In addition, we issued the holders of the Bridge Notes, warrants to purchase an aggregate of 2,499,998 shares of common stock, with an exercise price per share of $3.00.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our consolidated financial statements and the related notes thereto included elsewhere in this prospectus are prepared in accordance with United States generally accepted accounting principles. The preparation of consolidated financial statements also requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. These estimates are developed based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operation, and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations and future performance. We have described our significant accounting policies within Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.

Revenue

We recognize revenue in accordance with ASC 606. We primarily generate revenue from enterprise platform access and DaaS, which are accounted for as single, integrated performance obligations representing stand-ready access to and operation of a drone logistics network over the contractual service term.

Revenue is recognized over time as customers simultaneously receive and consume the benefits of these services throughout the contract period. Our arrangements typically include a series of integrated activities, including network deployment, operation, maintenance, and support, which are not separately identifiable within the context of the contract.

We generally do not adjust for significant financing components as the period between payment and performance is typically one year or less.

Amounts invoiced or received in advance of performance are recorded as deferred revenue and recognized as revenue as the related services are performed.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. We measure all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We have historically been a private company and lacks company-specific historical information for our stock. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

Warrants

We accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to our common stock and whether the instrument holders could potentially require net cash settlement in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and, for liability-classified warrants, at each reporting period end date while the warrants are outstanding. Liability classified warrants are revalued on each subsequent balance sheet date until such instruments are exercised or expired, with any changes in the fair value between reporting periods recorded in the statements of operations.

Classification of Redeemable Convertible Preferred Stock

We have applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and have therefore classified our redeemable convertible preferred stock as temporary equity. The redeemable convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within our control, such as a merger, acquisition or sale of all or substantially all of our assets, the convertible preferred stock would have become redeemable at the option of the holders.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments when specified criteria are met, unless an exception applies for conventional host instruments. We evaluate our convertible instruments, options, warrants or other contracts to determine whether embedded components require separate derivative accounting under ASC 815. The result of this accounting treatment is that the fair value of the derivative is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity and subsequently become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Recent Accounting Pronouncements

A discussion of recently issued accounting pronouncements and recently adopted accounting pronouncements is included in Note 2 to our financial statements under the heading “Summary of Significant Accounting Policies.”

Emerging Growth Company and Smaller Reporting Company Status

As an “emerging growth company,” under the JOBS Act, we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards. We may elect to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised standard at the time private companies adopt the new or revised standard and may do so until such time that we either irrevocably elect to opt out of such extended transition period or no longer qualify as an emerging growth company. We may choose to adopt any new or revised accounting standards early whenever such early adoption is permitted for private companies.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we choose to rely on available exemptions we may not be required to, among other things,

●	provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act;

●	provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis);

●	or disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We will remain an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

●	the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion;

●	the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or

●	the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of July 31, 2026:

Name	Age	Positions
Executive Officers
Andreas Raptopoulos	52	Director, Chief Executive Officer
Jason Secore	45	Chief Financial Officer
Alexander Norman-Elvenich	34	Chief Operating Officer
Directors
Chris Dawson	57	Director
Sanjay Kotte	43	Director
Laurence J. Marton, M.D.	82	Director
Saurabh Ranjan	56	Director
Sanjay Shah	58	Director

Executive Officers

Andreas Raptopoulos founded Matternet and has served as Matternet’s Chief Executive Officer and a member of our board of directors since 2011. From 2006 to 2010, Mr. Raptopoulos served as founder and Chief Executive Officer of Future Acoustic LLP, a company which developed and licensed technology in the field of adaptive sound environments. From 2001 to 2006, Mr. Raptopoulos served as founder and Director of Aylo Ltd, a London-based design studio focused on the invention of new technologies in the field of adaptive architecture. Mr. Raptopoulos holds a Master of Arts in Industrial Design Engineering from the Royal College of Art, a Diploma of Imperial College in Industrial Design Engineering from Imperial College London, and a Diploma in Mechanical Engineering from the University of Patras, Greece. Mr. Raptopoulos is named as lead inventor on 18 Matternet patents and patent applications.

Jason Secore has served as Matternet’s Chief Financial Officer since February 2023. From 2022 to 2023, Mr. Secore was employed by Resources Connection, Inc. (d/b/a RGP), a publicly traded professional services company, where he served as a Chief Financial Officer and advisor to client companies. From 2020 to 2021, Mr. Secore served as Treasurer and Head of Investor Relations of Arconic Inc., a Fortune 500 publicly traded company. From 2016 to 2020, Mr. Secore served as Treasurer and Head of Investor Relations of AAR Corp., a Fortune 1000 publicly traded company. From 2012 to 2016, Mr. Secore held various finance leadership roles at Republic Airways Holdings Inc., a Fortune 1000 publicly traded company, most recently serving as Vice President of Finance and Treasurer. Mr. Secore holds a B.A. in History and International Studies from Northwestern University, an M.S. in Agricultural and Natural Resource Economics from the University of California, Davis and an M.B.A. from IE Business School (formerly Instituto de Empresa), Madrid, Spain. Mr. Secore is a certified public accountant (inactive) in Illinois.

Alexander Norman-Elvenich has served as Matternet’s Chief Operating Officer since October 2025. Mr. Norman-Elvenich has held various leadership roles at Matternet since 2017, including Head of Global Flight Operations and Services, supporting the establishment of Matternet’s commercial drone operations, leading key regulatory work across multiple jurisdictions, and overseeing international operations and expansion into new markets. Since 2018, Mr. Norman-Elvenich has served as a Lecturer at ENAC (École Nationale de l’Aviation Civile) in France. Prior to joining Matternet, Mr. Norman-Elvenich held engineering roles at Airbus and other aviation companies, where he focused on aircraft systems design, testing, and operational support. Mr. Norman-Elvenich holds a BSc and MSc in Engineering with a specialization in Aerospace Engineering from FH Joanneum University of Applied Sciences in Austria, and an Advanced Master in Aerospace Project Management from ISAE-SUPAERO, ENAC, and École de l’Air in France.

Directors

Chris Dawson has served on Matternet’s board of directors since 2024. Since 2026, Mr. Dawson has served as co-founder and chief executive officer of Catalyx Home Services. From 2025 to 2026, Mr. Dawson served as president of growth initiatives at Palmetto, having previously served as an advisor since 2023. From 2022 to 2025, Mr. Dawson served as a senior advisor in McKinsey & Company’s sustainability practice. From 2017 to 2021, Mr. Dawson served as chief operating officer of Sunrun. Mr. Dawson holds a BCOMM from Queen’s University and an M.B.A. from INSEAD.

Sanjay Kotte has served on Matternet’s board of directors since 2026. Since 2025, Mr. Kotte has served as Chief Commercial Officer of Robinhood Money. From 2018 to 2025, Mr. Kotte served as Head of Strategic Partnerships of DoorDash. From 2017 to 2018, Mr. Kotte served as Co-Founder and Chief Executive Officer of Piggybak. From 2008 to 2017, Mr. Kotte served in various investment banking roles at J.P. Morgan Securities, most recently from 2016 to 2017 as Executive Director. Mr. Kotte holds a B.B.A. in finance and management from Emory University as well as an M.B.A. and J.D. from The University of Michigan.

Laurence J. Marton, M.D. has served on Matternet’s board of directors since 2018. Dr. Marton has served as a consultant to industry and to nonprofit, government, and academic institutions for over three decades. Dr. Marton is a prominent expert in drug development, polyamine metabolism, and cancer research, and currently serves on the boards of several privately and publicly held life science companies. Dr. Marton is an Emeritus Board Member of the American Association for Cancer Research Foundation and serves on the Cancer Commons Board. Previously, Dr. Marton was Dean of the University of Wisconsin Medical School and Chaired the Department of Laboratory Medicine at University of California, San Francisco, where he was a Professor in the Departments of Laboratory Medicine and Neurological Surgery. Dr. Marton serves on the board of directors of RenovoRx, Inc. Dr. Marton holds an M.D. from the Albert Einstein College of Medicine.

Saurabh Ranjan has served on Matternet’s board of directors since 2025. Since 2015, Mr. Ranjan has served as the founding managing partner of Cerracap Impact Venture Capital. From 2004 to 2015, Mr. Ranjan served as the Chief Operating Officer at UST Global, a systems integrator. Mr. Ranjan holds a certification in human resource and law from University California, Irvine, a M.A. from Delhi University, and an M.B.A. from the Institute of Management Technology (IMT), India.

Sanjay Shah has served as Executive Vice President, Chief Supply Chain Officer of Starbucks Corporation since March 2025. From 2021 to March 2025, Mr. Shah served as Senior Vice President, Operations of GoBrands, Inc. (d.b.a. GoPuff). From 2019 to 2021, Mr. Shah served as Chief Operating Officer of Beyond Meat, Inc. From 2018 to 2019, Mr. Shah served as Senior Vice President of Energy Operations at Tesla, Inc. From 2011 to 2018, Mr. Shah held a variety of leadership roles at Amazon.com, Inc. with increasing levels of responsibility, including as regional director for various regions from 2011 to 2015, and as Vice President of North American Fulfillment Centers from 2015 to 2018. From 2009 to 2011, Mr. Shah served as Managing Director, Southeast Asia for MFG.com. From 2000 to 2009, Mr. Shah served as an Executive Director for Dell Inc. Mr. Shah received his B.S. in Mechanical Engineering from the University of Tennessee.

Corporate Governance

Classified Board of Directors

Our board of directors is divided into three classes of directors, designated Class I, Class II and Class III, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

●	the Class I directors are Laurence J. Marton, M.D. and Saurabh Ranjan, and their terms will expire at the 2027 annual meeting of stockholders;

●	the Class II directors are Chris Dawson and Sanjay Kotte, and their terms will expire at the 2028 annual meeting of stockholders; and

●	the Class III directors are Andreas Raptopoulos and Sanjay Shah, and their terms will expire at the 2029 annual meeting of stockholders.

Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, disqualification or removal. Our amended and restated certificate of incorporation and amended and restated bylaws in effect from and after the Effective Time authorize, subject to the special rights of the holders of any series of preferred stock to elect directors, only our board of directors to fill vacancies on the board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of Matternet.

Director Independence

Our common stock is not listed for trading on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. In addition, for companies subject to reporting obligations under Section 13 or 15(d) of the Exchange Act, the rules of the OTCQB do not provide for any requirements relating to director independence or board committees. Nonetheless, we have evaluated the independence by the standards for director independence set forth in the Nasdaq Marketplace Rules.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of listing. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating, governance, and corporate responsibility committees be independent. Under the rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, our board of directors determined that other than Mr. Raptopoulos, due to his position as our Chief Executive Officer, and Mr. Ranjan due to his position as the Manager of EpiThauma LLC (an advisory firm we have within the past three years engaged) each member is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Family Relationships

There are no family relationships among our directors and executive officers.

Committees of the Board of Directors

The board of directors does not currently have any committees. We intend to establish an audit committee, a compensation committee, and a nominating and governance committee in the near future.

Non-Employee Director Compensation

We do not have a policy or program for the compensation of our non-employee directors. We intend to adopt a non-employee director compensation policy, which will set forth the terms upon which non-employee directors will be compensated for their service on the board of directors consistent with market-standard practices.

The following table sets forth information regarding the compensation earned for service on the board of directors of Legacy Matternet and LAVC during fiscal 2025. We did not pay our non-employee directors any cash fees during fiscal 2025. Andreas Raptopoulos, our Chief Executive Officer, is also a member of our board of directors, but did not receive any additional compensation for his service as a director. Mr. Raptopoulos’ compensation as an executive officer is set in the section titled “Executive Compensation - Summary Compensation Table.” Mark Tompkins and Ian Jacobs are former members of the board of directors of LAVC and resigned effective upon the closing of the Merger.

Name	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Chris Dawson	-	-		-
Sanjay Kotte	-	-		-
Laurence J. Marton, M.D.	13,175	-		13,175
Saurabh Ranjan		81,000	(3)	81,000
Ioannis Mendrinos(4)	-	-		-
Ritesh Agarwal(5)	-	-		-
Mark Tompkins(6)	-	-		-
Ian Jacobs(7)	-	-		-

(1)	The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts in this column reflect the aggregate grant date fair value of the shares underlying option awards granted in fiscal 2025, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that non-employee director will perform the requisite service for the award to vest in full.

(2)	As of September 30, 2025, our non-employee directors held the following stock option awards:

Name	Number of Option Awards
Chris Dawson	531,590
Sanjay Kotte	-
Laurence J. Marton, M.D.	489,988
Saurabh Ranjan	-
Ioannis Mendrinos	448,386
Ritesh Agarwal	-
Mark Tompkins	-
Ian Jacobs	-

(3)	Represents fees paid to EpiThauma LLC, an advisory firm. Mr. Ranjan serves as the Manager of EpiThauma LLC.

(4)	Mr. Mendrinos resigned from our board of directors, effective October 9, 2025.

(5)	Mr. Agarwal resigned from our board of directors, effective December 14, 2024.

(6)	Mr. Tompkins resigned from our board of directors effective upon the closing of the Merger.

(7)	Mr. Jacobs resigned from our board of directors effective upon the closing of the Merger.

EXECUTIVE COMPENSATION

This section describes the compensation of our named executive officers and directors for the fiscal year ended September 30, 2025. The discussion below includes compensation arrangements of Legacy Matternet prior to the consummation of the Merger with LAVC and compensation arrangements of Matternet following the Merger, to the extent applicable, as well as compensation arrangements of LAVC.

For purposes of this disclosure, references to “named executive officers” are to those individuals who served as executive officers during the fiscal year ended September 30, 2025 and whose compensation is required to be disclosed pursuant to Item 402 of Regulation S-K.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Executive Compensation

In fiscal 2025, the “named executive officers” of Legacy Matternet and LAVC, and their positions were as follows:

●	Andreas Raptopoulos: Chief Executive Officer (Legacy Matternet)

●	Jason Secore: Chief Financial Officer (Legacy Matternet)

●	Alexander Norman-Elvenich: Chief Operating Officer (Legacy Matternet)

●	Ian Jacobs: Former Chief Executive Officer, Chief Financial Officer and Secretary (LAVC)

Fiscal 2025 Summary Compensation Table

The following table sets forth information concerning the compensation earned by or paid to the named executive officers for the fiscal year ended September 30, 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)		Stock Options ($)(2)	Total ($)
Andreas Raptopoulos	2025	224,000	(3)	191,039	622,122
Chief Executive Officer
Jason Secore	2025	220,000	(4)	62,582	508,381
Chief Financial Officer
Alexander Norman-Elvenich	2025	192,356	(5)	19,763	333,447
Chief Operating Officer
Ian Jacobs(6)	2025	-		-	-
Former Chief Executive Officer, Chief Financial Officer and Secretary

(1)	Salary and bonus figures represent amounts earned during the fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).

(2)	The amounts reported in this column do not reflect dollar amounts actually received by the named executive officer. The amounts in this column reflect the aggregate grant date fair value of the shares underlying option awards granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full.

(3)	Effective December 15, 2022, Mr. Raptopoulos voluntarily agreed to a temporary reduction in his annual base salary from $280,000 to $224,000. The reduced base salary remained in effect throughout fiscal 2025 and the amount reported in the Salary column above reflects the reduced rate. Effective December 1, 2025, Mr. Raptopoulos’s annual base salary was restored to $280,000.

(4)	Effective May 1, 2023, Mr. Secore voluntarily agreed to a temporary reduction in his annual base salary from $290,000 to $220,000. The reduced base salary remained in effect throughout fiscal year 2025, and the amount reported in the Salary column above reflects the reduced rate. Effective December 1, 2025, Mr. Secore’s annual base salary was restored to $290,000.

(5)	Effective December 15, 2022, Mr. Norman-Elvenich voluntarily agreed to a temporary reduction in his annual base salary from $210,000 to $178,500. On April 1, 2025, his regular annual base salary was increased, and he voluntarily agreed to a temporary reduction in his annual base salary from $245,000 to $208,250. The reduced base salary remained in effect throughout fiscal 2025. The amount reported in the Salary column above reflects salary earned at each rate during the applicable portion of the fiscal year. Effective October 1, 2025, in connection with his promotion to Chief Operating Officer, Mr. Norman-Elvenich’s regular annual base salary was increased, and he voluntarily agreed to a temporary reduction in his annual base salary from $265,000 to $225,250. Effective December 1, 2025, Mr. Norman-Elvenich’s annual base salary was restored to $265,000.

(6)	Mr. Jacobs resigned as an executive officer effective upon the closing of the Merger.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during fiscal 2025. Our board of directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension and Defined Benefit Plan Retirement Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal 2025.

Benefits and Perquisites

In fiscal 2025, we provided benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Other than the director and officer insurance coverage we maintain for our directors and officers, we do not maintain any executive-specific health and welfare benefits or perquisites.

Outstanding Equity Awards at September 30, 2025

The following table sets forth information regarding unvested stock awards held by each named executive officer as of September 30, 2025.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andreas Raptopoulos	12/24/2018	1,200,227	(1)	-	0.33	12/23/2028
	11/19/2023	645,316	(2)	-	0.68	11/18/2033
	12/20/2024	163,374	(3)	439,859	0.52	12/19/2034
Jason Secore	3/9/2023	357,520	(4)	214,512	1.10	3/8/2033
	12/20/2024	53,519	(3)	144,092	0.52	12/19/2034
Alexander Norman-Elvenich	12/24/2018	10,401	(5)	-	0.33	12/23/2028
	10/14/2020	31,202	(6)	-	0.89	10/13/2030
	10/27/2021	76,270	(7)	6,935	1.00	10/26/2031
	10/12/2023	70,204	(8)	54,603	0.68	10/11/2033
	12/20/2024	16,901	(3)	45,503	0.52	12/19/2034
Ian Jacobs(9)	-	-		-	-	-

(1)	The stock option was subject to a 4-year vesting schedule, with 25% of the shares vesting on November 1, 2019 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(2)	The stock grant was subject to a 2-year vesting schedule, with 1/24th of the shares vesting monthly beginning on June 9, 2022, subject to the executive’s continued employment through each vesting date.

(3)	The stock grant is subject to a 4-year vesting schedule, with 1/48th of the shares vesting monthly beginning on September 1, 2024, subject to the executive’s continued employment through each vesting date. The stock option will accelerate upon a Change of Control (as defined in the 2011 Plan), such that the number of outstanding and unvested shares then-subject to such option that would have vested over the following 12 months will immediately become vested and exercisable.

(4)	The stock option is subject to a 4-year vesting schedule, with 25% of the shares vesting on February 20, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. The stock option shall accelerate upon a Change of Control (as defined in the 2011 Plan), such that the number of outstanding and unvested shares then-subject to such option that would have vested over the following 12 months will immediately become vested and exercisable.

(5)	The stock option was subject to a 4-year vesting schedule, with 25% of the shares vesting on January 1, 2019 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(6)	The stock option was subject to a 4-year vesting schedule, with 25% of the shares vesting on July 15, 2020 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(7)	The stock option is subject to a 4-year vesting schedule, with 25% of the shares vesting on January 1, 2023 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(8)	The stock grant is subject to a 4-year vesting schedule, with 1/48th of the shares vesting monthly beginning on July 1, 2023, subject to the executive’s continued employment through each vesting date.

(9)	Mr. Jacobs resigned as an executive officer effective upon the closing of the Merger.

Option Awards

Our equity awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our board of directors is responsible for approving equity awards.

All stock options were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting under certain termination and change in control events, as described in more detail under the subsection titled “—2026 Plan—Corporate Transactions and Change in Control” below.

Executive Compensation Arrangements

General

Following the Merger, the board of directors will oversee the compensation policies, plans and programs and review and determine compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by the us will be intended to provide for compensation that is sufficient to attract, motivate and retain our executive officers and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Qualified Financing Bonuses

In connection with liquidity preservation initiatives we implemented in fiscal 2023, certain employees, including the named executive officers, voluntarily agreed to temporary reductions in base salary. The arrangements provided that, upon completion of a “Qualified Financing” defined as the sale and issuance of equity securities (or securities convertible or exchangeable into equity securities) primarily for capital raising purposes where we raise at least $10 million, as determined by our board of directors in its sole discretion, or similar event and subject to continued employment, participating employees could be considered by our board of directors for discretionary compensation adjustments and bonus payments. In November 2025, following our Series B-3 preferred stock financing, our board of directors approved discretionary bonus payments in the amounts set forth below to our named executive officers, which were paid in fiscal 2026.

Name	Bonus ($)
Andreas Raptopoulos	207,083
Jason Secore	225,799
Alexander Norman-Elvenich	121,328

Key Employee Retention Plan

In February 2025, we implemented a Key Employee Retention Plan (the “Retention Plan”) to provide designated key employees, including the named executive officers, the opportunity to receive certain bonuses upon or in connection with the occurrence of a (i) transaction or series of transactions pursuant to which we issue and sell shares of our preferred stock for aggregate gross proceeds of at least $20 million (excluding indebtedness that is converted into such preferred stock, or otherwise cancelled in consideration for the issuance of such preferred stock) with the principal purpose of raising capital and (ii) a Change of Control (as defined in the Retention Plan). The Retention Plan automatically terminates upon the earlier of (i) December 21, 2026, provided that if a Qualified Financing or Change of Control (each as defined in the Retention Plan) occurs on or before such date, the Retention Plan will not be terminated until the completion of all payments with respect to such transaction under the terms of the Retention Plan, (ii) the completion of all payments under the terms of the Retention Plan, (iii) the closing of our first underwritten public offering of equity securities registered under the Securities Act of 1933, as amended, or (iv) a determination by the board of directors to terminate the Retention Plan. No bonuses have been paid in connection with the Retention Plan.

Jason Secore Offer Letter

Pursuant to Mr. Secore’s offer letter, dated February 12, 2023, if we experience a “Qualifying Event” defined as the initial closing of a transaction or series of transactions pursuant to which we issue and sell shares of preferred stock with the principal purpose of raising capital, for aggregate gross proceeds of at least $20 million, or a Change of Control (as defined in the 2011 Plan) in which we are acquired for at least $400 million, our board of directors will consider whether to award Mr. Secore a discretionary bonus in the amount of $90,000. No bonus has been paid pursuant to this arrangement.

2011 Equity Incentive Plan

We assumed 11,166,364 options issued pursuant to Legacy Matternet’s 2011 Equity Incentive Plan (the “Assumed Options” and the 2011 EIP). The exercise price per share of each Assumed Option is equal to the exercise price of the option immediately prior to the Effective Time (rounded up to the nearest whole cent). Each Assumed Option is subject to the terms and conditions of the 2011 EIP until such outstanding options are exercised or until they terminate or expire by their terms. No further awards will be made under the 2011 EIP, and Matternet’s board or a committee thereof has succeeded to the authority and responsibility of Legacy Matternet’s board of directors or any committee thereof with respect to each Assumed Option.

2026 Equity Incentive Plan

Our 2026 Equity Incentive Plan (“2026 EIP”), provides for the issuance of incentive awards consisting of stock options, restricted stock awards, RSUs, stock appreciation rights, performance awards, cash awards and stock bonus awards. We have initially reserved 3,825,000 shares of common stock for future issuances of incentive awards under the 2026 EIP at the discretion of our Board to officers, employees, consultants and directors. The number of shares reserved for issuance under our 2026 EIP will increase automatically on the six-month anniversary of the date our common stock is first listed on The Nasdaq Stock Market LLC, New York Stock Exchange or NYSE American and on the annual anniversary thereafter through the tenth anniversary of approval of the 2026 EIP by our stockholders, in an amount equal to the lesser of (i) 5% of the shares of common stock outstanding on the day immediately preceding such anniversary, and (ii) an amount as determined by the Board in its discretion.

2026 Employee Stock Purchase Plan

Our 2026 Employee Stock Purchase Plan (“2026 ESPP”), allows eligible U.S. employees to purchase our shares of common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended. The 2026 ESPP will also permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws. We have initially reserved 675,000 shares of common stock for issuance under the 2026 ESPP. Shares issuable under the 2026 ESPP may be shares of authorized but unissued or reacquired common stock, including shares purchased by the Company on the open market. The number of shares reserved for issuance under the 2026 ESPP will increase automatically on six-month anniversary of the date our common stock is first listed on The Nasdaq Stock Market LLC, New York Stock Exchange or NYSE American and on the annual anniversary thereafter through the tenth anniversary of approval of the 2026 ESPP by our stockholders in an amount equal to the lesser of (i) 1% of the shares of common stock outstanding on the day immediately preceding such anniversary, (ii) 2,000,000 shares and (iii) an amount as determined by the board of directors in its discretion. As of the date of this prospectus, no shares of our common stock have been purchased under the 2026 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since October 1, 2023, in which we, LAVC or Legacy Matternet was or is to be a participant and the amounts involved exceeded or will exceed the lesser of:

●	$120,000 and 1% of the average total assets of the respective company at year end for the last two completed fiscal years,

between it and any of its directors, executive officers, or beneficial holders of more than 5% of LAVC or Legacy Matternet’s pre-Merger capital stock.

Other than as described below, there have not been transactions to which we, LAVC or Legacy Matternet have been a party other than compensation arrangements, which are described under “Executive Compensation.”

LAVC

Promissory Note

On June 2, 2025, LAVC issued a promissory note (the “Note”) to Mark Tompkins, a stockholder and former member of the board of directors of LAVC, pursuant to which LAVC agreed to repay the sum of any and all amounts advanced to LAVC, on or before the date that LAVC consummates a business combination with a private company or reverse takeover transaction or other transaction after which LAVC would cease to be a shell company. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the Note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five days after the Default Date, the interest rate on the note shall accrue at the rate of 18% per annum. As of March 31, 2026, and December 31, 2025, the amount due under the note payable was $45,000 and $30,000, respectively. Upon the closing of the Private Placement, we repaid $55,000 to Mr. Tompkins, representing payment in full under such Note.

Common Stock Purchase Agreements

On June 2, 2025, LAVC issued, pursuant to common stock purchase agreements:

●	7,500,000 shares of common stock to Mr. Tompkins, for an aggregate purchase price equal to $750, which dollar amount represents advances by Mr. Tompkins to counsel for LAVC in connection with the formation and organization of LAVC; and

●	2,500,000 shares of common stock to Ian Jacobs, a former officer and member of the board of directors of LAVC, for an aggregate cash purchase price equal to $250.

As of the Effective Time of the Merger, pursuant to a share cancellation agreement, Messrs. Tompkins and Jacobs canceled 5,125,000 and 2,175,000 shares of common stock, respectively.

After the Effective Time of the Merger, Mr. Tompkins transferred 16,667 shares of common stock to LAVC’s legal counsel as payment for legal services rendered to LAVC.

Legacy Matternet

Series B-3 and B-4 Preferred Stock Financing

From September to December 2025, we issued and sold:

●	an aggregate of 916,106 shares of our Series B-3 convertible preferred stock at a purchase price of $6.23665 per share;

●	an aggregate of 3,419,398 shares of our Series B-4 convertible preferred stock upon conversion of outstanding convertible promissory notes at a purchase price of $2.68790; and

●	an aggregate of 551,935 shares of our Series B-5 convertible preferred stock upon conversion of outstanding convertible promissory notes at a purchase price of $3.83986.

Purchasers of our Series B-3 and Series B-4 convertible preferred stock included our executive officers, immediate family members of our executive officers, members of our board of directors and venture capital funds that beneficially owned more than 5% of our outstanding capital stock and/or are represented on our board of directors. The following table presents the number of shares and the total purchase price paid by these persons. The terms for these purchases were the same for all purchasers of our Series B-3 and Series B-4 convertible preferred stock.

Investor	Series B-3 Shares(#)(1)	Series B-4 Shares(#)(1)	Purchase Price for Series B-3 Shares($)	Purchase Price for Series B-4 Shares($)
5G Ventures S.A. in its capacity as Manager of and representing Phaistos Investment Fund	263,121	214,150	1,640,994	575,616
Cerracap Growth Fund I LP(2)	199,626	-	1,244,998	-
Olympic Investments Inc.	-	428,301	-	1,151,233
Ioannis Mendrinos(3)	3,219	-	20,076	-
Jason Secore(4)	-	42,830	-	115,123

(1)	Upon the closing of the Merger, each share of Series B-3 and Series B-4 convertible preferred stock was exchanged for the right to receive 2.0801 shares of our common stock.

(2)	Saurabh Ranjan, a member of our board of directors is the Managing Partner of CerraCap Impact Venture Capital.

(3)	Mr. Mendrinos resigned from our board of directors, effective October 9, 2025.

(4)	Mr. Secore is our Chief Financial Officer.

2026 Bridge Note Financing

In March 2026, Legacy Matternet issued and sold $6 million in Bridge Notes to certain accredited investors. The Bridge Notes bore interest at 10% per annum and were payable six months from the date of issuance. The Bridge Notes were secured by a perfected first priority security interest pursuant to a security agreement with the holders of the Bridge Notes. At the Effective Time of the Merger, all interest under the Bridge Notes was forgiven and the Bridge Notes were automatically converted into 2,499,998 shares of common stock at a conversion rate of $2.40 per share. In addition, we issued to the former holders of the Bridge Warrants to purchase up to 2,499,998 shares of common stock with an exercise price of $3.00 per share. The Bridge Warrants have a term commencing on the Effective Time to five years after the Effective Time. They have weighted-average price based anti-dilution provisions, which extend from the Effective Time until the six-month anniversary of the listing of our common stock on a national securities exchange. Purchasers of the Bridge Notes included persons who were directors and officers of LAVC. The following table presents the principal amount of Bridge Notes purchased by such persons as well as certain other information.

Noteholder	Principal Amount of Bridge Notes($)	Shares of Common Stock	Bridge Warrants
Mark Tompkins(1)	2,045,000	852,083	852,083
Michael Paul Tompkins(2)	250,000	104,166	104,166
Ian Jacobs(3)	180,000	75,000	75,000

(1)	Mr. Tompkins is a stockholder and former member of the board of directors of LAVC.

(2)	Michael Paul Tompkins is the brother of Mark Tompkins.

(3)	Mr. Jacobs is a stockholder and former executive officer and former member of the board of directors of LAVC.

Investors’ Rights Agreement

We were party to an Amended and Restated Investors’ Rights Agreement, dated as of September 2, 2025 (the “Rights Agreement”) which provides, among other things, that certain holders of our capital stock, including entities affiliated with 5G Ventures S.A. in its capacity as Manager of and representing Phaistos Investment Fund (“5G”), CerraCap II, LP (“CerraCap”), Olympic Investments Inc. (“Olympic”), AE Industrial HorizonX Venture Fund I, LP. (“HorizonX”) and Die Schweizerische Post AG (“Post AG”), have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Ioannis Mendrinos, a former member of our board of directors, is or has been affiliated with Olympic. Saurabh Ranjan, a member of our board of directors, is or has been affiliated with CerraCap. See the section titled “The Merger and Related Transactions - Registration Rights” for additional information regarding these registration rights. The Rights Agreement was terminated upon the Closing of the Merger.

Right of First Refusal

We were party to an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 2, 2025 (the “ROFR Agreement”), we or our assignees and certain investors had a right to purchase shares of our capital stock which certain stockholders may propose to sell to other parties. Entities affiliated with 5G, CerraCap, Olympic, HorizonX and Post AG are party to the ROFR Agreement. Ioannis Mendrinos, a former member of our board of directors, is or has been affiliated with Olympic. Saurabh Ranjan, a member of our board of directors, is or has been affiliated with CerraCap. Each of (i) Andreas Raptopoulos, our Chief Executive Officer and a member of our board of directors, (ii) Jason Secore, our Chief Financial Officer, and (iii) Ioannis Mendrinos, a former member of our board of directors, were also a party to the ROFR Agreement. The ROFR Agreement was terminated upon the Closing of the Merger.

Voting Agreement

We are party to an Amended and Restated Voting Agreement, dated as of September 2, 2025, as amended by that certain Amendment No. 1 to Amended and Restated Voting Agreement, dated December 5, 2025 (the “Voting Agreement”), under which certain holders of our capital stock, including entities affiliated with 5G, CerraCap, Olympic, HorizonX and Post AG, have agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Ioannis Mendrinos, a former member of our board of directors, is or has been affiliated with Olympic. Saurabh Ranjan, a member of our board of directors, is or has been affiliated with CerraCap. Each of (i) Andreas Raptopoulos, our Chief Executive Officer and a member of our board of directors, (ii) Jason Secore, our Chief Financial Officer, and (iii) Ioannis Mendrinos, a former member of our board of directors, is also a party to the Voting Agreement. The Voting Agreement was terminated upon the Closing of the Merger.

Secured Promissory Note and Warrant

In May 2025, we entered into a secured promissory note in the principal amount of $500,000 with Emmanuel Raptopoulos, the brother of Andreas Raptopoulos, our Chief Executive Officer and a member of our board of directors (the “May 2025 Note”). Also in May 2025, we issued a warrant to Emmanuel Raptopoulos to purchase that number of shares equal to the quotient of (i) $250,000 and (ii) the price per share paid by the cash purchasers of our next qualified preferred stock financing. In August 2025, we entered into another secured promissory note in the principal amount of $226,510 with Emmanuel Raptopoulos (the “August 2025 Note” and together with the May 2025 Note, the “2025 Notes”). Also in August 2025, we issued a warrant to Emmanuel Raptopoulos to purchase that number of shares equal to the quotient of (i) $113,255 and (ii) the price per share paid by the cash purchasers of our next qualified preferred stock financing. The 2025 Notes issued to Emmanuel Raptopoulos were due on December 31, 2025 and were secured by a security agreement. The May 2025 Note bore interest at the rate of 20% per annum, and the August 2025 Note bore interest at the rate of 25% per annum. The 2025 Notes were amended by that certain Omnibus Amendment No. 1 to Secured Promissory Notes, dated as of August 8, 2025. The 2025 Notes were amended and restated further by that certain Omnibus Amendment No. 2 to Secured Promissory Notes, dated as of December 12, 2025, to extend the maturity date of the 2025 Notes to April 30, 2026. In February 2026, pursuant to that certain Intercreditor Agreement, entered into in connection with the issuance of the Bridge Notes, the maturity date of the 2025 Notes was extended to the earlier of (i) the Closing of the Merger and (ii) September 30, 2026. Upon the Closing of the Merger, we repaid Emmanuel Raptopoulos an aggregate of $737,000 in principal and interest pursuant to such promissory notes, and Emmanuel Raptopoulos exercised all of his warrants for 120,838 shares of common stock. Each of the foregoing transactions with Emmanuel Raptopoulos were on terms substantially the same as the terms negotiated by other noteholders.

Matternet

Private Placement

We issued and sold 666,666 shares of our common stock in the Private Placement to Mr. Tompkins, a stockholder and former member of the board of directors of LAVC, at a purchase price of $3.00 per share. In addition, Michael Paul Tompkins, the brother of Mark Tompkins, purchased 83,328 shares of our common stock in the Private Placement at a purchase price of $3.00 per share.

We issued and sold 16,666 shares of our common stock to entities affiliated with CerraCap at a purchase price of $3.00 per share. Saurabh Ranjan a member of our board of directors is a Managing Partner at CerraCap.

Registration Rights Agreement

In connection with the Merger and the closing of the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we have agreed that promptly, but no later than 45 calendar days after the date of filing the Current Report on Form 8-K relating to the closing of the Merger, we will file, subject to customary exceptions, a registration statement with the SEC, covering sale, transfer or disposition of (i) the shares of common stock issued in the Private Placement; (ii) the shares of common stock issuable upon exercise of the (a) Placement Agent Warrants, (b) Bridge Warrants, and (c) Legacy Warrants; (iii) the shares of our common stock issued in exchange for all of the equity securities of Legacy Matternet that were outstanding immediately prior to the Closing; (iv) the Retained Pre-Merger Shares; and (v) the Advisor Shares ((i)-(v) collectively, the “Registrable Shares”), subject to the prior receipt by us of the selling stockholder information regarding the holders of the Registrable Shares required to be included in the registration statement under applicable SEC rules and regulations. All of our directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement.

Pre-Merger Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with Messrs. Tompkins and Jacobs, pursuant to which we agreed to indemnify such persons for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

Post-Merger Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements, together with our amended and restated certificate of incorporation and our amended and restated bylaws, require us to indemnify our directors and executive officers to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

Lock-Up Agreements

Certain of our stockholders, including certain Legacy Matternet stockholders, have entered into lock-up agreements that restrict the sale, transfer or other disposition of shares of our common stock held by them for a specified period. The form of lock-up agreement is filed as Exhibit 10.13 to our Current Report on Form 8-K. The foregoing description is subject to, and qualified in its entirety by reference to, the form of lock-up agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

Related Party Transactions Policy

We intend to adopt a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate or if such committee has not yet been established when the policy is adopted, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee (or another independent body of our board of directors) will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to us;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	thee availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee (or if such committee has not yet been established when the policy is adopted, another independent body of our board of directors) will approve only those transactions that such committee or body determines are fair to us and in the company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 2026, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 48,323,166 shares of common stock outstanding as of June 15, 2026 after giving effect to the Transactions. Shares of common stock that a person has the right to acquire within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Matternet, Inc., 355 Ravendale Drive, Mountain View, CA 94043.

	Beneficial Ownership
Name	Shares	%
5% Stockholders:
Andreas Raptopoulos(1)	8,075,495	16.0
Mark Tompkins(2)	4,729,165	9.6
5G Ventures S.A.(3)	3,783,828	7.8
Entities affiliated with CerraCap(4)	2,473,202	5.1
Directors and Named Executive Officers:
Alexander Norman-Elvenich(5)	376,152	*
Jason Secore(6)	681,181	1.4
Ian Jacobs(7)	475,000	*
Chris Dawson(8)	344,763	*
Sanjay Kottee(9)	31,202	*
Laurence J. Marton, M.D.(10)	521,190	1.1
Saurabh Ranjan(4)	2,473,202	5.1
Directors and executive officers as a group (7 persons)(11)	12,503,185	23.9

*	Less than 1%.

(1)	Includes (i) 5,928,335 shares of common stock and (ii) 2,147,160 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(2)	Includes (i) 2,358,333 Retained Pre-Merger Shares, (ii) 852,083 shares issued upon conversion of a Bridge Note, (iii) 852,083 shares issuable upon exercise of a Bridge Warrant and (iii) 666,666 shares purchased by Mr. Tompkins in the Private Placement. The address of Mr. Tompkins is App 1, Via Guidino 23, 6900 Lugano-Paradiso, Switzerland.

(3)	Includes (i) 3,603,214 shares of common stock and (ii) 180,614 shares issuable upon exercise of a warrant held by 5G Ventures S.A. in its capacity as Manager of and representing Phaistos Investment Fund. The address of 5G is 83 Marathonodromou Street, 15125 Marousi, Greece.

(4)	Includes (i) 415,245 shares held by Cerracap Growth Fund I LP, (ii) 787,091 shares held by Cerracap II, LP, (iii) 369,235 shares held by Cerracap International Investments SPC, (iv) 784,965 shares held by Cerracap Ventures Matternet LLC ((i) - (iv) collectively, “Cerracap”) (v) 58,333 shares purchased by Cerracap Growth Fund I LP in the Private Placement and (vi) 58,333 shares purchased by Cerracap II, LP in the Private Placement. Saurabh Ranjan is a Managing Partner of Cerracap and may be deemed to have shared voting and dispositive power with respect to the shares held by Cerracap and as a result may be deemed to have beneficial ownership of such shares. The address for Cerracap is 650 Town Center Drive, Suite # 1870, Costa Mesa, CA 92626.

(5)	Includes 376,152 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(6)	Includes (i) 105,682 shares of common stock and (ii) 575,499 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(7)	Includes (i) 325,000 Retained Pre-Merger Shares, (ii) 75,000 shares issued upon conversion of a Bridge Note, and (iii) 75,000 shares issuable upon exercise of a Bridge Warrant.

(8)	Includes 344,763 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(9)	Includes 31,202 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(10)	Includes (i) 52,003 shares of common stock and (ii) 469,187 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(11)	Includes (i) 8,559,222 shares of common stock and (ii) 3,943,963 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus, which consists of:

●	up to 9,552,427 PIPE Shares;

●	up to 33,199,252 Merger Shares;

●	up to 2,499,998 Bridge Shares;

●	up to 2,499,998 Bridge Warrant Shares;

●	up to 677,260 Placement Agent Warrant Shares;

●	up to 357,824 Legacy Warrant Shares;

●	up to 2,683,333 Retained Pre-Merger Shares; and

●	up to 120,833 Advisor Shares.

Certain of the Legacy Matternet stockholders listed below have entered into agreements that restrict the transfer of the shares of our common stock that otherwise may be sold from time to time pursuant to the registration statement of which this prospectus forms part. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements” for further discussion.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus. As of the date of this prospectus, we had 48,323,166 shares of common stock outstanding.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling stockholder (assuming the full exercise of the warrants held by the selling stockholder), the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own assuming all shares of common stock that may be offered pursuant to this prospectus are sold. Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Except as set forth in the footnotes below, the address of each selling stockholder is 355 Ravendale Drive, Mountain View, California 94043.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Legacy Matternet Stockholders and Warrant Holders
2 Commas Family LP(2)	262,679	262,679	—	—
5G Ventures S.A. in its capacity as Manager of and representing Phaistos Investment Fund(3)	3,783,828	3,783,828	—	—
Entities affiliated with a16z(4)	106,336	106,336	—	—
AE Industrial HorizonX Venture Fund I, LP.(5)	336,030	336,030	—	—
AIS Equity Holdings, LLC(6)	83,165	83,165	—	—
Entities affiliated with Alchemist Accelerator(7)	226,388	226,388	—	—
Andreas Raptopoulos(8)	8,075,495	5,928,335	2,147,160	4.3
Emmanuel Raptopoulos(9)	120,838	120,838	—	—
Arete Bilgisayar Otom. Dan. ve Egt. Hiz. San. Tic. Ltd. Sti.(10)	156,029	156,029	—	—
Aurora Partners(11)	296,687	296,687	—	—
Ben Hansen	33,952	33,952	—	—
Brandon Smith	31,202	31,202	—	—
Bright Success Capital Limited(12)	49,761	49,761	—	—
Bryan Baugher	105,682	105,682	—	—
Caitlin Sparks	145,608	145,608	—	—
Carter Creek Cattle LLC(13)	105,021	105,021	—	—
Central Valley Administrators, Inc. (14)	49,711	49,711	—	—
Entities affiliated with Cerracap(15)	2,473,202	2,473,202	—	—
Cherry Tree Fund II LLP(16)	30,690	30,690	—	—
Chris Dedoussis	78,687	78,687	—	—
Chris Hinkle	160,342	160,342	—	—
Cross Continent Capital LLC(17)	78,924	78,924	—	—
Dan Sutera	78,013	78,013	—	—
Darlene Damm	208,012	208,012	—	—
Derek Ma	62,187	62,187	—	—
Die Schweizerische Post AG(18)	234,704	234,704	—	—
Dimitar Pachov	260,014	260,014	—	—
Dmitrii Lapshukov(19)	126,457	52,003	74,454	*
Edith Turk	122,315	122,315	—	—
Elcomponics Sales Pvt. Ltd.(20)	51,246	51,246	—	—
Ethread Properties, LLC(21)	105,682	105,682	—	—
Evan Trostel	78,764	78,764	—	—
Fetch Group Ltd.(22)	67,290	67,290	—	—
Frederic Emam Zade Gerardino	52,003	52,003	—	—
FVMN1, LLC(23)	476,157	476,157	—	—
Gabel Holdings(24)	1,243,169	1,243,169	—	—
Georgios Karageorgiou(25)	195,897	195,897	—	—
Gershon Bassman 2012 Descendants Trust(26)	187,828	187,828	—	—
Guil Mobility Ventures LLC(27)	166,765	166,765	—	—
Haider Shamim Living Trust(28)	79,843	79,843	—	—

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Hans Andrew Schultz	95,477	95,477	—	—
HPAP Holdings, LLC(29)	946,091	946,091	—	—
HRC 2139 Investments LLC (30)	22,994	22,994	—	—
Entities affiliated with Hughes Ventures(31)	45,147	45,147	—	—
Ido Baruchin	437,950	437,950	—	—
Immigration Attorneys, LLP(32)	52,003	52,003	—	—
Innovation Growth Fund I L.P.(33)	40,747	40,747	—	—
Ioannis Mendrinos(34)	422,823	39,828	382,995	*
Jacob Kupietzky(35)	166,430	166,430	—	—
J. Cure Land LLC(36)	315,063	315,063	—	—
Jason Calaiaro	52,003	52,003	—	—
Jason Secore(37)	681,181	105,682	575,499	1.2
Jeffrey B. Russell	332,665	332,665	—	—
Jeffrey Shaver(38)	118,912	52	118,860	*
Jim O’Sullivan	156,009	156,009	—	—
John Walker	52,003	52,003	—	—
Jonathan Challinger	37,267	37,267	—	—
Joseph E Burford	131,276	131,276	—	—
Josephine Graves(39)	269,720	41,602	228,118	*
Josh May	1,056,173	1,056,173	—	—
Kea Investment Partners(40)	50,052	50,052	—	—
Kendall Larsen	45,500	45,500	—	—
Kismat Capital Trust(41)	52,839	52,839	—	—
Kris Duggan	52,003	52,003	—	—
Kuan Li	33,887	33,887	—	—
Lamda Development S.A.(42)	330,106	330,106	—	—
Laurence J. Marton(43)	521,190	52,003	469,187	*
Levitate Capital LP(44)	40,747	40,747	—	—
Lior Zorea	36,839	36,839	—	—
Loek Derks(45)	269,612	269,612	—	—
M. Cure Holdings, LLC(46)	525,701	525,701	—	—
MA-0606 FUND I, a series of RED BEARD VENTURES SYNDICATES, LP(47)	60,583	60,583	—	—
Marc Shillum	188,511	188,511	—	—
Mark Hayes	262,679	262,679	—	—
Mark R. Mitchell Revocable Trust(48)	71,429	36,762	34,667	*
MAT Gaingels Fund I, a series of MV Funds, LP(49)	67,073	67,073	—	—
Matador Cattle LLC(50)	74,786	74,786	—	—
Matt May	105,682	105,682	—	—
McCallum Family Ventures, LLC(51)	37,563	37,563	—	—
McGuire Co LLC(52)	180,456	180,456	—	—
McKesson Ventures LLC(53)	78,052	78,052	—	—
Michael Guirguis	52,839	52,839	—	—
Mahendra Kaul	52,003	52,003	—	—
Miriam Turk	341,994	341,994	—	—
Entities affiliated with MVP(54) +	878,868	878,868	—	—
Nathan Powell	74,834	74,834	—	—
NRB Holdings Limited(55)	778,490	778,490	—	—
OLG, LLC(56)	186,998	186,998	—	—
Oliver Evans(57)	440,984	312,017	128,967	*

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Oliver Steinberg 2000 Trust(58)	219,839	219,839	—	—
Olympic Investments Inc.(59)	1,269,189	1,269,189	—	—
Paola Santana	1,560,087	1,560,087	—	—
Patrick W Smith(60)	205,324	205,324	—	—
Ric Nation LLC(61)	105,682	105,682	—	—
Robert J. Sabers	284,776	284,776	—	—
Roland Busch(62)	62,314	62,314
Ryan J. Cure	105,021	105,021	—	—
Singularity University(63)	353,620	353,620	—	—
SJC Capital, LLC(64)	528,414	528,414	—	—
Sony Corporation of America(65)	69,767	69,767	—	—
The Marks Family 1999 Trust(66)	52,839	52,839	—	—
The NB FW Properties Irrevocable Trust(67)	97,497	97,497	—	—
Thomas Kendall	33,282	33,282	—	—
Ting Yin Kwan	51,312	51,312	—	—
Tri-Lead Capital, Inc.(68)	60,638	60,638	—	—
William Koslow(69)	104,484	52,481	52,003	*
William Robert Tung	312,017	312,017	—	—
Winklevoss Capital Fund, LLC(70)	32,820	32,820	—	—
Entities affiliated with WS Investment Company LLC(71)	209,653	209,653	—	—
Other selling stockholders(72)	370,891	370,891	—	*
Total—Legacy Matternet Stockholders and Warrant Holders	38,000,303	33,788,393	4,211,910

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Private Placement Stockholders, Bridge Noteholders, Bridge Warrant Holders, and Retained Pre-Merger Stockholders
20 Good Summers XP Corp(73)	41,670	41,670	—	—
Abo Ilyayev	66,666	66,666	—	—
Accent Capital GmbH(74)	125,000	125,000	—	—
ACNYC LLC(75)	333,334	333,334	—	—
AltoIRA Custodian FBO John Armenio Roth IRA(76)	16,667	16,667	—	—
AltoIRA Custodian FBO John Armenio Trad IRA(77)	16,667	16,667	—	—
Amelon Smaller Companies Fund, LP(78)	10,000	10,000	—	—
Andrew Becker	8,334	8,334	—	—
Anthony Abenante	20,000	20,000	—	—
Antonie Wobbe Ploegsma	183,000	183,000	—	—
Anuraag Kant	60,000	60,000	—	—
Ateet Ahluwalia	16,666	16,666	—	—
Barbara A. Stone Irrevocable Credit Shelter Trust(79)	16,666	16,666	—	—
Brandon Craiger	8,334	8,334	—	—
Brett Nesland	10,000	10,000	—	—
Brian & Andrea Fischhoff	10,000	10,000	—	—
Brian Kandel	8,333	8,333	—	—
Brian Kombrink	13,334	13,334	—	—
Bruce A. Haverberg and Donna Haverberg	10,000	10,000	—	—

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Casimir Skrzypczak	9,000	9,000	—	—
Charles Sternberg	6,000	6,000	—	—
Chris Gordon	33,333	33,333	—	—
Chris Miao	8,334	8,334	—	—
Christopher Fiore	250,000	250,000	—	—
Christopher Washburn	8,000	8,000	—	—
Clay Lebhar	8,334	8,334	—	—
Crown Point Ventures LLC(80)	8,334	8,334	—	—
Daniel Michael	25,000	25,000	—	—
Darby & Laura Vernon	10,000	10,000	—	—
Darin Beckering	33,334	33,334	—	—
David & Clelia Bernhardt Family Trust(81)	8,333	8,333	—	—
David Kulbacki	8,333	8,333	—	—
David W Hayes & Felicia Kopelman-Hayes	9,000	9,000	—	—
Deccan Pacific Ventures, LLC(82)	9,000	9,000	—	—
DeLoach LS Investments LLC(83)	33,334	33,334	—	—
Dierk Eckart	14,000	14,000	—	—
Donald P. Sesterhenn	7,000	7,000	—	—
Douglas Wertheimer	16,666	16,666	—	—
Due Mondi Investments LTD(84)	9,000	9,000	—	—
Dyke Rogers	66,667	66,667	—	—
EE Holdings(85)	2,333,333	2,333,333	—	—
Eliezer Lubitch	68,000	68,000	—	—
Elizabeth Clarke	10,000	10,000	—	—
Emre Schveighoffer	8,000	8,000	—	—
Evan Moyle	10,000	10,000	—	—
Evergreen Growth Group, LLC(86)	33,333	33,333	—	—
Farouk Abdelmoneim	33,334	33,334	—	—
Gavin Kesten	8,334	8,334	—	—
George Assaly	50,000	50,000	—	—
Gerald Yanowitz	11,667	11,667	—	—
Gilbert S. Omenn Trust(87)	30,000	30,000	—	—
Goodwin Family Limited Partnership(88)	7,000	7,000	—	—
Goran Stefanovski	8,334	8,334	—	—
Green Tree Equity LLC(89)	16,666	16,666	—	—
Gregg Chaplin	33,333	33,333	—	—
Grow Wealth II (GW Master Series LLC) (90)	16,667	16,667	—	—
Gubbay Investments, LLC(91)	15,000	15,000	—	—
Harry Isaac Rothenberg	13,334	13,334	—	—
Hayley Sieff	8,333	8,333	—	—
Healthcare Facilities Acquisition, LP(92)	116,666	116,666	—	—
Hong Xue	10,000	10,000	—	—
Howard I. Freedberg Revocable Trust(93)	33,334	33,334	—	—
Ian Jacobs(94)	475,000	475,000	—	—
Ismail Yassin Lotfy Mansour(95)	1,416,667	1,416,667	—	—
James J. Jr. and Carole L.	10,000	10,000	—	—
James Kuhn	20,000	20,000	—	—
James Wiesenberg	7,000	7,000	—	—
Jason Bishara	10,000	10,000	—	—
Jason Eggers	8,334	8,334	—	—
Jason Garmise	16,668	16,668	—	—
Jean Passeri	16,667	16,667	—	—
Jeffrey Gersten	33,334	33,334	—	—
Jeffrey Kristal	8,334	8,334	—	—

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Jeffrey R. Schlanger 2012 Trust(96)	166,666	166,666	—	—
Jeffrey Robert Price	15,000	15,000	—	—
Jim Shepard	8,500	8,500	—	—
Joel Slaven	10,000	10,000	—	—
Joel Yanowitz and Amy Metzenbaum 2003 Rev Trust(97)	12,000	12,000	—	—
John Ciraulo	20,000	20,000	—	—
John V. Wagner	20,000	20,000	—	—
Jonathon Brent Sowyrda	15,000	15,000	—	—
Joseph O. Manzi	17,000	17,000	—	—
Joshua S. Davis	16,666	16,666	—	—
Juiching Hsu	10,000	10,000	—	—
Kenneth Robert Tutton Jr.	13,000	13,000	—	—
Kent Tucker Andersen	66,667	66,667	—	—
Kevin Shearan	33,333	33,333	—	—
Khadiga Yassin Lotfi Mansour	83,250	83,250	—	—
Kirby Frank	17,000	17,000	—	—
Kyle Guillory	33,000	33,000	—	—
Lawrence Altman	8,333	8,333	—	—
Leonard M. Schiller Revocable Trust dtd 10/3/1997(98)	33,333	33,333	—	—
Ligi Investments, LLP(99)	33,334	33,334	—	—
Louis Buckworth	500,000	500,000	—	—
Lucretius Investments Ltd(100)	33,334	33,334	—	—
Madison Trust Company FBO Daniel Walzman(101)	100,000	100,000	—	—
Marc Rothenberg	20,000	20,000	—	—
Margarita Bartulane	26,667	26,667	—	—
Marina Kafarski	20,000	20,000	—	—
Mark Tompkins(102)	4,729,165	4,729,165	—	—
Matteo Berrettini	50,000	50,000	—	—
Michael Freeman	13,000	13,000	—	—
Michael J. Sigmund	16,667	16,667	—	—
Michael Paul Tompkins(103)	291,660	291,660	—	—
Michael Santini	7,000	7,000	—	—
Michele K. Cooperberg Revocable Trust(104)	8,333	8,333	—	—
MSRR 2 Limited(105)	333,335	333,335	—	—
Nicholas Buckworth	8,334	8,334	—	—
Nicholas Griffiths	10,000	10,000	—	—
Nirav S. Parikh	10,000	10,000	—	—
Northlea Partners(106)	17,000	17,000	—	—
Nunley Investments, LLC(107)	66,666	66,666	—	—
Paul Sorkin	34,000	34,000	—	—
Peierls Various Accounts at JTC Group(108)	159,000	159,000	—	—
Peierls, EJ	79,000	79,000	—	—
Philip Rabinovich	25,000	25,000	—	—
Plamen Alendarov	10,000	10,000	—	—
Prince and Peck, LLC(109)	66,666	66,666	—	—
Rampart Horizon LP(110)	433,333	433,333	—	—
Reliance Wealth Management Ltd.(111)	500,000	500,000	—	—
Richard David	12,000	12,000	—	—
Richard L. Anslow Rev Tr(112)	16,667	16,667	—	—
Rikkeline Tompkins(113)	20,832	20,832	—	—
Rishi K. Wadhwa	16,666	16,666	—	—
Robert E. Clements	50,000	50,000	—	—
Robert Hanna	8,334	8,334	—	—
Robert Janssen	10,000	10,000	—	—

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Robert Viggiano	8,333	8,333	—	—
Rodney Wade Mullis	8,333	8,333	—	—
Romel Fermano	20,000	20,000	—	—
Ronald R. Olson	40,000	40,000	—	—
S. Atiq Raza	33,334	33,334	—	—
Samuel Martin and Paige Martin	10,000	10,000	—	—
Samuel Wisnia	500,000	500,000	—	—
Savas Kiriakidis	8,334	8,334	—	—
SBD Consulting(114)	8,334	8,334	—	—
Sean Fitzpatrick	50,000	50,000	—	—
Seth Farbman	8,333	8,333	—	—
SP Capital Partners LLC(115)	25,000	25,000	—	—
Staci Chen	8,334	8,334	—	—
Stan Rabinovich	50,000	50,000	—	—
Stephen R. Mut	10,000	10,000	—	—
Steven M. Cohen	16,667	16,667	—	—
Steven Pederson	8,334	8,334	—	—
Telemark Fund, LP(116)	333,333	333,333	—	—
The Alan Berger Revocable Trust(117)	8,333	8,333	—	—
The Del Mar Consulting Group, Inc. 401(K) Plan(118)	25,000	25,000	—	—
The Melikian Family Residual Trust(119)	33,333	33,333	—	—
The Peierls Foundation, Inc.(120)	162,000	162,000	—	—
Thomas Juul-Hansen	66,667	66,667	—	—
Thomas W. Ciano and Theresa Ann Ciano	8,334	8,334	—	—
Tim Romenesko	25,000	25,000	—	—
Tobias Tretter	100,000	100,000	—	—
Tom Janssen	13,334	13,334	—	—
Tomas Boeckx	16,667	16,667	—	—
Trent Dore Revocable Trust(121)	33,334	33,334	—	—
Tristan Greenwalt and Angela Greenwalt	13,333	13,333	—	—
Troy Hornbeck	40,000	40,000	—	—
Twenty Eight Capital Ltd.(122)	41,666	41,666	—	—
Walid Elkhoury	8,334	8,334	—	—
Wealthing Investments XX, LLC(123)	33,333	33,333	—	—
Web Investment Group, LLC(124)	66,666	66,666	—	—
Wettenstein Family Foundation, Inc. (125)	50,000	50,000	—	—
William Chen	8,334	8,334	—	—
William K. Robertson	83,334	83,334	—	—
William R. Hunt Jr.	8,334	8,334	—	—
Wolsonovich SEF, LLC(126)	16,667	16,667	—	—
Xianting Liao	10,000	10,000	—	—
Yassin Ibrahim Lotfy Mansour	166,666	166,666	—	—
Yong Hsu	10,000	10,000	—	—
YS Equities Trust(127)	33,333	33,333	—	—
Total—Private Placement Stockholders, Bridge Noteholders, Bridge Warrant Holders, and Retained Pre-Merger Stockholders	17,015,757	17,015,757	—	—

	Number of
	Shares	Number
	Beneficially	of Shares
	Owned	Registered	Beneficial Ownership
	Prior to	for Sale	After Offering
Name of Selling Stockholders	Offering	Hereby(1)	Shares	%
Placement Agent Warrant Holders
David Landskowsky	127,398	127,398	—	—
Dinosaur Financial Group +	18,267	18,267	—	—
Eric Nicolassy	2,943	2,943	—	—
Eric Rubenstein	127,398	127,398	—	—
Lori Tullman	2,817	2,817	—	—
MCP Securities, LLC +	5,600	5,600	—	—
Network 1 Financial Securities, Inc. +	30,160	30,160	—	—
Phoenix Financial Services +	23,013	23,013	—	—
Scott Cardone	11,178	11,178	—	—
Seaport Global Securities LLC +	142,136	142,136	—	—
The Benchmark Company, LLC +	142,136	142,136	—	—
Tim Herrmann	13,450	13,450	—	—
Vincent LaBarbara	30,764	30,764	—	—
Total—Placement Agent Warrant Holders	677,260	677,260	—	—

Advisor Stockholders
Ali Kashani	83,333	83,333	—	—
Sichenzia Ross Ference Carmel LLP(128)	28,125	28,125	—	—
Barrett S. DiPaolo(129)	9,375	9,375	—	—
Total—Advisor Stockholders	120,833	120,833	—	—

+	The selling stockholder is a broker-dealer or an affiliate of a broker-dealer. The selling stockholder has represented to us that (i) it purchased the securities in the ordinary course of business, and (ii) at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(1)	Assumes the sale of all shares offered in this prospectus.

(2)	Clayton Sporich may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Sporich, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 4508 Stanhope Street, Dallas, TX 75205.

(3)	Includes (i) 3,603,214 shares of common stock and (ii) 180,614 shares underlying warrants that are exercisable as of June 15, 2026. The business address for the selling stockholder is 83 Marathonodromou Street, 151 25 Marousi, Greece.

(4)

Consists of (i) 82,560 shares of common stock held by a16z Seed-III, LLC (“AH Seed-III”) and (ii) 23,776 shares of common stock held by Andreessen Horowitz Fund III, L.P. (“AH Fund III”), for itself and as nominee for Andreessen Horowitz Fund III-A, L.P. (“Fund III-A”), Andreessen Horowitz Fund III-B, L.P. (“Fund III-B”), and Andreessen Horowitz Fund III-Q, L.P. (together with AH Fund III, Fund III-A, Fund III-B and AH Seed-III the “AH Fund III Entities”). AH Equity Partners III, L.L.C (“AH Equity Partners III”) is the general partner of the AH Fund III Entities and may be deemed to hold sole voting and dispositive power over the shares held by the AH Fund III Entities. The managing members of AH Equity Partners III are Marc Andreessen and Ben Horowitz. Each of Messrs. Andreessen and Horowitz may be deemed to hold shared voting and dispositive power over the shares held by the AH Fund III Entities. Each of Messrs. Andreessen and Horowitz, however, disclaim any beneficial ownership of these shares except to the extent of any pecuniary interest therein. The business address for the selling stockholder is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(5)	The business address for the selling stockholder is 6700 Broken Sound Pkwy NW, Boca Raton, FL 33487.

(6)

Arthur Maxwell may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Maxwell, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 25 Tucker Dr., Leominster, MA 01453.

(7)	Includes (i) 154,709 shares held by Alchemist Accelerator, LLC and (ii) 71,679 shares held by Alchemist Accelerator Fund I, LLC. Ravi Belani may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Belani, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1000 Brickell Ave, Suite 715 PMB 5087, Miami, FL 33131.

(8)	Includes (i) 5,928,335 shares of common stock and (ii) 2,147,160 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date. Andreas Raptopoulos is our Chief Executive Officer and a member of our board of directors.

(9)	Emmanuel Raptopoulos is the brother of Andreas Raptopoulos, our Chief Executive Officer and a member of our board of directors.

(10)	The address of the selling stockholder is 3 Hal Road, Çayir Street, Floor 11, Ataşehir / Istanbul.

(11)	Includes (i) 280,227 shares of common stock and (ii) 16,460 shares underlying warrants that are exercisable as of June 15, 2026. Fadi Ghandour may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Ghandour, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Dubai Design District, Building 7B, Office 208, Dubai-UAE.

(12)	Hilton Tam may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Tam, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 23F Unit 02, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong.

(13)	William R. Streetere may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Streetere, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Thompson Parkway, Johnstown CO 80534.

(14)	Richard Merkin may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Merkin, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 3115 Ocean Front Walk, Suite 301, Marina del Rey, CA 90292.

(15)	Includes (i) 415,245 shares held by Cerracap Growth Fund I LP, (ii) 787,091 shares held by Cerracap II, LP, (iii) 369,235 shares held by Cerracap International Investments SPC, (iv) 784,965 shares held by Cerracap Ventures Matternet LLC, (v) 58,333 shares purchased by Cerracap Growth Fund I LP in the Private Placement and (vi) 58,333 shares purchased by Cerracap II, LP in the Private Placement. Saurabh Ranjan is a Managing Partner of Cerracap and may be deemed to have shared voting and/or investment control over the securities held by the selling stockholder. Mr. Ranjan, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 650 Town Center Drive, Suite # 1870, Costa Mesa, CA 92626.

(16)	Franck Blais may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Blais, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 6 Shenton Way #13-12 OUE, Downtown 2, Singapore 068809.

(17)	Amir Zfira may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Zfira, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is c/o Amir Zfira, 6661 NW 43rd Terrace, Boca Raton, FL 33496.

(18)	The address of the selling stockholder is Wankdorfallee 4, 3030 Bern, Switzerland.

(19)	Includes (i) 52,003 shares of common stock and (ii) 74,454 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(20)	Satyendra Narayan Dwivedi may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Dwivedi, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is C-24, Phase II Noida - 201304, UP, India.

(21)

Harris S. Rose may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Rose, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2011 Paddington Drive, Park City, UT 84060.

(22)	Each of Rajiv Rattan and Anjali Nashier may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Mr. Rattan and Ms. Nashier, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is c/o Quadris Solutions, Ltd., Talacker 21, PO Box, 8022 Zurich, Switzerland.

(23)	The business address for the selling stockholder is c/o Falkon Ventures, 600 Congress Ave., 14th Floor, Austin, TX 78701.

(24)	Case P. Gabel may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Gabel, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is PO Box 758, Galeton, CO 80622.

(25)	Includes (i) 185,030 shares of common stock and (ii) 10,867 shares underlying warrants that are exercisable as of June 15, 2026.

(26)

Each of Aryeh Bassman and Abraham J. Stern may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Messrs. Bassman and Stern, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 6039 N Bernard St., Chicago, IL 60659.

(27)	Lionel Sebastian Kaufmann Vogt may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Vogt, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Av. La Dehesa 1500, Office 302, Floor 3, Lo Barnechea, Santiago, Chile.

(28)	Amer Haider may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Haider, however, disclaims any beneficial ownership of these shares. The address of the selling stockholder is 12621 Paseo Cerro, Saratoga, CA 95070.

(29)	Bart Plaskoff may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Plaskoff, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 7807 Morton St., Dallas, TX 75209.

(30)	Includes (i) 17,290 shares of common stock and (ii) 5,704 shares underlying warrants that are exercisable as of June 15, 2026. Amer Haider may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Haider, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 12621 Paseo Cerro, Saratoga, CA 95070.

(31)	Includes (i) 37,908 shares held by Hughes Ventures, LLC and (ii) 7,239 shares held by Hughes Ventures II, LLC. James V. Buzzitta may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Buzzitta, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1300 Michigan St., NE Suite 100, Grand Rapids, MI 49503.

(32)	Ira Azulay may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Azulay, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 300 W. Adams St., Suite 500, Chicago, IL 60606.

(33)	The business address for the selling stockholder is c/o Innovation Growth Ventures Co. Ltd., 1-9-1 Marunouchi, Chiyoda-ku, Tokyo 100-6756 Japan.

(34)	Includes (i) 37,619 shares of common stock, (ii) 382,995 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date and (iii) 2,209 shares underlying warrants that are exercisable as of June 15, 2026.

(35)	Includes (i) 116,430 shares of common stock held by the seller stockholder prior to the Merger and (ii) 50,000 shares purchased by the seller stockholder in the Private Placement.

(36)

John P. Cure may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Cure, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is PO Box 446, Burlington, CO 80807.

(37)	Includes (i) 105,682 shares of common stock and (ii) 575,499 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date. Jason Secore is our Chief Financial Officer.

(38)	Includes (i) 52 shares of common stock and (ii) 118,860 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(39)	Includes (i) 41,602 shares of common stock and (ii) 228,118 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(40)

Julie Meyer may be deemed to have voting and/or investment control over the securities held by the selling stockholder. The business address for the selling stockholder is c/o VIVA Investment Partners AG, Dufourstrasse 7, Zollikon 8702, Switzerland.

(41)	H. Anne Sinnott may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. Sinnott, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 6837 Cody Trail, Park City, UT 84098.

(42)	Includes (i) 311,793 shares of common stock and (ii) 18,313 shares underlying warrants that are exercisable as of June 15, 2026. The business address for the selling stockholder is 37A Kifissias Ave., Maroussi, Greece.

(43)	Includes (i) 52,003 shares of common stock and (ii) 469,187 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date. Laurence J. Marton is a member of our board of directors.

(44)	Michael Linse may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Linse, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 200 S. Virginia St., Fl 8 PMB 1346127, Reno, NV 89501.

(45)	Includes (i) 254,654 shares of common stock and (ii) 14,958 shares underlying warrants that are exercisable as of June 15, 2026.

(46)	Each of Jonas R. Cure and Jarret D. Cure may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Messrs. Cure and Cure, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 30501 County Road, 39 Wray, CO 80758.

(47)	Drew Austin Greenfield may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Greenfield, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is PO Box 3217, Seattle, WA 98114.

(48)	Includes (i) 36,762 shares of common stock and (ii) 34,667 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date. The business address for the selling stockholder is 45 East 22nd Street, #30A, New York, New York 10010.

(49)	Morgan Schwanke may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Schwanke, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is PO Box 3217, Seattle, WA 98114.

(50)	Zachary May may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. May, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2489 W. Main St., Littleton, CO 80120.

(51)	The business address for the selling stockholder is 11512 Hammock Oaks Ct., Lithia, FL 33547.

(52)	McLane McGuire may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. McGuire, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2489 W. Main St., Littleton, CO 80120.

(53)	The business address for the selling stockholder is One Post Street, 21 st Floor, San Francisco, CA 94104.

(54)	Includes (i) 272,046 shares held by MV Startup Fund XXXVII LLC, (ii) 111,552 shares and 27,678 shares underlying warrants that are exercisable as of June 15, 2026 held by MVP ES FUND CXLIX LLC, (iii) 127,783 shares and 14,209 shares underlying warrants that are exercisable as of June 15, 2026 held by MVP ES Fund CXXXIV LLC, (iv) 314,154 shares held by MVP ES Fund LXIX LLC, and (v) 53,333 shares purchased by MVP ES Fund CLVI LLC in the Private Placement. William Clark, as fund manager, may be deemed to have shared voting and/or investment control over the securities held by the selling stockholder. Mr. Clark, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2903 E 2nd St., Austin, TX 78702.

(55)	Includes (i) 735,298 shares of common stock and (ii) 43,192 shares underlying warrants that are exercisable as of June 15, 2026. Harshbeena Zaveri may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. Zaveri, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Unit 29, Level 03, Gate Village Building 04, Dubai International Financial Centre, Dubai, UAE 506900.

(56)

Each of Joshua May and Amanda May may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Mr. May and Ms. May, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2489 W. Main St., Littleton, CO 80120.

(57)	Includes (i) 312,017 shares of common stock and (ii) 128,967 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(58)	Oliver David Steinberg may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Steinberg, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2909 Cole Ave., Ste. 300, Dallas, TX 75204.

(59)	Each of Antonios Papadimitriou and Michail Gialouris, in their capacity as directors of the selling stockholder, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Messrs. Papadimitriou and Gialouris, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Heiligkreuz 2, Vaduz, FL9490, Liechtenstein.

(60)	Includes (i) 193,933 shares of common stock and (ii) 11,391 shares underlying warrants that are exercisable as of June 15, 2026.

(61)	Alec Edward Earl Johnson may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Johnson, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 7135 Debbe Dr., Dallas, TX 75252.

(62)	Includes (i) 58,859 shares of common stock and (ii) 3,455 shares underlying warrants that are exercisable as of June 15, 2026.

(63)

Aaron Vaccaro may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Vaccaro, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 455 Market St., Suite 1940 PMB 350584, San Francisco, CA 94105.

(64)	Scott Benjamin Cure may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Cure, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 903 Fairway Dr., O’Neill, NE 68763.

(65)	Sony Corporation of America is a wholly-owned subsidiary of Sony Group Corporation, a publicly traded company. The business address for the selling stockholder is Sony Corporation of America, 25 Madison Avenue, 26th Floor New York, New York 10010.

(66)	The address of the selling stockholder is 1 Mesa Ct. Atherton, CA 94021.

(67)	Includes (i) 92,089 shares of common stock and (ii) 5,408 shares underlying warrants that are exercisable as of June 15, 2026. William Chandler Wonderly may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Wonderly, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 840 Newport Center Dr., Suite 450, Newport Beach, CA 92660.

(68)	Includes (i) 57,272 shares of common stock and (ii) 3,366 shares underlying warrants that are exercisable as of June 15, 2026. Honglin Zhang may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Zhang, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 120-399 Spring Garden Ave., Toronto, Ontario, Canada M2N 3H6.

(69)	Includes (i) 52,481 shares of common stock and (ii) 52,003 shares underlying options that have vested as of June 15, 2026 or will vest within 60 days of such date.

(70)	Each of Cameron Howard Winklevoss and Tyler Howard Winklevoss may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Messrs. Winklevoss and Winklevoss, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Farmers Bank Building, 301 North Market Street, Suite 1463, Wilmington, DE 19801.

(71)	Includes (i) 104,006 shares of common stock held by WS Investment Company LLC (2013A), (ii) 54,636 shares of common stock held by WS Investment Company LLC (2019A), and (iii) 51,010 shares of common stock held by WS Investment Company LLC (25A). James D. Hinson may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Hinson, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 650 Page Mill Road, Palo Alto, CA 94304.

(72)	Includes selling securityholders not otherwise listed in this table who within the groups indicated collectively beneficially own less than 1% of our common stock.

(73)	The business address for the selling stockholder is 74 Muzich Place, Woodbridge Ontario, L4L 9C5, Canada.

(74)	Joerg Schweizer, as director of the selling stockholder, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Schweizer, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Neuhauser Str. 3, 80331 Munich, Germany.

(75)	Andrew Cader may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Cader, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 300 Beach Dr. NE, Unit 2401, St. Petersburg, FL 33701.

(76)	The business address for the selling stockholder is 500 11th Ave N, Suite 790, Nashville, TN 37203.

(77)	The business address for the selling stockholder is 500 11th Ave N, Suite 790, Nashville, TN 37203.

(78)	Gregory Fujii, as managing member of Amelon Capital Management and general partner of Amelon Smaller Companies Fund, LP may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Fujii, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 125 S Wacker Drive #300, Chicago, IL 60606.

(79)	Joel A. Stone, as trustee, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Stone, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1772 Sabal Palm Dr., Boca Raton, FL 33432.

(80)	Raymond Chung may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Chung, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 186 Crown Point Road, Parsippany, NJ 07054.

(81)	Each of David Bernhardt and Clelia Bernhardt may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Mr. Bernhardt and Ms. Bernhardt, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 955 Animosa Drive, Durango, CO 81301.

(82)	Ramesh Karipineni may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Karipineni, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 44655 Vista Grande Terrace, Freemont, CA 94539.

(83)	Dennis R. DeLoach Jr. may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. DeLoach Jr., however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 7868 Lantana Creek Road, Largo, FL 33777.

(84)	Robert Beadle may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Beadle, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 8620 Willow Wind, Boerne, TX 78015.

(85)	Includes (i) 833,333 shares issued upon conversion of a Bridge Note, (ii) 833,333 shares issuable upon exercise of a Bridge Warrant, and (iii) 666,667 shares purchased by the selling stockholder in the Private Placement. Lucy Jade Poignand may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. Poignand, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 3rd Floor, 44 Esplanade, St Helier, Jersey, JE4 9WG.

(86)	Heather L. McCormick may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. McCormick, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 16420 SE McGillivray Blvd., Suite 103-195 Vancouver, WA 98683.

(87)	Gilbert S. Omenn may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Omenn, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 3340 East Dobson Place, Ann Arbor, MI 48105.

(88)	Thomas W. Goodwin may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Goodwin, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2 Philbrook Terrace, Lexington, MA 02421.

(89)	The business address for the selling stockholder is 5 Tillou Rd West, South Orange, NJ 07079.

(90)	Yang Lin may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Lin, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 4425 Falcon Head Blvd, Building E -Suite 100 Austin, TX 78738.

(91)	David Gubbay may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Gubbay, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 898 Barcelona Drive, Boca Raton, FL 33432.

(92)

Ed Burnbaum may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Burnbaum, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1605 46th Street, Brooklyn, NY 11204.

(93)	The business address for the selling stockholder is 3861 Maple Avenue, Northbrook, IL 60062.

(94)	Includes (i) 325,000 Retained Pre-Merger Shares, (ii) 75,000 shares issued upon conversion of a Bridge Note, and (iii) 75,000 shares issuable upon exercise of a Bridge Warrant. Ian Jacobs is a former executive officer and former member of the board of directors of LAVC.

(95)	Includes (i) 625,000 shares issued upon conversion of a Bridge Note, (ii) 625,000 shares issuable upon exercise of a Bridge Warrant, and (iii) 166,667 shares purchased by the selling stockholder in the Private Placement.

(96)	Teresa Schlanger, as trustee, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. Schlanger, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2660 South Ocean Blvd., 303 N. Palm Beach, FL 33480.

(97)	Joel Yanowitz may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Yanowitz, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 3 Stanton Way, Mill Valley, CA 94941.

(98)	Leonard Schiller, as trustee, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Schiller, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 16 Island Ave., Unit 7B, Miami Beach, FL 33139.

(99)	Alexander G. Ligeti may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Ligeti, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2679 NW 23rd Way, Boca Raton, FL 33431.

(100)	Matthew Mavridoglou may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Mavridoglou, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Αgias Elenis 2, Floor 6, 1060 Nicosia, Cyprus.

(101)	Daniel Walzman may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Walzman, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1 Paragon Drive, Suite 275, Montvale, NJ 07645.

(102)	Includes (i) 2,358,333 Retained Pre-Merger Shares, (ii) 852,083 shares issued upon conversion of a Bridge Note, (iii) 852,083 shares issuable upon exercise of a Bridge Warrant and (iii) 666,666 shares purchased by the selling stockholder in the Private Placement. Mark Tompkins is a former member of the board of directors of LAVC.

(103)	Includes (i) 104,166 shares issued upon conversion of a Bridge Note, (ii) 104,166 shares issuable upon exercise of a Bridge Warrant, and (iii) 83,328 shares purchased by the selling stockholder in the Private Placement. Michael Paul Tompkins is the brother of Mark Tompkins.

(104)	Michele Cooperberg may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Cooperberg, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 829 Kings Highway, Kennebunkport, ME 04046.

(105)	Rishi Raichura may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Raichura, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 4305 Park Approach, Leeds, LS15 8GB, United Kingdom.

(106)	Dr. John Abeles, as the manager of the general partner of the selling stockholder, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Dr. Abeles, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 7235 Promenade Drive J-202 Boca Raton, FL 33433.

(107)	Pierce Nunley, as managing member, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Nunley, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is c/o Spine Institute of LA, 1500 Line Ave., Suite 200, Shreveport, LA 71101.

(108)	The business address for the selling stockholder is JTC Trustees (Delaware) LLC, 1201 North Market Street, Suite 1002 Wilmington, DE 19801.

(109)	Greg Brock may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Brock, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 14196 Muirfield Drive, Athens, AL 35613.

(110)	Each of Julie Gallon, James Bryant, Carola Breusch, as directors of the general partner of the selling stockholder, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Mr. Bryant and Mses. Gallon and Breusch, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is Whiteley Chambers, Don Street, St Helier Jersey, JE2 4TR.

(111)

Each of Sheldon Cartwright and Anya Sturrup may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Each of Mr. Cartwright and Ms. Stirrup, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2nd Floor, Goodman’s Bay Corporate Centre, West Bay Street, Nassau City, New Providence, The Bahamas.

(112)	The business address for the selling stockholder is 8053 Laurel Ridge Court, Delray Beach, FL 33446.

(113)	Includes (i) 10,416 shares issued upon conversion of a Bridge Note and (ii) 10,416 shares issuable upon exercise of a Bridge Warrant.

(114)	The business address of the selling stockholder is 9657 Vescovato Way, Boca Raton, FL 33496.

(115)	Philip Rabinovich, as managing member may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Rabinovich, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 73 Holly Lane Roslyn Heights, NY 11577.

(116)	Colin S. McNay as sole owner of the general partner of the selling stockholder, may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. McNay, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1 International Place Suite, 4620, Boston, MA 02110.

(117)	Alan Berger may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Berger, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 4250 Norwood Lane Ln., Minneapolis, MN 55442.

(118)	Robert. B Prag may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Prag, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2455 El Amigo Road, Del Mar, CA 92014.

(119)	Diane Melikian may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Melikian, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 2609 W. Lake Van Ness Circle, Fresno, CA 93711.

(120)	E. Jeffrey Peierls may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Peierls, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 73 S. Holman Way, Golden, CO 80401.

(121)	Trent Dore may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Dore, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 15198 Fish Point Rd., SE Prior Lake, MN 55372.

(122)	Mohamed Yassin Ahmed Mohamed Elshokeiry may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Elshokeiry, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 1902 Block C, 70 Holland Street, London, SE1 9NX, United Kingdom.

(123)	The address of the selling stockholder is 1060 La Avenida, Mountain View, CA 94043.

(124)	Megan B. Cameron may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Ms. Cameron, however, disclaims any beneficial ownership of these shares. The principal business address for the selling stockholder is 16420 SE McGillivray Blvd., Suite 103-195, Vancouver, WA 98683.

(125)	The address of the selling stockholder is 1772 58th Street Brooklyn, NY 11204.

(126)	N Michael Wolsonovich Jr. may be deemed to have voting and/or investment control over the securities held by the selling stockholder. Mr. Wolsonovich, however, disclaims any beneficial ownership of these shares. The business address for the selling stockholder is 8815 Conroy-Windermere Road #347, Orlando, FL 32835.

(127)	The business address for the selling stockholder is 1214 49th Street Brooklyn, NY 11219.

(128)	Sichenzia Ross Ferrence Carmel LLP (“SRFC”) previously served as counsel to LAVC. The securities held by SRFC reported herein were acquired from Mark Tompkins. SRFC is not affiliated with LAVC or the Company.

(129)	Barrett S. DiPaolo is a Partner at SRFC, which served as counsel to LAVC prior to the Merger. The securities held by Mr. DiPaolo reported herein were acquired from Mark Tompkins. Mr. DiPaolo is not affiliated with LAVC or the Company.

PLAN OF DISTRIBUTION

The selling stockholders, which, as used herein, includes the selling stockholders listed in the table under the heading “Selling Stockholders” and includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer who have been assigned the rights of the transferor holder or holders under the applicable Registration Rights Agreement (as defined herein), and other permitted transferees, successors or assignees of the selling stockholders selling shares of common stock covered by this prospectus received by them after the date of this prospectus by operation of law, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share until such time as our common stock is quoted on the OTCQB, or another public trading market for the common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange on which the shares are listed or admitted to trading;

●	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales whether through a broker-dealer or themselves, effected after the date of this prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure indebtedness and other obligations;

●	through delayed delivery arrangements;

●	to or through underwriters or agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. In addition, the selling stockholders may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that any of the selling stockholders will sell all or any of the securities offered by this prospectus. In addition, any of the selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any sale of common stock by any of the selling stockholders.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder in the Private Placement has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. In addition, agents, broker-dealers and underwriters may be titled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with the selling stockholders to keep this registration statement of which this prospectus constitutes a part effective for five years from the date it is declared effective by the SEC or until the date on which all of the shares required to be registered by us have been sold or otherwise transferred other than to permitted assignees pursuant to the Registration Rights Agreement.

Certain of our stockholders have entered into lock-up agreements. See the section of this prospectus captioned “Certain Relationships and Related Party Transactions—Lock-Up Agreements.”

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the certain terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits hereto, and to the applicable provisions of Delaware General Corporation Law (the “DGCL”).

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 15, 2026, we had 48,323,166 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, payable either in cash, in property or in shares of capital stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the amended and restated certificate (including any certificate of designation relating to any series of preferred stock). We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. Our board of directors may, without stockholder approval, authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.

Stock Options

The 2026 EIP reserves 3,825,000 shares of our common stock for future issuances of stock awards at the discretion of our board of directors to officers, employees, consultants and directors. As of June 15, 2026, no stock awards were outstanding under the 2026 EIP and 11,166,364 shares were issuable upon the exercise of outstanding stock options under the 2011 Plan.

Warrants

As of June 15, 2026 we had outstanding:

●	Placement Agent Warrants to purchase up to 677,260 shares of common stock with an exercise price of $3.00 per share;

●	Bridge Warrants to purchase up to 2,499,998 shares of common stock with an exercise price of $3.00 per share; and

●	Legacy Matternet Warrants to purchase up to 369,142 shares of common stock with an exercise price of $0.01 per share.

Placement Agent Warrants

The Placement Agent Warrants are exercisable until the earlier of (i) the fifth anniversary of the date of issuance and (ii) the third anniversary of the date on which the common stock is first listed any market tier of The Nasdaq Stock Market LLC, the New York Stock Exchange or NYSE American, and have an option for cashless (net) exercise at any time after the registration effectiveness deadline when there is no effective registration statement registering, or such registration statement is not available for, the resale of the shares issuable upon exercise of the Placement Agent Warrants. The Placement Agent Warrants have customary adjustment provisions for stock splits, share dividends, and fundamental transactions.

Bridge Warrants

The Bridge Warrants are exercisable until the fifth anniversary of the date of issuance and have an option for cashless (net) exercise at any time after the registration effectiveness deadline when there is no effective registration statement registering, or such registration statement is not available for, the resale of the shares issuable upon exercise of the Bridge Warrants. The Bridge Warrants have price-based weighted average anti-dilution protection, subject to customary exceptions, including, but not limited to, issuances of awards under the equity incentive plan and sales under the employe stock purchase plan (each as defined below), as well as customary adjustment provisions for stock splits, share dividends, and fundamental transactions. Such price-based weighted average anti-dilution protection will terminate six months after our common stock is listed on any market tier of The Nasdaq Stock Market LLC, the New York Stock Exchange or NYSE American.

Legacy Matternet Warrants

The Legacy Matternet Warrants are exercisable until the earlier of (i) the tenth anniversary of the date of issuance and (ii) the closing of our first initial public offering of common stock, and have an option for cashless (net) exercise. The Legacy Matternet Warrants have customary adjustment provisions for stock splits, share dividends, and fundamental transactions.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of Matternet by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of Matternet to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Vacancies. Our amended and restated bylaws and certificate of incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, except as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships is permitted to be set only by a resolution adopted by a majority of the Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors, but promotes continuity of management.

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. See the section titled “Management-Corporate Governance-Classified Board of Directors” for additional information.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

●	Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by the approval of a majority of the whole Board.

●	Stockholder Action; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, our chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority of the Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our amended and restated certificate of incorporation provides our board the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for:

●	any derivative action, suit or proceeding brought on behalf of us;

●	any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours;

●	any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws (as each may be amended from time to time);

●	any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

●	any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the amended and restated certificate of incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the amended and restated certificate of incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the amended and restated certificate of incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The amended and restated bylaws provide that our directors and officers, and directors and officers of our predecessor, will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.

The amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of and for the years ended September 30, 2025 and 2024, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern) included in this registration statement. The financial statements of the Company’s predecessor, LAVC, as of December 31, 2025 and for the period from June 2, 2025 (inception) through December 31, 2025, have been audited by Grassi & Co., CPAs, P.C., independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing the conditions that raise substantial doubt about LAVC’s ability to continue as a going concern). Such financial statements have been included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

As of the Effective Time, Grassi & Co., CPAs, P.C. (“Grassi”), was dismissed as the independent registered public accounting firm of the Company. Effective as of May 22, 2026, the board of directors approved the appointment of dbbmckennon to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2026.

During the interim period from June 2, 2025 to September 30, 2025, and the subsequent interim period through May 22, 2026, there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the interim period from June 2, 2025 to September 30, 2025, and the subsequent interim period through May 22, 2026, neither we nor anyone acting on our behalf consulted with dbbmckennon with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that dbbmckennon concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof. We provided Grassi with a copy of this disclosure and Grassi furnished us a letter addressed to the SEC stating whether Grassi agrees with the statements made by us, which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Matternet, Inc. 355 Ravendale Drive, Mountain View, California 94043.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 22, 2026, LAVC, Acquisition Sub and Legacy Matternet entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Legacy Matternet, with Legacy Matternet continuing as the surviving corporation. As a result of the Merger, Legacy Matternet became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Matternet, Inc. and will continue to be a public reporting company.

The Merger is being accounted for as a reverse-merger and recapitalization. Matternet is the acquirer for financial reporting purposes, and LAVC is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Matternet and will be recorded at the historical cost basis of Matternet, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Matternet up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The unaudited pro forma combined financial information is based on individual historical financial statements of Matternet and LAVC prepared under U.S. GAAP and is adjusted to give effect to the Merger Agreement.

Certain fees associated with the acquisition that were incurred by Matternet and LAVC, such as fees for legal and financial services, are reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations include certain non-recurring charges directly attributable to the Merger and related financing transactions. These charges are not expected to recur beyond twelve months following the closing of the Merger.

In addition to the initial private placement closing, on June 9, 2026, Matternet, Inc. completed a second subsequent closing of the same private placement offering (the “Second Closing”). In connection with the Second Closing, the Company issued an additional 339,666 shares of common stock at a purchase price of $3.00 per share, for aggregate gross proceeds of $1,019,004, before deducting placement agent fees and commissions of approximately $57,520. The unaudited pro forma combined balance sheet has been adjusted to reflect the gross proceeds and associated offering costs of the Second Closing as if it had been consummated on March 31, 2026, consistent with the treatment of the initial closing.

The unaudited pro forma combined balance sheets as of March 31, 2026 for Matternet and LAVC give effect to the Merger as if it had been consummated on March 31, 2026 and the transaction accounting adjustments for the Merger consist of those necessary to account for the Merger. The unaudited pro forma combined statements of operations for the six months ended March 31, 2026 give effect to the Merger as if it had been consummated on October 1, 2025 and the transaction accounting adjustments for the Merger consist of those necessary to account for the Merger. The unaudited pro forma combined statements of operations for the 12 months ended September 30, 2025 give effect to the Merger as if it had been consummated on October 1, 2024 and the transaction accounting adjustments for the Merger consist of those necessary to account for the Merger. No autonomous entity adjustments or management adjustments have been presented in the unaudited pro forma combined financial information. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and transaction accounting adjustments presented below.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Matternet’s audited consolidated financial statements as of and for the year ended September 30, 2025, (2) LAVC’s audited financial statements as of and for the year ended December 31, 2025, (3) Matternet’s unaudited consolidated financial statements as of and for the six months ended March 31, 2026, and (4) LAVC’s unaudited consolidated financial statements as of and for the three months ended March 31, 2026.

Matternet has a fiscal year ending September 30 and LAVC has a fiscal year ending December 31, resulting in a difference of 92 days between the two entities’ fiscal year ends. As permitted under Rule 11-02(c)(3) of Regulation S-X, the financial statements of an acquired entity may be presented for a period ending within 93 days of the registrant’s fiscal year end without adjustment. Accordingly, the unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2025 combines Matternet’s audited results for the twelve months ended September 30, 2025 with LAVC’s audited results for the period ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2026 combines the unaudited historical statement of operations of Matternet for the six months ended March 31, 2026 with the historical results of LAVC for the six months ended March 31, 2026 (constructed by combining LAVC’s unaudited results for the three months ended December 31, 2025 with its unaudited results for the three months ended March 31, 2026). Because LAVC’s fiscal year ended December 31, 2025 was included in the annual pro forma condensed combined statement of operations, LAVC’s results for the three months ended December 31, 2025 are included in both the annual and interim pro forma condensed combined statements of operations. For the three months ended December 31, 2025, LAVC recorded a net loss of $13,260. The difference between the periods presented does not result in a gap or overlap exceeding 93 days from the annual period previously presented.

Matternet, Inc and Los Altos Venture Corp.
Unaudited Pro Forma Combined Balance Sheets

	As of March 31, 2026	As of March 31, 2026	Transaction Accounting		Combined
	Matternet	LAVC	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,633,636	$13,011	$28,657,324	(e)	$29,912,060
			(2,163,911)	(f)
			(1,173,000)	(l)
			(55,000)	(a)
Accounts receivable, net	7,420				7,420
Prepaid expenses and other current assets	625,824		(360,000)	(l)	265,824
Total current assets	5,266,880	13,011	24,905,413		30,185,304
Property and equipment, net	968,710				968,710
Right-of-use assets, net	482,323				482,323
Other non-current assets	92,656				92,656
Total assets	$6,810,569	$13,011	$24,905,413		$31,728,993

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$549,473	$7,278			$556,751
Accrued expenses	894,807		(360,000)	(l)	359,807
			(175,000)	(l)
Accrued interest payable	130,038		(130,038)	(h)	-
Deferred revenue	271,727				271,727
Notes payable, net	4,176,510	45,000	(45,000)	(a)	4,176,510
Convertible debt, net	3,938,834		175,000	(l)	-
			(4,113,834)	(h)
Operating lease liability, current	487,367				487,367
Warrant liability	1,340,028		4,298,933	(h)	5,638,961
Derivative liability	2,044,103		(2,044,103)	(i)	-
Total current liabilities	13,832,887	52,278	(2,394,042)		11,491,123
Total liabilities	13,832,887	52,278	(2,394,042)		11,491,123

Redeemable preferred stock (all series)	66,878,708		(66,878,708)	(b)	-

Stockholders’ equity (deficit):
Common stock non voting	74
Common stock par value	632	1,000	(1,000)	(a)	4,830
			1,807	(b)
			8	(d)
			(706)	(k)
			1,538	(k)
			270	(a)
			955	(e)
			2	(j)
			250	(h)
Additional paid-in capital	63,913,973		1,000	(a)	163,872,197
			66,876,901	(b)
			(40,267)	(c)
			(832)	(k)
			249,992	(d)
			28,656,369	(e)
			62,498	(j)
			(2,163,911)	(f)
			7,499,744	(h)
			1,192,116	(g)
			(1,192,116)	(g)
			(10,000)	(a)
			(270)	(a)
			(1,173,000)	(l)
Accumulated deficit	(137,815,705)	(40,267)	(250,000)	(d)	(143,639,157)
			(62,500)	(j)
			(5,510,952)	(i)
			40,267	(c)
Total stockholders’ equity	$(73,901,026)	$(39,267)	$94,178,163		$20,237,870
Total liabilities and stockholders’ equity	$6,810,569	$13,011	$24,905,413		$31,728,993

Matternet, Inc and Los Altos Venture Corp.
Unaudited Pro Forma Combined Statement of Operations

	Six Months Ended March 31, 2026	Six Months Ended March 31, 2026	Transaction Accounting		Pro Forma
	Matternet	LAVC	Adjustments	Notes	Combined
Revenues	$134,125				$134,125
Cost of revenues	193,614				193,614
Gross profit (loss)	(59,489)				(59,489)

Operating expenses:
Research and development	2,170,843				2,170,843
General and administrative	4,253,318	19,904	250,000	(d)	4,585,722
			62,500	(j)
Sales and marketing	266,808				266,808
Total operating expenses	6,690,969	19,904	312,500		7,023,373

Loss from operations	(6,750,458)	(19,904)	(312,500)		(7,082,862)

Other income (expense):
Interest expense (non-cash)	(296,691)				(296,691)
Interest expense	(677,604)		43,750	(l)	(633,854)
Change in fair value of derivative liabilities	-				-
Change in fair value of warrant liabilities	(725,348)				(725,348)
Loss on extinguishment of debt			(5,510,952)	(i)	(5,510,952)
Other income (expense)	1,285,661				1,285,661
Total Other income (expense)	(413,982)		(5,467,202)		(5,881,184)
Net loss before income taxes	(7,164,440)	(19,904)	(5,779,702)		(12,964,046)
Income tax provision	3,590				3,590
Net loss	$(7,168,030)	$(19,904)	$(5,779,702)		$(12,967,636)

Net loss per common share - basic and diluted	$(0.15)				$(0.27)
Weighted-average shares used in computing basic and diluted net loss per share	48,308,440				48,308,440

Matternet, Inc and Los Altos Venture Corp.
Unaudited Pro Forma Combined Statement of Operations

	Year Ended September 30, 2025	Year Ended December 31, 2025	Transaction Accounting		Pro Forma
	Matternet	LAVC	Adjustments	Notes	Combined
Revenues	$392,739		-		$392,739
Cost of revenues	597,601		-		597,601
Gross profit (loss)	(204,862)		-		(204,862)
			-
Operating expenses:			-
Research and development	2,998,149		-		2,998,149
General and administrative	4,718,524	33,623	250,000	(d)	5,064,647
			62,500	(j)
Sales and marketing	219,597				219,597
Total operating expenses	7,936,270	33,623	312,500		8,282,393

Loss from operations	(8,141,132)	(33,623)	(312,500)		(8,487,255)

Other income (expense):
Interest expense (non-cash)	(4,643,165)				(4,643,165)
Interest expense	(1,070,461)				(1,070,461)
Change in fair value of derivative liabilities	(19,026,448)				(19,026,448)
Change in fair value of warrant liabilities	(365,162)				(365,162)
Gain on settlement	1,572,565				1,572,565
Other income	695,704				695,704
Total other expense	(22,836,967)				(22,836,967)
Net loss before income taxes	(30,978,099)	(33,623)	(312,500)		(31,324,222)
Income tax provision	8,492				8,492
Net loss	$(30,986,591)	$(33,623)	$(312,500)		$(31,332,714)

Net loss per common share - basic and diluted	$(0.64)				$(0.65)
Weighted-average shares used in computing basic and diluted net loss per share	48,308,440				48,308,440

Matternet, Inc and Los Altos Venture Corp.

Notes to Unaudited Pro Forma Financial Statements

Transaction Accounting Adjustments

a)	To record the cancellation of LAVC common stock that are cancelled immediately prior to the Effective Time. Simultaneously with the closing of the Merger, the $45,000 note payable to a stockholder of LAVC was repaid in full from merger proceeds pursuant to the terms of the promissory note, which provided for automatic acceleration upon consummation of a business combination or reverse takeover transaction.

b)	To record the conversion of the convertible preferred stock of Matternet into shares of our common stock upon the Merger.

c)	To eliminate the historical accumulated deficit of LAVC upon consummation of the Merger.

d)	To record 83,333 shares of Parent Common Stock issued in connection with referral services provided in arranging the merger transaction.

e)	To reflect the aggregate gross proceeds from the private placement offering, which was completed in two closings: (i) an initial closing resulting in the issuance of 9,212,761 shares of Parent Common Stock for gross proceeds of $27,638,320, and (ii) a subsequent closing on June 9, 2026 (the “Second Closing”) resulting in the issuance of an additional 339,666 shares of Parent Common Stock at $3.00 per share for gross proceeds of $1,019,004 — for combined gross proceeds of $28,657,324 from the issuance of 9,552,427 shares in the aggregate.

f)	To record cash commissions paid to placement agents in connection with both closings of the private placement, at rates of 4%–8% of gross proceeds from qualifying investors. Aggregate placement agent fees reflected in the pro forma adjustments total $2,163,911, inclusive of approximately $57,520 of fees attributable to the Second Closing.

g)	To record the fair value of placement agent warrants calculated at 8% of total shares issued from the private placement, which equals 677,260 warrants, from both closings of the private placement.

h)	To record the conversion of the Bridge Notes (net of unamortized discount and issuance costs) into common shares.

i)	To reduce the embedded conversion feature of the Bridge Notes at time of conversion.

j)	To record 20,833 shares of Parent Common Stock issued as legal fees relating to the Bridge Financing.

k)	To record the additional paid-in capital and common stock adjustments to reflect the common share outstanding at par value of $0.0001 per share after the Merger.

l)	To reflect transaction-related costs directly attributable to the Bridge Financing and PIPE financing, including legal and professional fees paid to advisors.

INDEX TO FINANCIAL STATEMENTS

Matternet, Inc. – Financial Statements

Condensed Consolidated Financial Statements as of and for the three and six months ended March 31, 2026 and 2025 (Unaudited)

Los Altos Venture Corp. – Financial Statements

Condensed Financial Statements as of and for the three months ended March 31, 2026 (Unaudited)

Matternet, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	March 31,	September 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$4,633,636	$294,411
Accounts receivable, net	7,420	60,002
Prepaid expenses and other current assets	625,824	600,114
Total current assets	5,266,880	954,527
Property and equipment, net	968,710	620,497
Right-of-use assets, net	482,323	678,426
Other non-current assets	92,656	55,071
Total assets	6,810,569	2,308,521

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$549,473	$537,445
Accrued expenses	894,807	376,553
Accrued interest payable	130,038	-
Deferred revenue	271,727	125,852
Notes payable, net	4,176,510	4,176,510
Convertible debt, net	3,938,834	-
Operating lease liability, current	487,367	576,940
Warrant liability	1,340,028	614,680
Derivative liability	2,044,103	-
Total current liabilities	13,832,887	6,407,980
Operating lease liability, non-current	-	103,504
Total liabilities	13,832,887	6,511,484

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock; 21,987,039 shares authorized; 8,688,830 and 18,994,952 issued and outstanding as of March 31, 2026 and September 30, 2025, Liquidation value of $43,039,186 and $91,397,911 as of March 31, 2026 and September 30, 2025, respectively	66,878,708	115,711,805

Stockholders’ deficit:
Common stock non-voting par value $0.0001; 1,000,000 shares authorized; 736,647 and 0 shares issued and outstanding as of March 31, 2026 and September 30, 2025	74	-
Common stock par value $0.0001; 39,000,000 shares authorized; 6,322,279 and 6,322,254 shares issued and outstanding as of March 31, 2026 and September 30, 2025	632	632
Additional paid-in capital	63,913,973	10,732,275
Accumulated deficit	(137,815,705)	(130,647,675)
Total Stockholders’ deficit	(73,901,026)	(119,914,768)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$6,810,569	$2,308,521

See accompanying notes to these condensed consolidated financial statements.

Matternet, Inc.

Condensed Consolidated Statements of Operations for the six months ended March 31, 2026 and 2025

(Unaudited)

	Six Months Ended March 31,
	2026	2025
Revenues	$134,125	$131,625
Cost of revenues	193,614	124,964
Gross profit (loss)	(59,489)	6,661

Operating expenses:
Research and development	2,170,843	1,630,993
General and administrative	4,253,318	2,312,367
Sales and marketing	266,808	108,847
Total operating expenses	6,690,969	4,052,207

Loss from operations	(6,750,458)	(4,045,546)

Other income (expense):
Interest expense (non-cash)	(296,691)	(1,610,540)
Interest expense	(677,604)	(507,600)
Change in fair value of derivative liabilities	-	1,306,244
Change in fair value of warrant liabilities	(725,348)	(84,811)
Other income (expense)	1,285,661	349,411
Total Other income (expense)	(413,982)	(547,296)
Net loss before income taxes	(7,164,440)	(4,592,842)
Income tax provision	3,590	7,892
Net loss	$(7,168,030)	$(4,600,734)
Net loss per common share - basic and diluted	$(1.03)	$(0.83)
Weighted-average shares used in computing basic and diluted net loss per share	$6,933,428	$5,521,098

See accompanying notes to these condensed consolidated financial statements.

Matternet, Inc.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the six months ended March 31, 2026 and 2025

(Unaudited)

	Redeemable Convertible Preferred Stock		Common Stock Non-Voting		Common Stock		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance at September 30, 2024	16,710,948	$83,320,617	-	$-	5,521,098	$552	$4,221,418	$(99,661,084)	$(95,439,114)
Net loss			-	-	-	-	-	(4,600,734)	(4,600,734)
Forgiveness on convertible preferred stock	1,902,086	(5,000,000)	-	-	-	-	5,000,000	-	5,000,000
Stock-based compensation expense			-	-	-	-	361,759	-	361,759
Balance at March 31, 2025	18,613,034	$78,320,617	-	$-	5,521,098	$552	$9,583,177	(104,261,818)	$(94,678,089)

	Redeemable Convertible Preferred Stock		Common Stock Non-Voting		Common Stock		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance at September 30, 2025	18,994,952	$115,711,805	-	$-	6,322,254	$632	$10,732,275	$(130,647,675)	$(119,914,768)
Net loss			-	-	-	-	-	(7,168,030)	(7,168,030)
Issuance of preferred stock in connection with Series B-3 offering (cash)	701,349	3,899,698	-	-	-	-	-	-	-
Options exercised	-	-	-	-	25	-	-	-	-
Warrants exercised for shares	-	-	2,836	-	-	-	-	-	-
Conversion of preferred stock to common stock	(11,007,471)	(52,732,795)	733,811	74	-	-	52,732,326	-	52,732,400
Stock-based compensation expense	-	-	-	-	-	-	449,372	-	449,372
Balance at March 31, 2026	8,688,830	$66,878,708	736,647	$74	6,322,279	$632	$63,913,973	$(137,815,705)	$(73,901,026)

See accompanying notes to these condensed consolidated financial statements

Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2026 and 2025

(Unaudited)

Cash flows from operating activities:
Net loss	$(7,168,030)	$(4,600,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	126,504	51,426
Operating lease right-of-use assets amortization	281,839	176,001
Gain on retirement of property, plant, and equipment	(69,513)	(775)
(Gain) loss on remeasurement of warrant liabilities	725,348	84,811
Loss on remeasurement of derivative liabilities	-	(1,306,244)
Amortization of debt issuance costs	66,417	13,315
Amortization of debt discount	296,691	1,610,540
Stock-based compensation expense	449,372	361,759
Changes in Operating Assets and Liabilities:
Accounts receivable	52,582	(92,648)
Prepaid expenses and other current assets	(25,703)	90,256
Other non-current assets	(37,586)	-
Accounts payable	12,029	(25,416)
Accrued expenses	512,270	(30,729)
Accrued interest payable	130,038	394,285
Deferred revenue	145,875	275,170
Operating lease liabilities	(278,812)	(188,451)
Net cash used in operating activities	(4,780,679)	(3,187,434)
Cash flows from investing activities:
Purchase of property, plant, and equipment	(405,203)	(3,293)
Net cash used in investing activities	(405,203)	(3,293)
Cash flows from financing activities
Proceeds from convertible notes	6,000,000	400,000
Proceeds from note payable	-	2,000,000
Proceeds from issuance of Series B-3 preferred stock, net of debt issuance costs	3,899,698	-
Payment of debt issuance fees	(374,591)	(21,500)
Net cash provided by financing activities	9,525,107	2,378,500
Net change in cash and cash equivalents	4,339,225	(812,227)
Cash and cash equivalents balance, beginning of period	294,411	1,414,866
Cash and cash equivalents balance, end of period	$4,633,636	$602,639

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$547,866	$188,477

Supplemental disclosure of non-cash investing and financing activities:
Forgiveness on convertible preferred stock	$-	$5,000,000
Warrants issued in connection with notes payable	$-	$95,291
Conversion of redeemable convertible preferred stock for non-voting common stock	$52,732,400	$-
Embedded derivative discount on convertible notes	$2,044,103	$-

See accompanying notes to these condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Nature of Operations and Business

Matternet, Inc. (the “Company”) is a Delaware corporation headquartered in Mountain View, California, founded in 2011 as a developer of commercial drone delivery systems for urban and suburban environments. The Company designs, builds, and operates autonomous drone networks that enable ultra-fast, low-cost, and zero-emission package delivery across healthcare, commerce, and logistics sectors.

The Company’s integrated platform includes autonomous drones, landing stations, and a cloud-based logistics platform that provides an end-to-end autonomous aerial delivery service for healthcare, e-commerce, and logistics organizations. In addition, the Company expanded into home delivery, launching a consumer drone delivery service.

2. Summary of Significant Accounting Policies

Going Concern and Management Plans

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $7,168,030 and $4,600,734 during the six months ended March 31, 2026 and 2025, respectively, and had cash used in operations of $4,780,679 during the six months ended March 31, 2026. The Company requires additional capital to operate and expects losses to continue for the foreseeable future. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern until it reaches profitability is dependent upon its ability to generate cash from operating activities and to raise additional capital to fund operations. Management plans to raise additional capital to fund operations through debt and/or equity financings. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company may not be able to obtain financing on acceptable terms, or at all.

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC applicable to interim period financial statements and do not include all of the information and disclosures required by accounting principles generally accepted in the United States (“GAAP”) for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and the results of operations for the periods presented. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended September 30, 2025. Interim results are not necessarily indicative of the results that may be expected for a full year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to the valuation of common stock and related stock-based compensation, warrant liabilities, and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, consisting principally of cash and cash equivalents, are potentially subject to credit risk concentration. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be credit-worthy, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

A significant portion of our revenue is concentrated with a limited number of customers. Customer A accounted for approximately 100% of revenue for the six months ended March 31, 2026 and 2025, respectively.

A significant portion of our accounts receivable are concentrated with a limited number of customers. Customer B accounted for approximately 0% and 82% of accounts receivable for the six months ended March 31, 2026 and September 30, 2025, respectively.

The loss of one more of these customers would have a material impact on the Company’s operations.

Fair value measurement

Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

●	Level 2— Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets and liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

See Note 4 for additional information regarding fair value measurements.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common stock and whether the instrument holders could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and, for liability-classified warrants, at each reporting period end date while the warrants are outstanding. The warrants are revalued on each subsequent balance sheet date until such instruments are exercised or expired, with any changes in the fair value between reporting periods recorded in the statements of operations.

Classification of Redeemable Convertible Preferred Stock

The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified its Redeemable Convertible Preferred Stock as temporary equity. The Redeemable Convertible Preferred Stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition or sale of all or substantially all of the Company’s assets, the convertible preferred stock would have become redeemable at the option of the holders.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments when specified criteria are met, unless an exception applies for conventional host instruments. The Company evaluates its convertible instruments, options, warrants or other contracts to determine whether embedded components require separate derivative accounting under ASC 815, Derivatives and Hedging (“ASC 815”). The result of this accounting treatment is that the fair value of the derivative is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity and subsequently become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”). The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We estimate the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of our own shares or comparable publicly traded companies in our industry group. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield reflects the Company’s history of not paying cash dividends on common stock and its expectation that it will not pay cash dividends in the foreseeable future. Forfeitures are recognized as incurred. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Revenue recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is measured based on the amount that reflects the consideration we expect to receive, which is based on the amount specified in the contract with our customer. Revenue is recognized when the performance obligations under the terms of the contract are satisfied, which generally occurs as control of the promised goods or services is transferred to customers. If appropriate under ASC 606, we allocate the transaction price to individually distinct performance obligations based on the relative standalone selling prices of the distinct good or service. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes revenue from its enterprise platform access over time based on the contract term. The Company accounts for its arrangements as a single, integrated performance obligation representing stand-ready access to and/or operation of a drone logistics network and related support services over the contractual service period. The Company primarily recognizes revenue over time, as the customer simultaneously receives and consumes the benefits of the Company’s stand-ready and operational services throughout the service term.

The Company recognizes revenue from its delivery as a service over time based on the contract term. The Company accounts for its managed delivery services as a single, integrated performance obligation representing the design, deployment, and operation of a drone delivery network, including related support activities such as maintenance, reporting, training, payload development, and planning.

Service fees that have been invoiced or paid but performance obligations have not been met are recorded as deferred revenue. As of March 31, 2026 and September 30, 2025, the Company had $271,727 and $125,852, respectively, in deferred revenue pertaining to customer operated and managed delivery services.

Cost of Revenue

Cost of revenue consists primarily of depreciation allocated to drone assets, direct labor, and other direct costs related to data, software, and services required for the drones to operate as intended.

The Company allocates the portion of depreciation expense recognized during each period based on a straight line methodology over the life of the drone assets.

Direct labor costs are allocated to cost of revenue based on departments or resource with direct contact involvement. Each contract is assessed to determine which personnel will be directly involved in delivery of performance obligations. Direct labor typically includes roles in fleet management, hardware operations, and software engineering.

General and Administrative Expense

General and administrative expenses represent costs incurred for general and administrative functions, which primarily consists of personnel compensation costs, including stock-based compensation for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. These costs are expensed as incurred.

Research and development

Research and development expenses represent costs incurred for research and development functions, which consists primarily of personnel compensation costs, including stock-based compensation, for employees in engineering, design and product development, and prototype materials (hardware and software) costs incurred during the product design process. Substantially all of the Company’s research and development expenses are related to developing new products and services, improving existing products and services, and developing product production processes. These costs are expensed as incurred. Research and development costs were $2,170,843 and $1,630,993 for the years ended March 31, 2026 and 2025.

Employee Retention Credit

During the six months ended March 31, 2026, the Company recognized Employee Retention Credit (“ERC”) funds under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act totaling $1,088,324.

The Company accounted for the ERC as government assistance and recognized the funds when management determined that the qualifying conditions had been substantially met and collection was reasonably assured. Amounts recognized under the program are included in other income in the condensed statements of operation.

Net loss per share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the weighted average number of shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities were anti-dilutive as of March 31 2026 and 2025, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of March 31, 2026 and 2025 were stock options which were 5,259,486 and 4,763,658 respectively. Also, for the 6 months ended March 31, 2026 and 2025, the Company had convertible preferred stock of 8,688,830 and 14,808,862, respectively, that is deemed potentially dilutive. Additionally, for the 6 months ended March 31, 2026 and 2025, the Company had convertible notes that were convertible into an indeterminate number of shares.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (FASB), in the form of an Accounting Standards Updates (ASU), to the FASB’s ASC. The Company will adopt these changes according to the various timetables the FASB specifies. There were no recently adopted accounting standards which had a material impact on the Company’s consolidated financial position, results of operations, changes in stockholders’ equity and cash flows.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” which requires the disaggregation of certain expenses in the notes of the financial statements to provide enhanced transparency into the expense captions presented on the face of the statements of operations. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, and may be applied either prospectively or retrospectively. Early adoption is permitted. The adoption will require certain additional disclosure in the notes to the Company’s consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets,” which provides a practical expedient for entities to estimate expected credit losses on current accounts receivable and current contract assets arising from revenue transactions accounted for under ASC 606. ASU 2025-05 is effective for the Company for annual periods beginning after December 15, 2025, and interim periods within those annual periods. The Company is evaluating the impact of this standard on its financial statements and related disclosures.

In September 2025, the FASB issued ASU 2025-06, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software,” which removes all references to prescriptive and sequential software development stages and establishes new criteria for the capitalization of internal-use software costs. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.

3. Revenue

Revenue is generated from the Company’s operations in the United States and Europe. The following table presents our revenues disaggregated by service type. Substantially all of the Company's revenue is generated within the United States; accordingly, the Company does not separately disaggregate revenue by geographic region, as such disclosure would not provide meaningful additional information to users of the financial statements. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors:

	Six Months Ended
	March 31,
	2026	2025
Enterprise Platform Access	$134,125	$131,625
Delivery-as-a-Service	-	-
Total revenue	$134,125	$131,625

Enterprise Platform Access

The Company generates revenue by providing customers access to its integrated drone platform and related operational infrastructure, including aircraft availability, cloud-based software access, tooling and spare parts, maintenance, support, training, and reporting services, which enable customers to perform delivery operations using the Company’s technology.

Delivery-as-a-Service

The Company generates revenue by installing, operating, and managing drone delivery networks on behalf of customers, including providing remote piloting, ground operations, system maintenance, cloud platform access, reporting, training, and operational support services

4. Fair Value Measurements

Assets Measured at Fair Value on a Recurring Basis

The following tables present the Company’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2026 and September 30, 2025:

	Fair Value Measurements
	as of March 31, 2026
	Level 1	Level 2	Level 3	Total
Financing warrants	$-	$-	$1,340,028	$1,340,028
Embedded derivative liabilities	-	-	2,044,103	2,044,103
Total liabilities at fair value	$-	$-	$3,384,131	$3,384,131

	Fair Value Measurements
	as of September 30, 2025
	Level 1	Level 2	Level 3	Total
Financing warrants	$-	$-	$614,680	$614,680
Total liabilities at fair value	$-	$-	$614,680	$614,680

Valuation Techniques and Significant Unobservable Inputs (Level 3)

For the warrants described below fair value is determined at each measurement date using a probability weighted scenario model that requires management to estimate the probability of settlement outcomes, including scenarios where an event fails to occur and therefore the warrant cannot be exercised. To value these outcomes, the Company must estimate the underlying preferred round valuation that provides the basis for the number of warrant shares that will be received by the holder and various inputs to a probability weighted scenario model.

Financing Warrants

The Company’s Financing warrants for the six months ended March 31, 2026 and 2025, respectively, are classified as derivative liabilities under ASC 815-40 because the settlement share counts are variable, causing the instruments to fail the fixed-for-fixed criteria required for equity classification. Fair value is determined at each measurement date using the probability weighted scenario model, which is considered to be a Level 3 fair value measurement. Key assumptions include:

	As of
	March 31,	September 30,
Assumptions	2026	2025
Risk free interest rate	3.72%	3.60%
Expected term	0.5	2.0
Expected volatility	60%	70%
Exercise Price of Warrant	$0.01	$0.01
Common stock fair value per share	$3.86	$1.84

Expected volatility is estimated using annualized historical volatility of a selected peer group of comparable publicly traded companies. The most sensitive nature of estimates in the above valuations is the fair value of an underlying qualified round and the probability of events considered.

Embedded Derivative Liabilities — Bridge Notes

The Company’s convertible notes contain embedded conversion features that require bifurcation as separate derivative instruments under ASC 815-15, as the economic characteristics and risks of the conversion feature are not clearly and closely related to the host debt instrument. The fair value of these embedded derivatives is estimated by using a with-and-without methodology: the convertible note is valued in its entirety (with the embedded conversion feature), and then without it, with the difference representing the fair value of the bifurcated derivative. The without scenario applies a credit-adjusted discount rate reflecting the Company’s estimated standalone borrowing cost absent the conversion feature and consideration of outcomes including default. In addition, the with scenario contemplates the probability of various conversion events defined by the underlying agreement, timeline to conversion, or default event based on the circumstances during each of the reporting dates.

	As of
	March 31,	September 30,
Assumptions	2026	2025
Discount rate	149.10%	-
Probability of qualifying financing event	85.00%	-
Probability of default	15.00%	-
Expected term of events	0.18 - 0.51	-

Level 3 Roll-Forward

The following table presents the changes in Level 3 financial liabilities measured at fair value using significant unobservable inputs on a recurring basis for the six months ended March 31, 2026 and year ended September 30, 2025:

	Warrant Liabilities	Embedded Derivatives	Total
Balance as of September 30, 2025	$614,680	$-	$614,680
Issuances	-	2,044,103	2,044,103
Changes in fair value recognized in earnings	725,348	-	725,348
Balance as of September 30, 2024	1,340,028	2,044,103	3,384,131

Changes in fair value related to the derivative and warrant liabilities are reported as separate line items on the statements of operations. Gains and losses attributable to instruments still held at period end are included within this line item for each period presented.

5. Property, Plant and Equipment, net

Property and equipment, net consists of the following:

	As of
	March 31,	September 30,
	2026	2025
Computer equipment	$129,092	$123,812
Furniture and fixtures	88,335	88,335
Software	150,757	150,757
Construction in process	844,228	374,792
Equipment and machinery	261,949	261,949
Drone and landing pads	729,408	729,409
Leasehold improvements	77,514	77,514
Property, plant, and equipment, gross	2,281,283	1,806,568
Accumulated depreciation	(1,312,573)	(1,186,071)
Property, plant, and equipment, net	$968,710	$620,497

Depreciation expense was $126,504 and $51,426 in the six months ended March 31, 2026 and 2025, respectively.

Construction in process consists of parts inventory for drone manufacturing and is not subject to amortization until the finished good drone is placed into service.

6. Convertible Notes and Non-Convertible Promissory Notes

The Company accounts for convertible promissory notes in accordance with ASC 470, Debt. Upon issuance of convertible notes with detachable warrants or other freestanding instruments, the Company allocates the total proceeds among the individual instruments based on their relative fair values at the date of issuance if all instruments are classified as equity or using the residual method if any instrument is classified as a liability.

Unamortized debt discount is presented as a direct reduction of the related notes payable on the consolidated balance sheet and is amortized to interest expense over the term of the note using the effective interest method.

2023 Convertible Notes

On July 31, 2023, the Company entered into a Note and Warrant Purchase Agreement (the “July 2023 NPA”) with multiple accredited investors. The July 2023 NPA authorized the issuance of convertible promissory notes (the “2023 Notes”) in an aggregate principal amount not to exceed $8,000,000, together with freestanding warrants to purchase shares of the Company’s common stock (the “Change of Control” and the “Conversion Warrants”). The Company issued $8,000,000 in total principal. The 2023 Notes are unsecured obligations of the Company.

The 2023 Notes bore interest at 8% per annum, and were originally scheduled to mature on July 31, 2025. The 2023 Notes were convertible into shares of the Company’s preferred stock upon certain triggering events, including a qualified financing, a change of control, an initial public offering, or at maturity at the election of the holders.

The Company concluded that the embedded conversion feature in the 2023 Notes required bifurcation as a derivative liability under ASC 815-15. The bifurcated derivative was recorded at fair value at issuance, with the resulting debt discount amortized to interest expense using the effective interest method. Subsequent changes in fair value were recognized in the statements of operations prior to extinguishment as described below. See Note 4 — Fair Value Measurements.

Each 2023 Note was issued with a freestanding Change of Control and Conversion Warrant to purchase shares of the Company’s common stock at an exercise price of $0.01 per share. The Change of Control and Conversion Warrants are classified as derivative liabilities and measured at fair value through earnings. See Note 7 — Derivative Liabilities and Note 4 — Fair Value Measurements.

On July 18, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2023 Notes executed an Omnibus Amendment to the July 2023 NPA. The 2023 NPA Amendment restructured the conversion mechanics of the 2023 Notes including reducing the threshold for automatic conversion from $20,000,000 to $1,000,000 in preferred stock proceeds.

On July 28, 2025, the Company and the Majority in Interest of Investors executed Omnibus Amendment No. 2 to Convertible Promissory Notes (the “July 28 Amendment”), effective as of that date. The July 28 Amendment’s sole substantive modification was to extend the maturity date of all 2023 Notes from July 31, 2025 to September 15, 2025.

The Company evaluated the July 18 Amendment and July 28 Amendment (collectively, the “July 2025 Amendments”) under ASC 470-60 and concluded that the amendments constitute a troubled debt restructuring. At the time of the amendments, the Company was experiencing recurring operating losses, negative operating cash flows, and was unable to repay the 2023 Notes in cash at maturity without the benefit of the amended conversion terms. The Company determined that the reduction in the conversion threshold from $20,000,000 to $1,000,000, together with the maturity extension to September 15, 2025, represented a concession that would not have been available from a market-rate lender given the Company’s financial condition. Because the aggregate undiscounted future cash flows under the restructured terms exceeded the carrying amount of the 2023 Notes at the amendment date, no gain on debt restructuring was recognized.

On September 2, 2025, upon consummation of the qualifying Series B-3 financing (Note 9), the outstanding principal of $8,000,000 and accrued interest of $1,191,035 on the 2023 Notes automatically converted into 3,419,398 shares of Series B-4 Preferred Stock. The Company did not accrue interest from the period June 20, 2025 to the date of the qualifying preferred stock financing as per the Series B-3 financing agreement. Upon conversion, the associated fair value of the embedded derivative liability of $21,302,850 was converted to the carrying value of the preferred stock. No balance remains as of September 30, 2025.

2024 Convertible Notes

On June 14, 2024, the Company entered into a Note Purchase Agreement (the “June 2024 NPA”) with multiple accredited investors, authorizing the issuance of convertible promissory notes (the “2024 Notes”) in an aggregate principal amount not to exceed $10,000,000. The Company issued $1,581,192 in aggregate principal under the June 2024 NPA through the period ended September 30, 2024 and an additional $400,000 in October 2024. The 2024 Notes bore interest at 8% per annum, and were originally scheduled to mature on June 14, 2027. The 2024 Notes were convertible into shares of the Company’s preferred stock upon certain triggering events, including a qualified financing, a change of control, an initial public offering, or at maturity at the election of the holders.

The Company concluded that the embedded conversion feature in the 2024 Notes requires bifurcation as a derivative liability under ASC 815-15. The bifurcated derivative was recorded at fair value at issuance, with the resulting debt discount amortized to interest expense using the effective interest method. Subsequent changes in fair value are recognized in the statements of operations. See Note 4 — Fair Value Measurements.

On July 18, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2024 Notes executed an Omnibus Amendment to Note Purchase Agreement and Convertible Promissory Notes and Warrant Agreement (the “2024 NPA Amendment”). The 2024 NPA Amendment restructured the conversion mechanics of the 2024 Notes on substantially the same terms as the 2023 NPA amendment, including reducing the threshold for automatic conversion from $20,000,000 to $1,000,000 in preferred stock proceeds. In connection with the 2024 NPA Amendment, the Company issued freestanding warrants to purchase shares of the Company’s Voting Common Stock to each investor (the “Conversion Warrants”). The Conversion warrants have the same mechanics as the previous ones issued in connection with the July 2023 NPA. These warrants have an exercise price of $0.01 per share, a variable share count based on the lowest price per share in the triggering financing, and expire on July 18, 2035. They are classified as derivative liabilities and measured at fair value through earnings. See Note 7 — Derivative Liabilities and Note 4 — Fair Value Measurements.

The 2024 NPA Amendment was accounted for as an extinguishment under ASC 470-50 as the present value of modified debt’s cash flows exceeded the present value of the original debt’s remaining cash flows by more than 10% at the time of the amendment. The Company recorded a gain of $1,809,058 on the extinguishment for the period ended September 30, 2025.

On September 2, 2025, upon consummation of a qualifying preferred stock financing, the outstanding principal of $1,981,192 and accrued interest of $138,193 on the 2024 Notes automatically converted into 551,935 shares of Series B-5 Preferred Stock. The Company did not accrue interest from the period June 20, 2025 to the date of the qualifying preferred stock financing as per the September 2, 2025 agreement. Upon conversion, the associated fair value of the embedded derivative liability of $3,438,555 was converted to the carrying value of the preferred stock.

Non-Convertible Promissory Notes

On January 3, 2025, the Company entered into the Note and Warrant Purchase Agreement (“January 2025 NPA”) pursuant to which it agreed to issue secured promissory notes (the “2025 Notes”) and accompanying warrants (see Note 7) to purchase shares of Common Stock to a series of accredited investors. The Company issued $2,000,000 in aggregate principal under the January 2025 NPA and an additional $2,176,510 through August 2025. The 2025 Notes bore interest at 20% per annum, and were originally scheduled to mature on December 31, 2025. See Note 15 – Subsequent events.

On August 8, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2025 Notes executed an Omnibus Amendment to the January 2025 NPA. The Amendment increased the interest rate to 25% for all the promissory note holders. Also, it added an investor cancellation right in which if an Equity Financing occurs on or prior to the maturity date, each investor has the right, at the investor’s option, to cancel the outstanding principal and all accrued interest in exchange for shares of preferred stock at the per-share price paid by other new money purchasers in the equity financing.

The Company evaluated the August 8, 2025 amendment and concluded a substantive conversion option was added, which was the Investor Cancellation Right. This right allows investors to convert their debt into equity upon an equity financing. This feature benefits the investors by providing optionality. It does not reduce the debtor’s interest burden, extend time to payment, or otherwise improve the debtor’s financial position. The feature was entirely absent at issuance. Its addition fundamentally changes the character of the instrument from pure debt to debt with an equity conversion pathway. Given at the time of the amendment , the Company was closing it’s B-3 preferred round, it was determined the cancellation right is a substantive conversion option and under ASC 470-50-40-10, the modification is treated as an extinguishment.

The carrying value of the 2025 Notes was $4,176,510 as of March 31, 2025. The principal payment of $4,176,510 is due on December 31, 2025.

Interest expense recognized on the convertible notes and promissory notes, including amortization of debt discount, was $974,295 and $2,118,140 for the years ended March 31, 2026 and 2025, respectively.

2025 Convertible Promissory Notes

On March 3, 2026, Matternet issued senior secured convertible promissory notes (the “Bridge Notes”) in an aggregate principal amount of $6,000,000 to accredited investors. The Bridge Notes bear interest at 10% per annum (accruing, payable at maturity), mature on September 3, 2026, and are secured by a first-priority lien on all of Matternet’s assets. The notes contain a mandatory conversion feature triggered upon the closing of a specified transaction and a forgiveness of accrued interest upon conversion. The Bridge Notes also entitle holders to contingently issuable warrants upon certain closing conditions.

Upon the closing of a specified transaction (as defined in the Bridge Note agreements), the outstanding principal amount of the Bridge Notes will automatically convert into equity securities of the Company (or a successor entity) at a conversion price equal to 80% of the offering price applicable to such transaction (the “Conversion Price”). Accrued and unpaid interest is forgiven upon conversion and will not be settled in cash or equity. If the specified transaction does not close, the Bridge Notes remain outstanding and are repayable in cash at maturity.

The conversion feature is classified as derivative liability and measured at fair value through earnings. See Note 7 — Derivative Liabilities and Note 4 — Fair Value Measurements.

Upon the closing of the specified transaction described above, each Bridge Note holder will receive warrants (the “Bridge Warrants”) to purchase a number of shares of common stock equal to 100% of the shares initially issuable upon conversion of such holder’s Bridge Notes, at an exercise price equal to the offering price of the specified transaction, with a five-year term. The Bridge Warrants include price-based weighted average anti-dilution protection, subject to customary exceptions, and customary adjustment provisions. The obligation to issue Bridge Warrants is contingent on closing of the specified transaction and does not give rise to a separately recognized liability as of March 31, 2026.

7. Derivative Liabilities

Freestanding Warrants

The Company has issued convertible promissory notes and freestanding warrants in connection with several financing transactions. Certain of these instruments are required to be classified and measured as derivative liabilities under ASC 815, Derivatives and Hedging. All derivatives are classified as current or non-current liabilities based on the anticipated settlement date and are remeasured at fair value at each balance sheet date, with changes in fair value recognized in the statement of operations.

The Company has issued four series of freestanding warrants in connection with its note financing arrangements, each classified as a derivative liability and measured at fair value at each reporting date, with changes recognized in the statement of operations.

In connection with the July 2023 NPA), the Company issued Change of Control warrants (“CoC Warrants”) to noteholders. The number of shares issuable under each CoC Warrant was variable, determined by a formula based on the implied equity value of the Company upon a Change of Control, causing the warrants to fail the fixed-for-fixed test under ASC 815-40-15. The initial fair value of the CoC Warrants recorded as a discount to the note was $71,822. The CoC Warrants expired on January 31, 2025 without being exercised, and the related derivative liabilities were derecognized with a corresponding gain recognized in the fiscal year ended March 31, 2025.

Concurrently with the July 2023 NPA notes, the Company issued Conversion Financing warrants (the “CW-Series Warrants”) to each noteholder. Each CW-Series Warrant entitled the holder to receive shares of common stock upon a Qualified Financing, with the number of shares determined by dividing a fixed dollar amount by the Qualified Financing share price — a variable quantity contingent on a future financing event. The variable share count caused these warrants to fail the fixed-for-fixed test under ASC 815-40-15, requiring derivative liability classification from inception. The initial fair value of the CW-Series Warrants recorded as a discount to the note was $641,592. On September 2, 2025, upon conversion of the July 2023 NPA notes into Preferred Stock, the CW-Series Warrants were net exercised into common stock shares and the related warrant liabilities were derecognized with reclassification to additional paid-in capital.

On July 18, 2025, in connection with the July 2025 Omnibus Amendment to the July 2024 NPA, the Company issued additional warrants (the “Conversion Warrants”) to noteholders as consideration for the amendment. Each warrant entitles the holder to receive shares of common stock equal to 50% of the holder’s outstanding principle divided by the price per share in a future Qualified Financing, at an exercise price of $0.01 per share. The variable share count requires derivative liability classification under ASC 815-40-15, consistent with the CW-Series Warrants. The initial fair value of the Conversion Warrants recorded as a discount to the note was $152,121. These warrants were net exercised on September 2, 2025 concurrently with the note conversion, and the related warrant liabilities were derecognized with reclassification to additional paid-in capital.

In connection with the January 3, 2025 Note and Warrant Purchase Agreement (the “January 2025 NPA”), the Company issued freestanding warrants (the “Financing Warrants”) to noteholders across multiple closings from January through August 2025, with aggregate notes of approximately $4.2 million issued. Each Financing Warrant entitles the holder to receive shares of common stock with a value equal to a specified multiple of the holder’s note principal, determined based on the price per share in a future Qualified Financing, at an exercise price of $0.01 per share. The variable share count causes these warrants to fail the fixed-for-fixed test under ASC 815-40-15, requiring derivative liability classification. The initial fair value of the Financing Warrants recorded as a discount to the note was $95,291. The fair value at each closing was recognized as a debt discount on the related promissory notes. As of September 30, 2025, the Financing Warrants remain outstanding and are carried at fair value.

The fair value measurements of the Company’s freestanding warrants, including the valuation methodology, significant unobservable inputs, and Level 3 roll-forward, are disclosed in Note 4— Fair Value Measurements.

Embedded Derivative Liabilities

The Company’s convertible promissory notes issued under the July 2023 NPA and June 2024 NPA contained embedded conversion features that required bifurcation as derivative liabilities under ASC 815-15. Each conversion feature functioned as a share-settled redemption feature — the holder received a variable number of shares with an aggregate value in excess of principal, which meets the definition of a derivative. Each bifurcated derivative was recognized at fair value at issuance, with the residual proceeds allocated to the debt host at amortized cost, and remeasured at fair value at each reporting date with changes recognized in the statement of operations.

The July 2023 NPA notes bore interest at 8% per annum and provided for conversion into Preferred Stock upon a Qualified Financing, Non-Qualified Financing, Change of Control, or IPO. The conversion price was the lesser of (i) 80% of the lowest price per share in the applicable financing (a 20% discount) or (ii) $100,000,000 divided by the Fully Diluted Capitalization immediately prior to such financing. The variable conversion price and resulting variable share count require bifurcation of the conversion feature as a derivative liability under ASC 815-15.

On July 28, 2025, the Qualified Financing threshold was reduced from $20.0 million to $1.0 million as part of the July 2025 Omnibus Amendment, which affected the fair value of the embedded derivative but did not change the bifurcation conclusion. On September 2, 2025, the notes converted into Shadow Preferred Stock in connection with a Qualified Financing, and the embedded derivative liability was derecognized with reclassification to additional paid-in capital.

The June 2024 NPA notes bear interest at 8% per annum, mature June 14, 2027, and provide for conversion into Shadow Preferred Stock upon a Qualified Financing, Non-Qualified Financing, Change of Control, or IPO. The conversion price is the lesser of (i) 85% of the lowest price per share in the applicable financing (a 15% discount) or (ii) $125,000,000 divided by the Fully Diluted Capitalization immediately prior to such financing. Consistent with the July 2023 NPA analysis, the variable conversion price required bifurcation of the conversion feature as a derivative liability under ASC 815-15.

In connection with the Bridge Notes issued in March 3, 2026, a conversion feature exists that will automatically convert into equity securities of the Company (or a successor entity) at a conversion price equal to 80% of the offering price applicable to such transaction. Accrued and unpaid interest is forgiven upon conversion and will not be settled in cash or equity. The mandatory conversion feature and the associated 20% discount to the transaction offering price represent an embedded derivative that is not clearly and closely related to the debt host instrument and requires bifurcation under ASC 815-15.

The fair value measurements of the Company’s derivative liabilities, including the valuation methodology, significant unobservable inputs, and Level 3 roll-forward, are disclosed in Note 4— Fair Value Measurements.

8. Stock-based Compensation

Stock-based compensation expense is classified based on the cost center to which the award holder belongs. The remaining shares available for issuance under the 2011 Equity Incentive Plan was 1,754,852 as of March 31, 2026. The Company recorded stock-based compensation expense in the consolidated statements of operations as follows:

	Six Months Ended
	March 31,
	2026	2025
Research and development	$95,704	$117,929
General and administrative	353,668	243,830
Total stock-based compensation expense	$449,372	$361,759

Stock-based compensation expense for stock options of $449,372 and $361,759 for the six months ended March 31, 2026 and 2025, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to approximately $1,454,969 as of March 31, 2026, which will be recognized over a weighted average period of 2.16 years.

A summary of information related to stock options for the six months ended March 31, 2026 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of September 30, 2025	4,514,863	$1.37
Granted	838,000	1.97
Exercised	(25)	1.08	$70
Forfeited/expired	(93,352)	1.40
Outstanding as of March 31, 2026	5,259,486	1.47	$12,586,779

Exercisable as of March 31, 2026	3,686,131	$1.41	$9,046,741
Exercisable and expected to vest at March 31, 2026	5,259,486	$1.47	$12,586,779

As of March 31, 2026, the weighted average duration to expiration of outstanding options was 6.68.

The stock options granted during the six month period ended March 31, 2026 were valued using the Black-Scholes pricing model using the range of inputs as follows:

Assumptions	March 31, 2026
Risk free interest rate	3.71% -3.82%
Expected volatility	60.7% - 65.3%
Expected term	4.9 - 6.0
Dividend yield	$-

The weighted average grant date fair value of options granted during six month period ended March 31, 2026 was $1.17.

9. Convertible Preferred Stock

All series of the Company’s redeemable convertible preferred stock are classified as mezzanine (temporary) equity pursuant to ASC 480-10-S99, as redemption is contingent upon deemed liquidation events that are outside the Company’s control. No accretion has been recorded as redemption is not probable.

On September 2, 2025, the Company entered into a Series B-3 Preferred Stock and Warrant Purchase Agreement (the “Series B-3 financing”) which involved the issuance of three classes of preferred stock (Series B-3, Series B-4, and Series B-5), Non-Voting Common Stock warrants (see Note 10), and the conversion of previously outstanding convertible promissory notes (See Note 6). The financing involved 3 components: 1) issuance of B-3 preferred stock which resulted in proceeds of $1,339,478; 2) issuance of Series B-4 preferred stock through the conversion of the 2023 convertible notes of $9,191,035; 3) issuance of Series B-5 preferred stock through the conversion of the 2024 convertible notes of $2,119,835. As part of the Series B-3 financing, an entity affiliated with a member of the Company’s Board of Directors invested $744,999 in the offering.

In connection with the financing, the Company amended its certificate of incorporation to include a pay-to-play provision. Holders of existing preferred stock who did not participate in the financing were automatically converted into non-voting common stock at a 15:1 ratio. The Company determined this provision was substantive for non-participating holders and accounted for the conversion as an extinguishment. For participating holders, the modification was not substantive. For participating holders whose preferred stock was not converted, the Company determined that the modification did not result in a substantive change because the pay-to-play condition was satisfied and is now moot for these holders. On November 1, 2025, certain holders of the Series Seed through Series B-2 converted their convertible preferred shares to non-voting common stock at a 15:1 ratio. See statement of stockholders deficit.

During the six months ended March 31, 2026, in connection with the Series B-3 financing, the Company issued an additional 701,349 shares of Series B-3 preferred stock which resulted in proceeds of $3,899,698, net of debt issuance costs. Of the aggregate $3,899,698 investment, approximately $2,140,992 related to investments made by parties determined to be related parties.

As of March 31, 2026, preferred stock was made up of the following:

Series	Original Issue Price	Liquidation Preference/Share	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Common Stock Issuance Upon Conversion	Liquidation Preference
Series Seed	2.62	2.62	2,500,435	615,092	$1,525,824	615,092	$1,616,887
Series A	3.40	3.40	4,883,780	139,679	265,935	139,679	475,363
Series A-2	5.33	5.33	1,918,688	398,665	2,124,884	398,665	2,124,884
Series B-1	8.23	8.23	5,494,038	2,643,172	21,626,220	2,643,172	21,753,306
Series B-2	9.40	9.40	11,921	4,783	44,960	4,783	44,960
Series B-3	6.23	6.23	3,206,844	916,106	5,239,129	916,106	5,713,433
Series B-4	2.68	2.68	3,419,398	3,419,398	30,493,849	3,419,398	9,191,000
Series B-5	3.83	3.83	551,935	551,935	5,557,908	551,935	2,119,353
Total			21,987,039	8,688,830	$66,878,709	8,688,830	$43,039,186

Upon a liquidation, dissolution, or deemed liquidation event, each holder receives the greater of (i) the Original Issue Price plus declared but unpaid dividends, or (ii) the as-converted value, with all series ranking pari passu. Dividends are non-cumulative and none have been declared or paid in any period presented. Each share auto-converts into fully-paid, non-assessable shares of Voting Common Stock at the applicable conversion rate being either; (1) Immediately before a qualified IPO in which the Company raises at least $40 million in gross proceeds and its shares are listed on Nasdaq, the NYSE, or another approved exchange; or (2) Upon written request by holders of a majority of the outstanding Preferred Stock (on an as-converted basis), effective at the time specified in the request.

10. Equity

Common Stock

The Company is authorized to issue 39,000,000 shares of common stock, $0.0001 par value per share. As of March 31, 2026, 6,322,279 shares were issued and outstanding. Each share of common stock entitles the holder to one vote per share. Holders of common stock are entitled to receive dividends if and when declared by the Board of Directors. No dividends were declared or paid during the years ended March 31, 2026 and September 30, 2025.

Additionally, the Company is authorized to issue 1,000,000 shares of common stock which is considered non-voting at $.0001 par value per share. As of March 31, 2026, 736,647 shares were issued and outstanding.

Warrants

In connection with the September 2, 2025 Series B-3 financing, the Company issued CWNV warrants equal to 33% of Series B-3 shares purchased by each pro rate purchaser at an exercise price of $0.01 per share. The warrants expire at the earlier of (a) June 20, 2035; (b) change of control; (c) IPO. There were up to 1,000,000 warrant shares authorized. The warrants were determined to be equity-classified instruments in accordance with ASC 815-40, as they are indexed to the Company’s own stock and meet all equity classification conditions. As of March 31, 2026, 183,546 warrants remained outstanding and unexercised.

CWNV Warrants
Balance at September 30, 2025	29,357
Granted	157,025
Exercised	(2,836)
Balance at March 31, 2026	183,546

Redeemable Convertible Preferred Stock

The Company’s Series Seed, Series A, Series B-1, Series B-2, Series B-3, Series B-4, and Series B-5 redeemable convertible preferred stock are classified outside of permanent stockholders’ equity (deficit) on the consolidated balance sheets in accordance with ASC 480-10-S99 and SEC Staff guidance (ASR 268), as the shares are redeemable upon the occurrence of certain deemed liquidation events outside the Company’s control. See Note 9 on Redeemable Convertible Preferred Stock.

11. Commitments and contingencies

Lease – Right of Use Asset and Liability

The Company leases its facilities, which include office and R&D space, under non-cancelable lease agreements with terms expiring in November 2026. Certain of these arrangements have free rent and escalating rent payment provisions. Under such arrangements, the Company recognizes an ROU asset and lease liability on the consolidated balance sheets. Lease costs are recognized on a straight-line basis over the non-cancelable lease term.

The following summarizes the cash flow and noncash information related to the operating leases:

Total lease expense was $305,652 and $181,958 for the periods ended March 31, 2026 and 2025, respectively.

	Six Months Ended
	March 31,
	2026	2025
Operating cash flows paid for operating leases	$302,625	$194,408
Right-of-use assets obtained in exchange for operating lease obligations	-	-
Total rent (lease) expense	$305,652	$181,958

Weighted average lease terms and discount rates were as follows:

	As of
	March 31,	September 30,
	2026	2025
Weighted-average remaining lease term (in years)	0.67	1.17
Weighted-average discount rate	9.25%	9.25%

Other Commitments

From time to time, the Company is a party to litigation and subject to claims incidental to its business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of ongoing matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of judgment, defense and settlement costs, diversion of management resources, and other factors. At each reporting period, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable, requiring recognition of a loss accrual, or whether the potential loss is reasonably possible, requiring disclosure. Legal fees are expensed as incurred.

12. Segment information

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. For reviewing the operational performance of the Company and for the purpose of allocating resources, the Chief Operating Decision Maker (“CODM”) of the Company, identified as the Chief Executive Officer, reviews the consolidated results as a whole. The CODM considers the Company a single operating and reportable segment, when monitoring operations, making decisions on capital and investment allocations and evaluating performance.

The accounting policies of the Segment are the same as those described in the summary of significant accounting policies. Financial information for the Segment is consistent with the financial information presented in these consolidated financial statements. Significant segment expenses that are provided to CODM on a regular basis and are included within reported measure of segment profit or loss are research and development and general and administrative. Other segment items are represented by change in fair value of derivative and warrant liabilities and interest expense.

The Statements of Operations for six months ended March 31, 2026 and 2025, reflect the significant segment expenses and other segment items, as well as the balance sheets as of March 31, 2026 and 2025, for the one reportable segment. The Company's disaggregation of revenue by service type is presented in Note 3 - Revenue. As substantially all revenue is derived from the United States, geographic disaggregation is not presented in the revenue disclosure.

Disaggregation of Long-lived Assets

Long-lived assets consist of property and equipment and ROU assets. Long-lived assets by geographical region are as follows:

	As of
	March 31,	September 30,
	2026	2025
United States	$1,429,604	$1,170,916
Switzerland	4,167	128,007
United Kingdom	17,262	-
Total long-lived assets	$1,451,033	$1,298,923

13. Related Party

In connection with the January 2025 NPA, the Company issued secured promissory notes and warrants to Emmanuel Raptopoulos in an arms-length transaction during the year ended September 30, 2025. The principal amount of the notes were $726,510 in aggregate with an initial interest rate of 20% and maturity date of December 31, 2025 and have similar terms as the other note holders of the January 2025 NPA. In addition, the warrants issued were the financing warrants as described in Note 6 with similar term as other warrant holders. As of September 30, 2026, the notes were outstanding in full.

In connection with the July 2023 NPA, the Company issued convertible notes and warrants to Olympic Investments, Inc. and 5G Ventures S.A., 5% holders, for $1,500,000, which bore interest at 8% per annum and was originally scheduled to mature on July 31, 2025 (See Note 4). The note and warrants had similar terms as the other note holders of the July 2023 NPA. The note and warrant converted to convertible preferred stock on September 2, 2025.

Refer to Note 9 for additional information regarding the related party equity investment associated with the Series B-3 financing.

14. Subsequent events

The Company has evaluated subsequent events through May 12, 2026, the date the financial statements were available to be issued, and has not identified events requiring disclosure.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Matternet, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Matternet, Inc. and subsidiaries (collectively the “Company”) as of September 30, 2025 and 2024, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses, used cash in operations, and requires additional capital to operate, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

Newport Beach, California

May 12, 2026

We have served as the Company’s auditor since 2026.

PCAOB ID #3501

Matternet, Inc.

Consolidated Balance Sheets

As of September 30, 2025 and 2024

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$294,411	$1,414,866
Accounts receivable, net	60,002	7,440
Prepaid expenses and other current assets	600,114	319,292
Total current assets	954,527	1,741,598
Property and equipment, net	620,497	787,543
Right-of-use assets, net	678,426	236,429
Other non-current assets	55,071	3,807
Total assets	$2,308,521	$2,769,377

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICT
Current liabilities:
Accounts payable	$537,445	$201,348
Accrued expenses	376,553	372,263
Accrued interest payable	-	729,885
Deferred revenue	125,852	-
Notes payable, net	4,176,510	-
Convertible debt, net - current	-	5,531,810
Operating lease liability, current	576,940	253,986
Warrant liability	614,680	582,170
Derivative liability	-	5,714,957
Total current liabilities	6,407,980	13,386,419
Convertible debt, net - non-current	-	1,473,597
Operating lease liability, non-current	103,504	-
Accrued interest payable, non-current	-	27,858
Total liabilities	6,511,484	14,887,874

Commitments and contingencies (Note 12)

Redeemable convertible preferred stock; 21,987,039 shares authorized; 18,994,952 issued and outstanding as of September 30, 2025, 16,710,948 shares issued and outstanding as of September 30, 2024. Liquidation value of $91,397,911 and 83,748,193 as of September 30, 2025 and 2024.	115,711,805	83,320,617

Stockholders’ deficit:
Common stock par value $0.0001; 39,000,000 shares authorized; 6,322,254 and 5,521,098 shares issued and outstanding as of September 30, 2025 and 2024.	632	552
Additional paid-in capital	10,732,275	4,221,418
Accumulated deficit	(130,647,675)	(99,661,084)
Total Stockholders’ deficit	(119,914,768)	(95,439,114)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$2,308,521	$2,769,377

See accompanying notes to these consolidated financial statements.

Matternet, Inc.

Consolidated Statements of Operations for the years ended

September 30, 2025 and 2024

	Year ended September 30,
	2025	2024
Revenues	$392,739	$542,974
Cost of revenues	597,601	905,703
Gross profit (loss)	(204,862)	(362,729)

Operating expenses:
Research and development	2,998,149	3,411,008
General and administrative	4,718,524	4,921,812
Sales and marketing	219,597	221,570
Total operating expenses	7,936,270	8,554,390

Loss from operations	(8,141,132)	(8,917,119)

Other income (expense):
Interest expense (non-cash)	(4,643,165)	(2,053,355)
Interest expense	(1,070,461)	(674,355)
Change in fair value of derivative liabilities	(19,026,448)	(1,567,737)
Change in fair value of warrant liabilities	(365,162)	131,244
Gain on extinguishment of debt	1,572,565	-
Other income	695,704	187,773
Total other expense	(22,836,967)	(3,976,430)
Net loss before income taxes	(30,978,099)	(12,893,549)
Income tax provision	8,492	3,650
Net loss	$(30,986,591)	$(12,897,199)
Net loss per common share - basic and diluted	$(5.55)	$(2.34)
Weighted-average shares used in computing basic and diluted net loss per share	5,585,734	5,521,098

See accompanying notes to these consolidated financial statements.

Matternet, Inc.

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the years ended September 30, 2025 and 2024

	Redeemable Convertible Preferred Stock		Common Stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance at September 30, 2023	16,710,948	$83,320,617	5,521,098	$552	$3,116,972	$(86,763,885)	$(83,646,361)
Net loss	-	-	-	-	-	(12,897,199)	(12,897,199)
Stock-based compensation expense	-	-	-	-	1,104,446	-	1,104,446
Balance at September 30, 2024	16,710,948	$83,320,617	5,521,098	$552	$4,221,418	(99,661,084)	$(95,439,114)
Net loss	-	-	-	-	-	(30,986,591)	(30,986,591)
Forgiveness on convertible preferred stocks	(1,902,086)	(5,000,000)			5,000,000		5,000,000
Issuance of preferred stock upon conversion of convertible notes	3,971,333	36,051,824	-	-	-	-	-
Issuance of preferred stock in connection with Series B-3 offering (cash)	214,757	1,339,364	-	-	-	-	-
Options exercised	-	-	5,050	-	8,916	-	8,916
Warrant liability extinguished	-	-	-	-	839,573	-	839,573
Warrants exercised for shares	-	-	796,106	80	(80)	-	-
Stock-based compensation expense	-	-	-	-	662,448	-	662,448
Balance at September 30, 2025	18,994,952	$115,711,805	6,322,254	$632	$10,732,275	(130,647,675)	$(119,914,768)

See accompanying notes to these consolidated financial statements.

Matternet, Inc.

Consolidated Statements of Cash Flows for the years ended September 30, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net loss	$(30,986,591)	$(12,897,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	172,972	449,700
Operating lease right-of-use assets amortization	417,312	383,844
Gain on extinguishment of debt	(1,572,565)	-
Loss on retirement of property, plant, and equipment	78,728	243,913
(Gain) loss on remeasurement of warrant liabilities	365,162	(131,244)
Loss on remeasurement of derivative liabilities	19,026,449	1,567,737
Amortization of debt issuance costs	61,102	4,661
Amortization of debt discount	4,610,088	2,053,355
Stock-based compensation	662,448	1,104,446
Changes in Operating Assets and Liabilities:	-	-
Accounts receivable	(52,561)	249,981
Prepaid expenses and other current assets	(280,825)	234,449
Other non-current assets	(51,263)	136,000
Accounts payable	336,096	(50,696)
Accrued expenses	9,896	(70,770)
Accrued interest payable	571,465	669,612
Deferred revenue	125,852	(281,944)
Operating lease liability	(432,851)	(366,287)
Net cash used in operating activities	(6,939,086)	(6,700,442)
Cash flows from investing activities:
Purchase of property, plant, and equipment	(84,654)	(131,340)
Net cash used in investing activities	(84,654)	(131,340)
Cash flows from financing activities
Proceeds from promissory notes payable	4,176,510	-
Proceeds from convertible notes	400,000	1,581,192
Proceeds from issuance of Series B-3 preferred stock	1,339,364	-
Common stock issued for options exercised	8,916	-
Payment of debt issuance fees	(21,505)	(49,844)
Net cash provided by financing activities	5,903,285	1,531,348
Net change in cash and cash equivalents	(1,120,455)	(5,300,434)
Cash and cash equivalents balance, beginning of year	1,414,866	6,715,300
Cash and cash equivalents balance, end of year	$294,411	$1,414,866

Supplemental disclosure of cash flow information
Cash paid for interest	$498,976	$4,744
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$859,310	$486,673
Conversion of convertible notes and extinguishment of derivative liability for convertible preferred stock	$36,051,826	$-
Extinguishment of warrant liability for convertible preferred stock	$839,573	$-
Forgiveness on convertible preferred stock	$5,000,000	$-
Warrants issued in connection with notes payable	$506,921	$-
Embedded derivative discount on convertible notes	$-	$86,700
Warrants, net exercised for shares of common stock	$80	$-

See accompanying notes to these consolidated financial statements

Notes to Consolidated Financial Statements

As of and for the Years Ended September 30, 2025 and 2024

1. Nature of Operations and Business

Matternet, Inc. (the “Company”) is a Delaware corporation headquartered in Mountain View, California, founded in 2011 as a developer of commercial drone delivery systems for urban and suburban environments. The Company designs, builds, and operates autonomous drone networks that enable ultra-fast, low-cost, and zero-emission package delivery across healthcare, commerce, and logistics sectors.

The Company’s integrated platform includes autonomous drones, landing stations, and a cloud-based logistics platform that provides an end-to-end autonomous aerial delivery service for healthcare, e-commerce, and logistics organizations. In addition, the Company expanded into home delivery, launching a consumer drone delivery service.

2. Summary of Significant Accounting Policies

Going Concern and Management Plans

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $30,986,591 and $12,897,199 during the years ended September 30, 2025 and 2024, respectively, and had cash used in operations of $6,939,086 during the year ended September 30, 2025. The Company requires additional capital to operate and expects losses to continue for the foreseeable future. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern until it reaches profitability is dependent upon its ability to generate cash from operating activities and to raise additional capital to fund operations. Management plans to raise additional capital to fund operations through debt and/or equity financings. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company may not be able to obtain financing on acceptable terms, or at all.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s fiscal year end is September 30.

Segment Information

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer serves as the Company’s CODM. The CODM reviews financial information on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has one operating and reportable segment. See further information in Note 13.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to fair values of investments and other financial instruments, and valuation of common stock and related stock-based compensation, warrant liabilities, and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, consisting principally of cash and cash equivalents, are potentially subject to credit risk concentration. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be credit-worthy, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

A significant portion of our revenue is concentrated with a limited number of customers. Customer A accounted for approximately 67% and 90% of revenue for the years ended September 30, 2025 and 2024, respectively.

A significant portion of our accounts receivable are concentrated with a limited number of customers. Customer B accounted for approximately 82% and 0% of accounts receivable for the years ended September 30, 2025 and 2024, respectively.

The loss of one more of these customers would have a material impact on the Company’s operations.

Fair value measurement

Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

●	Level 2— Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets and liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

See Note 4 for additional information regarding fair value measurements.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Accounts receivable, net

Trade receivables are amounts due from customers for services performed in the ordinary course of business.  Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for credit loss is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2025 and 2024, the Company determined that the allowance for credit losses was immaterial.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of the asset, which is 3 years for office equipment, 5 years for furniture and fixtures, 15 years for software (perpetual enterprise design software), 7 years for equipment and machinery, 1 year for the Company’s drones and landing pads, and the shorter of the remaining lease term or estimated useful life for leasehold improvements. Estimated useful lives are routinely assessed by management for accuracy. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the consolidated balance sheets and any resulting gains or losses are included in the consolidated statements of operations in the period of disposal.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment and ROU assets. The Company evaluates its long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. An asset group represents the lowest level for which cash flows can be identified. Recoverability is measured by comparing the book value of the asset group to the expected future net undiscounted cash flows that the asset group is expected to generate. If we consider the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not recognize any impairment during the years ended September 30, 2025 or 2024.

Deferred offering costs

The Company complies with the requirements of ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of September 30, 2025 and 2024, there were no deferred offering costs.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. The Company has elected not to apply the recognition requirements to leases with a term of twelve months or less. The Company does not separate non-lease components from lease components.

The Company determines if an arrangement is a lease, or includes an embedded lease, at inception for each contract or agreement. A contract is or contains an embedded lease if the contract meets all of the following criteria:

(i)	there is an identified asset

(ii)	the Company obtains substantially all of the economic benefits of the asset

(iii)	the Company has the right to direct the use of the asset

The Company’s operating lease agreements include office and warehouse space, and cargo vans. Right-of-use assets (“ROU assets”) represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. Operating lease ROU assets are based on the operating lease liabilities adjusted for prepayments, initial direct costs, lease incentives, and impairment of operating lease assets. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the estimated rate of interest for a collateralized borrowing of a similar asset, with a similar term to the lease payments at the commencement date.

The operating lease ROU assets and operating lease liabilities include lease payments made, including variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on usage or hourly rates (e.g., common area maintenance, utilities, real estate taxes or other costs) is excluded from the lease liability. Lease terms may include options to extend or terminate the lease.

Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating ROU asset and operating lease liability when exercise is at our discretion and is reasonably certain of being exercised. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common stock and whether the instrument holders could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and, for liability-classified warrants, at each reporting period end date while the warrants are outstanding. Liability classified warrants are revalued on each subsequent balance sheet date until such instruments are exercised or expired, with any changes in the fair value between reporting periods recorded in the statements of operations.

Classification of Redeemable Convertible Preferred Stock

The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified its Redeemable Convertible Preferred Stock as temporary equity. The Redeemable Convertible Preferred Stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition or sale of all or substantially all of the Company’s assets, the convertible preferred stock would have become redeemable at the option of the holders.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments when specified criteria are met, unless an exception applies for conventional host instruments. The Company evaluates its convertible instruments, options, warrants or other contracts to determine whether embedded components require separate derivative accounting under ASC 815, Derivatives and Hedging (“ASC 815”). The result of this accounting treatment is that the fair value of the derivative is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity and subsequently become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) primarily consists foreign currency translation adjustments.

The financial statements of the Company’s non-U.S. subsidiaries are translated from their functional currency, which is typically the local currency, into U.S. dollars. Assets and liabilities are translated at period end exchange rates, and revenue and expenses are translated using average monthly exchange rates. The resulting gain or loss was deemed negligible for the years ended September 30, 2025 and 2024.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”). The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We estimate the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of our own shares or comparable publicly traded companies in our industry group. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield reflects the Company’s history of not paying cash dividends on common stock and its expectation that it will not pay cash dividends in the foreseeable future. Forfeitures are recognized as incurred. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Revenue recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is measured based on the amount that reflects the consideration we expect to receive, which is based on the amount specified in the contract with our customer. Revenue is recognized when the performance obligations under the terms of the contract are satisfied, which generally occurs as control of the promised goods or services is transferred to customers. If appropriate under ASC 606, we allocate the transaction price to individually distinct performance obligations based on the relative standalone selling prices of the distinct good or service. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes revenue from its enterprise platform access over time based on the contract term. The Company accounts for its arrangements as a single, integrated performance obligation representing stand-ready access to and/or operation of a drone and a drone logistics network and related support services over the contractual service period. The Company primarily recognizes revenue over time, as the customer simultaneously receives and consumes the benefits of the Company’s stand-ready and operational services throughout the service term.

The Company recognizes revenue from its delivery as a service over time based on the contract term. The Company accounts for its managed delivery services as a single, integrated performance obligation representing the design, deployment, and operation of a drone delivery network, including related support activities such as maintenance, reporting, training, payload development, and planning.

Service fees that have been invoiced or paid but performance obligations have not been met are recorded as deferred revenue. As of September 30, 2025 and 2024, the Company had $125,852 and $0, respectively, in deferred revenue pertaining to customer operated and managed delivery services. As of September 30, 2025, the Company expects to recognize substantially all of its deferred revenue balance as revenue within the next 12 months.

Cost of Revenue

Cost of revenue consists primarily of depreciation allocated to drone assets, direct labor, and other direct costs related to data, software, and services required for the drones to operate as intended.

The Company allocates the portion of depreciation expense recognized during each period based on a straight line methodology over the life of the drone assets.

Direct labor costs are allocated to cost of revenue based on departments or resource with direct contact involvement. Each contract is assessed to determine which personnel will be directly involved in delivery of performance obligations. Direct labor typically includes roles in fleet management, hardware operations, and software engineering.

General and Administrative Expense

General and administrative expenses represent costs incurred for general and administrative functions, which primarily consists of personnel compensation costs, including stock-based compensation for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. These costs are expensed as incurred.

Research and development

Research and development expenses represent costs incurred for research and development functions, which consists primarily of personnel compensation costs, including stock-based compensation, for employees in engineering, design and product development, and prototype materials (hardware and software) costs incurred during the product design process. Substantially all of the Company’s research and development expenses are related to developing new products and services, improving existing products and services, and developing product production processes. These costs are expensed as incurred. Research and development costs were $2,998,149 and $3,411,008 for the years ended September 30, 2025 and 2024.

Income Taxes

Deferred income tax is recognized on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts on the balance sheet. Deferred tax is calculated using tax rates and laws that have been enacted or substantively enacted at the balance sheet date, and which are expected to apply when the related deferred tax asset is realized or the deferred tax liability is settled.

Deferred tax liabilities are generally recognized for all taxable temporary differences, but not recognized for taxable temporary differences arising on investments in subsidiaries where the reversal of the temporary difference can be controlled and it is probable that the difference will not reverse in the foreseeable future. Deferred tax liabilities are not recognized on temporary differences that arise from goodwill, which is not deductible for tax purposes.

Deferred tax assets are recognized to the extent it is probable that taxable profits will be available against which the deductible temporary differences can be utilized and are reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are not recognized in respect of temporary differences that arise on initial recognition of assets and liabilities acquired other than in a business combination. Deferred tax is not discounted.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Net loss per share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the weighted average number of shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities were anti-dilutive as of September 30 2025 and 2024, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of September 30, 2025 and 2024 were stock options which were 4,514,863 and 4,209,972, respectively. Additionally, for the year ended September 30, 2024, the Company had convertible notes that were convertible into an indeterminate number of shares. For the year ended September 30, 2025 and 2024, the Company had convertible preferred stock of 18,994,952 and 16,710,948, respectively, that is deemed potentially dilutive.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (FASB), in the form of an Accounting Standards Updates (ASU), to the FASB’s ASC. The Company will adopt these changes according to the various timetables the FASB specifies. There were no recently adopted accounting standards which had a material impact on the Company’s consolidated financial position, results of operations, changes in stockholders’ equity and cash flows.

Recent Accounting Pronouncements Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures,” which enables investors to better understand an entity’s overall performance through enhanced disclosures about significant segment expenses. The guidance enhances interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, and provides new segment disclosure requirements for entities with a single reportable segment. The Company adopted the provisions of ASU 2023-07 as of September 30, 2024. Refer to Note 11 for additional information.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740) - Improvements to Income Tax Disclosures,” which requires greater disaggregation of income tax disclosures related to the income tax reconciliation and income taxes paid. The amendments improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024. We prospectively adopted ASU 2023-09 for the year ended September 30, 2025. The additional required disclosures did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” which requires the disaggregation of certain expenses in the notes of the financial statements to provide enhanced transparency into the expense captions presented on the face of the statements of operations. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, and may be applied either prospectively or retrospectively. Early adoption is permitted. The adoption will require certain additional disclosure in the notes to the Company’s consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets,” which provides a practical expedient for entities to estimate expected credit losses on current accounts receivable and current contract assets arising from revenue transactions accounted for under ASC 606. ASU 2025-05 is effective for the Company for annual periods beginning after December 15, 2025, and interim periods within those annual periods. The Company is evaluating the impact of this standard on its financial statements and related disclosures.

In September 2025, the FASB issued ASU 2025-06, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software,” which removes all references to prescriptive and sequential software development stages and establishes new criteria for the capitalization of internal-use software costs. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.

Related parties

Related party transactions are the transfer of resources, services or obligations between the Company and a related party, regardless of whether a price is charged in return. Related party transactions that are carried out between the Company are eliminated for consolidation purposes.

As of September 30, 2025 and 2024, the Company maintained transactions with related parties. Information on related parties is described in Note 14.

3. Revenue

Revenue is generated from the Company’s operations in the United States and Europe. The following tables presents our revenues disaggregated by service type and geography. This level of disaggregation takes into consideration how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors:

	September 30,
	2025	2024
Enterprise Platform Access	259,875	534,582
Delivery-as-a-Service	132,864	8,392
Total revenue	392,739	542,974

Revenue by geographic area, based on the location of the Company’s customers, is as follows:

	Year Ended September 30,
	2025	2024
United States	$264,232	$534,582
Switzerland	128,507	8,392
Total revenue	$392,739	$542,974

Enterprise Platform Access

The Company generates revenue by providing customers access to its integrated drone platform and related operational infrastructure, including aircraft availability, cloud-based software access, tooling and spare parts, maintenance, support, training, and reporting services, which enable customers to perform delivery operations using the Company’s technology.

Delivery-as-a-Service

The Company generates revenue by installing, operating, and managing drone delivery networks on behalf of customers, including providing remote piloting, ground operations, system maintenance, cloud platform access, reporting, training, and operational support services.

4. Fair Value Measurements

Assets Measured at Fair Value on a Recurring Basis

The following tables present the Company’s financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2025 and September 30, 2024:

	Fair Value Measurements
	as of September 30, 2025
	Level 1	Level 2	Level 3	Total
Financing warrants	$-	$-	$614,680	$614,680
Total liabilities at fair value	$-	$-	$614,680	$614,680

	Fair Value Measurements
	as of September 30, 2024
	Level 1	Level 2	Level 3	Total
Change of control warrants	$-	$-	$71,822	$71,822
Conversion warrants	-	-	510,348	510,348
Embedded derivative liabilities	-	-	5,714,957	5,714,957
Total liabilities at fair value	-	-	6,297,127	6,297,127

Valuation Techniques and Significant Unobservable Inputs (Level 3)

For the warrants described below fair value is determined at each measurement date using a probability weighted scenario model that requires management to estimate the probability of settlement outcomes, including scenarios where an event fails to occur and therefore the warrant cannot be exercised. To value these outcomes, the Company must estimate the underlying preferred round valuation that provides the basis for the number of warrant shares that will be received by the holder and various inputs to a probability weighted scenario model.

Change of Control Warrants

The Company’s Change of Control warrants are classified as derivative liabilities under ASC 815-40 because the settlement share counts are variable, causing the instruments to fail the fixed-for-fixed criteria required for equity classification. The Change of Control warrants expired on January 31, 2025. Fair value is determined at each measurement date using the probability weighted scenario model which is considered to be a Level 3 fair value measurement. Key assumptions include:

Assumptions	FY 2025	FY 2024
Risk free interest rate	-	5.37%
Expected volatility	-	70%
Expected term (in years)	-	1
Exercise Price of Warrant	-	0.01
Common stock fair value per share ($)	-	1.42

Conversion Warrants

The Company’s Conversion warrants are classified as derivative liabilities under ASC 815-40 because the settlement share counts are variable, causing the instruments to fail the fixed-for-fixed criteria required for equity classification. Fair value is determined at each measurement date using the probability weighted scenario model, which is a Level 3 fair value measurement. The range of key assumptions include:

Assumptions	FY 2025	FY 2024
Risk free interest rate	3.66-3.94%	3.66%
Expected volatility	70%	65%
Expected term	2	2
Probability of qualifying financing event	40% - 100%	50%
Exercise Price of Warrant	$0.01	$0.01
Common stock fair value per share	$1.08	$1.08

Financing Warrants

The Company’s Financing warrants in FY2025 are classified as derivative liabilities under ASC 815-40 because the settlement share counts are variable, causing the instruments to fail the fixed-for-fixed criteria required for equity classification. Fair value is determined at each measurement date using the probability weighted scenario model, which is considered to be a Level 3 fair value measurement. The range of key assumptions include:

Assumptions	FY 2025	FY 2024
Risk free interest rate	3.60-4.28%	-
Expected term	2	-
Expected volatility	60-70%	-
Probability of qualifying financing event	40% - 100%	-
Exercise Price of Warrant	$0.01	-
Common stock fair value per share	$1.08-1.84	-

Expected volatility is estimated using annualized historical volatility of a selected peer group of comparable publicly traded companies. The most sensitive nature of estimates in the above valuations is the fair value of an underlying qualified round and the probability of events considered.

Embedded Derivative Liabilities — Convertible Notes

The Company’s convertible notes contain embedded conversion features that require bifurcation as separate derivative instruments under ASC 815-15, as the economic characteristics and risks of the conversion feature are not clearly and closely related to the host debt instrument. The fair value of these embedded derivatives is estimated by using a with-and-without methodology: the convertible note is valued in its entirety (with the embedded conversion feature), and then without it, with the difference representing the fair value of the bifurcated derivative. The without scenario applies a credit-adjusted discount rate reflecting the Company’s estimated standalone borrowing cost absent the conversion feature and consideration of outcomes including default. In addition, the with scenario contemplates the probability of various conversion events defined by the underlying agreement, timeline to conversion, or default event based on the circumstances during each of the reporting dates. The range of key assumptions include:

Assumptions	FY 2025	FY2024
Credit adjusted discount rate	22%	22%
Probability of qualifying financing event	70 – 100%	50%
Expected term to conversion / maturity	0.8 - 2.71	0.83 – 3.0
Qualified financing price	$4.51 - $6.23	$4.2

Level 3 Roll-Forward

The following table presents the changes in Level 3 financial liabilities measured at fair value using significant unobservable inputs on a recurring basis for the years ended September 30, 2025 and 2024:

	Warrant Liabilities	Embedded Derivatives	Total
Balance as of September 30, 2023	$713,414	$4,060,520	$4,773,934
Issuances	-	86,700	86,700
Changes in fair value recognized in earnings	(131,244)	1,567,737	1,436,493
Balance as of September 30, 2024	582,170	5,714,957	6,297,127
Issuances	506,921	-	506,921
Changes in fair value recognized in earnings	365,162	19,026,449	19,391,611
Reclassifications to equity upon debt conversion	(839,573)	(24,741,406)	(25,580,979)
Balance as of September 30, 2025	$614,680	$-	$614,680

Changes in fair value related to the derivative and warrant liabilities are reported as separate line items on the statements of operations.

5. Property, Plant and Equipment, net

Property and equipment, net consists of the following:

	September 30,
	2025	2024
Computer equipment	$123,812	$127,623
Furniture and fixtures	88,335	88,335
Software	150,757	150,757
Construction in process	374,793	577,644
Equipment and machinery	261,949	270,344
Drone and landing pads	729,408	519,384
Leasehold improvements	77,514	77,514
Property, plant, and equipment, gross	1,806,568	1,811,601
Accumulated depreciation	(1,186,071)	(1,024,058)
Property, plant, and equipment, net	$620,497	$787,543

Depreciation expense was $172,972 and $449,700 in the years ended September 30, 2025 and 2024, respectively.

Construction in process consists of parts inventory for drone manufacturing and capitalized labor and overhead and is not subject to amortization until the finished good drone is placed into service.

6. Convertible Notes and Non-Convertible Promissory Notes

The Company accounts for convertible promissory notes in accordance with ASC 470, Debt. Upon issuance of convertible notes with detachable warrants or other freestanding instruments, the Company allocates the total proceeds among the individual instruments based on their relative fair values at the date of issuance if all instruments are classified as equity or using the residual method if any instrument is classified as a liability.

Unamortized debt discount is presented as a direct reduction of the related notes payable on the consolidated balance sheet and is amortized to interest expense over the term of the note using the effective interest method.

2023 Convertible Notes

On July 31, 2023, the Company entered into a Note and Warrant Purchase Agreement (the “July 2023 NPA”) with multiple accredited investors. The July 2023 NPA authorized the issuance of convertible promissory notes (the “2023 Notes”) in an aggregate principal amount not to exceed $8,000,000, together with freestanding warrants to purchase shares of the Company’s common stock (the “Change of Control” and the “Conversion Warrants”). The Company issued $8,000,000 in total principal. The 2023 Notes are unsecured obligations of the Company.

The 2023 Notes bore interest at 8% per annum, and were originally scheduled to mature on July 31, 2025. The 2023 Notes were convertible into shares of the Company’s preferred stock upon certain triggering events, including a qualified financing, a change of control, an initial public offering, or at maturity at the election of the holders.

The Company concluded that the embedded conversion feature in the 2023 Notes required bifurcation as a derivative liability under ASC 815-15. The bifurcated derivative was recorded at fair value at issuance, with the resulting debt discount amortized to interest expense using the effective interest method. Subsequent changes in fair value were recognized in the statements of operations prior to extinguishment as described below. See Note 4 — Fair Value Measurements.

Each 2023 Note was issued with a freestanding Change of Control and Conversion Warrant to purchase shares of the Company’s common stock at an exercise price of $0.01 per share. The Change of Control and Conversion Warrants are classified as derivative liabilities and measured at fair value through earnings. See Note 7 — Derivative Liabilities and Note 4 — Fair Value Measurements.

On July 18, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2023 Notes executed an Omnibus Amendment to the July 2023 NPA. The 2023 NPA Amendment restructured the conversion mechanics of the 2023 Notes including reducing the threshold for automatic conversion from $20,000,000 to $1,000,000 in preferred stock proceeds.

On July 28, 2025, the Company and the Majority in Interest of Investors executed Omnibus Amendment No. 2 to Convertible Promissory Notes (the “July 28 Amendment”), effective as of that date. The July 28 Amendment’s sole substantive modification was to extend the maturity date of all 2023 Notes from July 31, 2025 to September 15, 2025.

The Company evaluated the July 18 Amendment and July 28 Amendment (collectively, the “July 2025 Amendments”) under ASC 470-60 and concluded that the amendments constitute a troubled debt restructuring. At the time of the amendments, the Company was experiencing recurring operating losses, negative operating cash flows, and was unable to repay the 2023 Notes in cash at maturity without the benefit of the amended conversion terms. The Company determined that the reduction in the conversion threshold from $20,000,000 to $1,000,000, together with the maturity extension to September 15, 2025, represented a concession that would not have been available from a market-rate lender given the Company’s financial condition. Because the aggregate undiscounted future cash flows under the restructured terms exceeded the carrying amount of the 2023 Notes at the amendment date, no gain on debt restructuring was recognized.

On September 2, 2025, upon consummation of the qualifying Series B-3 financing (Note 9), the outstanding principal of $8,000,000 and accrued interest of $1,191,035 on the 2023 Notes automatically converted into 3,419,398 shares of Series B-4 Preferred Stock. The Company did not accrue interest from the period June 20, 2025 to the date of the qualifying preferred stock financing as per the Series B-3 financing agreement. Upon conversion, the associated fair value of the embedded derivative liability of $21,302,850 was converted to the carrying value of the preferred stock. No balance remains as of September 30, 2025.

2024 Convertible Notes

On June 14, 2024, the Company entered into a Note Purchase Agreement (the “June 2024 NPA”) with multiple accredited investors, authorizing the issuance of convertible promissory notes (the “2024 Notes”) in an aggregate principal amount not to exceed $10,000,000. The Company issued $1,581,192 in aggregate principal under the June 2024 NPA through the period ended September 30, 2024 and an additional $400,000 in October 2024. The 2024 Notes bore interest at 8% per annum, and were originally scheduled to mature on June 14, 2027. The 2024 Notes were convertible into shares of the Company’s preferred stock upon certain triggering events, including a qualified financing, a change of control, an initial public offering, or at maturity at the election of the holders.

The Company concluded that the embedded conversion feature in the 2024 Notes required bifurcation as a derivative liability under ASC 815-15. The bifurcated derivative was recorded at fair value at issuance, with the resulting debt discount amortized to interest expense using the effective interest method. Subsequent changes in fair value were recognized in the statements of operations prior to extinguishment as described below. See Note 4 — Fair Value Measurements.

On July 18, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2024 Notes executed an Omnibus Amendment to Note Purchase Agreement and Convertible Promissory Notes and Warrant Agreement (the “2024 NPA Amendment”). The 2024 NPA Amendment restructured the conversion mechanics of the 2024 Notes on substantially the same terms as the 2023 NPA amendment, including reducing the threshold for automatic conversion from $20,000,000 to $1,000,000 in preferred stock proceeds. In connection with the 2024 NPA Amendment, the Company issued freestanding warrants to purchase shares of the Company’s Voting Common Stock to each investor (the “Conversion Warrants”). The Conversion warrants have the same mechanics as the previous ones issued in connection with the July 2023 NPA. These warrants have an exercise price of $0.01 per share, a variable share count based on the lowest price per share in the triggering financing, and expire on July 18, 2035. They are classified as derivative liabilities and measured at fair value through earnings. See Note 7 — Derivative Liabilities and Note 4 — Fair Value Measurements.

The 2024 NPA Amendment was accounted for as an extinguishment under ASC 470-50 as the present value of modified debt’s cash flows exceeded the present value of the original debt’s remaining cash flows by more than 10% at the time of the amendment. The Company recorded a gain of $1,809,058 on the extinguishment for the period ended September 30, 2025.

On September 2, 2025, upon consummation of the qualifying Series B-3 financing (Note 9), the outstanding principal of $1,981,192 and accrued interest of $138,193 on the 2024 Notes automatically converted into 551,935 shares of Series B-5 Preferred Stock. The Company did not accrue interest from the period June 20, 2025 to the date of the qualifying preferred stock financing as per the Series B-3 financing agreement. Upon conversion, the associated fair value of the embedded derivative liability of $3,438,555 was converted to equity as additional paid-in-capital. No balance remains as of September 30, 2025.

The following table presents the carrying amounts of the convertible promissory notes as of each balance sheet date presented. All outstanding notes converted into preferred stock on September 2, 2025 and no balance remains as of September 30, 2025.

	September 30,
	2025	2024
2023 notes – principal	-	$8,000,000
Less: unamortized debt discount	-	(2,468,190)
2023 notes - carrying value, net	-	5,531,810
2024 notes - principal	-	1,581,192
Less: unamortized debt discount and debt issuance costs	-	(107,595)
2024 notes - carrying value, net	-	1,473,597
Total convertible notes, net	-	$7,005,407

Non-Convertible promissory notes

On January 3, 2025, the Company entered into the Note and Warrant Purchase Agreement (“January 2025 NPA”) pursuant to which it agreed to issue secured promissory notes (the “2025 Notes”) and accompanying warrants (see Note 7) to purchase shares of Common Stock to a series of accredited investors. The Company issued $2,000,000 in aggregate principal under the January 2025 NPA and an additional $2,176,510 through August 2025. The 2025 Notes bore interest at 20% per annum, and were originally scheduled to mature on December 31, 2025. See Note 15 – Subsequent events. The 2025 Notes are secured by a first-priority security interest in substantially all assets of the Company, including accounts receivable, equipment, inventory, intellectual property, deposit accounts, and general intangibles.

On August 8, 2025, the Company and the holders of more than 50% of the aggregate outstanding principal amount of the 2025 Notes executed an Omnibus Amendment to the January 2025 NPA. The Amendment increased the interest rate to 25% for all the promissory note holders. Also, it added an investor cancellation right in which if an Equity Financing occurs on or prior to the maturity date, each investor has the right, at the investor’s option, to cancel the outstanding principal and all accrued interest in exchange for shares of preferred stock at the per-share price paid by other new money purchasers in the equity financing.

The Company evaluated the August 8, 2025 amendment and concluded a substantive conversion option was added, which was the Investor Cancellation Right. This right allows investors to convert their debt into equity upon an equity financing. This feature benefits the investors by providing optionality. It does not reduce the debtor’s interest burden, extend time to payment, or otherwise improve the debtor’s financial position. The feature was entirely absent at issuance, and fundamentally changes the character of the instrument from pure debt to debt with an equity conversion pathway. Given at the time of the amendment, the Company was closing it’s B-3 preferred round, it was determined the cancellation right is a substantive conversion option and under ASC 470-50-40-10, and the modification was treated as an extinguishment. The Company recorded a loss of $236,493 on the extinguishment for the period ended September 30, 2025.

The carrying value of the 2025 Notes was $4,176,510 as of September 30, 2025. The principal payment of $4,176,510 was due on December 31, 2025, prior to extension disclosed in Note 15.

Interest expense recognized on the convertible notes and promissory notes, including amortization of debt discount, was $5,713,626 and $2,727,710 for the years ended September 30, 2025 and 2024, respectively.

7. Derivative Liabilities

Freestanding Warrants

The Company has issued convertible promissory notes and freestanding warrants in connection with several financing transactions. Certain of these instruments are required to be classified and measured as derivative liabilities under ASC 815, Derivatives and Hedging. All derivatives are classified as current or non-current liabilities based on the anticipated settlement date and are remeasured at fair value at each balance sheet date, with changes in fair value recognized in the statement of operations.

The Company has issued four series of freestanding warrants in connection with its note financing arrangements, each classified as a derivative liability and measured at fair value at each reporting date, with changes recognized in the statement of operations.

In connection with the July 2023 NPA, the Company issued Change of Control warrants (“CoC Warrants”) to noteholders. The number of shares issuable under each CoC Warrant was variable, determined by a formula based on the implied equity value of the Company upon a Change of Control, causing the warrants to fail the fixed-for-fixed test under ASC 815-40-15. The initial fair value of the CoC Warrants recorded as a discount to the note was $71,822. The CoC Warrants expired on January 31, 2025 without being exercised, and the related derivative liabilities were derecognized with a corresponding gain recognized in the fiscal year ended September 30, 2025.

Concurrently with the July 2023 NPA notes, the Company issued Conversion Financing warrants (the “CW-Series Warrants”) to each noteholder. Each CW-Series Warrant entitled the holder to receive shares of common stock upon a Qualified Financing, with the number of shares determined by dividing a fixed dollar amount by the Qualified Financing share price — a variable quantity contingent on a future financing event. The variable share count caused these warrants to fail the fixed-for-fixed test under ASC 815-40-15, requiring derivative liability classification from inception. The initial fair value of the CW-Series Warrants recorded as a discount to the note was $641,592. On September 2, 2025, upon conversion of the July 2023 NPA notes into Preferred Stock, the CW-Series Warrants were net exercised into common stock shares and the related warrant liabilities were derecognized with reclassification to additional paid-in capital.

On July 18, 2025, in connection with the July 2025 Omnibus Amendment to the July 2024 NPA, the Company issued additional warrants (the “Conversion Warrants”) to noteholders as consideration for the amendment. Each warrant entitles the holder to receive shares of common stock equal to 50% of the holder’s outstanding principle divided by the price per share in a future Qualified Financing, at an exercise price of $0.01 per share. The variable share count requires derivative liability classification under ASC 815-40-15, consistent with the CW-Series Warrants. The initial fair value of the Conversion Warrants recorded as a discount to the note was $152,121. These warrants were net exercised on September 2, 2025 concurrently with the note conversion, and the related warrant liabilities were derecognized with reclassification to additional paid-in capital.

In connection with the January 3, 2025 Note and Warrant Purchase Agreement (the “January 2025 NPA”), the Company issued freestanding warrants (the “Financing Warrants”) to noteholders across multiple closings from January through August 2025, with aggregate notes of approximately $4.2 million issued. Each Financing Warrant entitles the holder to receive shares of common stock with a value equal to a specified multiple of the holder’s note principal, determined based on the price per share in a future Qualified Financing, at an exercise price of $0.01 per share. The variable share count causes these warrants to fail the fixed-for-fixed test under ASC 815-40-15, requiring derivative liability classification. The initial fair value of the Financing Warrants recorded as a discount to the note was $95,291. The fair value at each closing was recognized as a debt discount on the related promissory notes. As of September 30, 2025, the Financing Warrants remain outstanding and are carried at fair value.

The fair value measurements of the Company’s freestanding warrants, including the valuation methodology, significant unobservable inputs, and Level 3 roll-forward, are disclosed in Note 4— Fair Value Measurements.

Embedded Derivative Liabilities

The Company’s convertible promissory notes issued under the July 2023 NPA and June 2024 NPA contained embedded conversion features that required bifurcation as derivative liabilities under ASC 815-15. Each conversion feature functioned as a share-settled redemption feature — the holder received a variable number of shares with an aggregate value in excess of principal, which meets the definition of a derivative. Each bifurcated derivative was recognized at fair value at issuance, with the residual proceeds allocated to the debt host at amortized cost, and remeasured at fair value at each reporting date with changes recognized in the statement of operations.

The July 2023 NPA notes bore interest at 8% per annum and provided for conversion into Preferred Stock upon a Qualified Financing, Non-Qualified Financing, Change of Control, or IPO. The conversion price was the lesser of (i) 80% of the lowest price per share in the applicable financing (a 20% discount) or (ii) $100,000,000 divided by the Fully Diluted Capitalization immediately prior to such financing. The variable conversion price and resulting variable share count require bifurcation of the conversion feature as a derivative liability under ASC 815-15.

The June 2024 NPA notes bore interest at 8% per annum, were to mature on June 14, 2027, and provided for conversion into Preferred Stock upon a Qualified Financing, Non-Qualified Financing, Change of Control, or IPO. The conversion price was the lesser of (i) 85% of the lowest price per share in the applicable financing (a 15% discount) or (ii) $125,000,000 divided by the Fully Diluted Capitalization immediately prior to such financing. Consistent with the July 2023 NPA analysis, the variable conversion price required bifurcation of the conversion feature as a derivative liability under ASC 815-15.

On September 2, 2025, the 2023 Notes and 2024 Notes, along with the embedded derivative liabilities converted into Preferred Stock in connection with a Qualified Financing.

The fair value measurements of the Company’s derivative liabilities, including the valuation methodology, significant unobservable inputs, and Level 3 roll-forward, are disclosed in Note 4— Fair Value Measurements.

8. Stock-based Compensation

The Company’s 2011 Equity Incentive Plan (the “2011 Plan”), as amended, permits the grant of various equity awards to employees, directors and consultants and is administrated by the Board of Directors.

The number of shares available for issuance under the 2011 Plan totaled 9,158,219 and continues in effect for a term of ten (10) years from the later of the effective date of the Plan or the earlier of the most recent approval of an increase in the number of shares reserved for issuance under the plan. As of September 30, 2025, there were 2,491,999 shares available for issuance under the plan.

Stock-based compensation expense is classified based on the cost center to which the award holder belongs. The Company recorded stock-based compensation expense in the consolidated statements of operations as follows:

	Year ended
	September 30,
	2025	2024
Research and development	$212,185	$249,346
General and administrative	450,263	855,100
Total stock-based compensation expense	$662,448	$1,104,446

Stock-based compensation expense related to stock options was $662,448 and $1,104,446 for the years ended September 30, 2025 and 2024, respectively. As of September 30, 2025, total unrecognized compensation cost related to unvested stock option awards was $993,791, which is expected to be recognized over a weighted-average period of 2.3 years.

A summary of information related to stock options for the years ended September 30, 2025 and 2024 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of September 30, 2023	2,624,280	$1.49
Granted	2,056,461	1.42
Exercised	-	-
Forfeited	(214,401)	1.44
Expired	(256,368)	1.25
Outstanding as of September 30, 2024	4,209,972	1.47
Granted	905,000	1.08
Exercised	(5,050)	1.76
Forfeited	(291,454)	1.44
Expired	(303,605)	1.80
Outstanding as of September 30, 2025	4,514,863	$1.37	$419,392

Exercisable as of September 30, 2025	3,255,681	$1.38	$419,392
Exercisable and expected to vest at September 30, 2025	4,514,863	$1.37	$419,392

As of September 30, 2025, the weighted average duration to expiration of outstanding options was 6.46 years.

The stock options granted during the years ended September 30, 2025 and 2024 were valued using the Black-Scholes pricing model using the range of inputs as follows:

Assumptions	FY 2025	FY 2024
Risk free interest rate	4.36% - 4.41%	4.22% - 4.65%
Expected volatility	61.4% - 63.1%	62.8% - 64.17%
Expected term	5.1 - 6.1	5.0 - 6.0
Dividend yield	$-	$-

The weighted average grant date fair value of options granted during 2025 and 2024 was $0.66 and $0.85, respectively.

9. Convertible Preferred Stock

All series of the Company’s redeemable convertible preferred stock are classified as mezzanine (temporary) equity on the consolidated balance sheets pursuant to ASC 480-10-S99 and ASR 268, as redemption is contingent upon deemed liquidation events or a sale of the Company — events outside the Company’s control. No accretion to redemption value has been recorded as redemption is not currently probable.

On September 2, 2025, the Company entered into a Series B-3 Preferred Stock and Warrant Purchase Agreement (the “Series B-3 financing”) which involved the issuance of three classes of preferred stock (Series B-3, Series B-4, and Series B-5), Non-Voting Common Stock warrants (see Note 10), and the conversion of previously outstanding convertible promissory notes (See Note 6). The financing involved 3 components: 1) issuance of B-3 preferred stock which resulted in proceeds of $1,339,478; 2) issuance of Series B-4 preferred stock through the conversion of the 2023 convertible notes of $9,191,035; 3) issuance of Series B-5 preferred stock through the conversion of the 2024 convertible notes of $2,119,835. As part of the Series B-3 financing, an entity affiliated with a member of the Company’s Board of Directors invested $744,999 in the offering.

Additionally, the Company’s Restated Certificate was amended to include a pay-to-play provision whereby any existing preferred holder (Series Seed through Series B-2) that did not purchase its pro-rata share of the Series B-3 offering within 30 days of closing was automatically converted into Non-Voting Common Stock at a 15:1 ratio (Note 15— Subsequent Events).

As of September 30, 2025, preferred stock was made up of the following:

Series	Original Issue Price	Liquidation Preference/Share	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Common Stock Issuance Upon Conversion	Liquidation Preference
Series Seed	2.62	2.62	2,500,435	2,500,435	$6,481,810	2,500,435	$6,572,873
Series A	3.40	3.40	4,883,780	4,883,780	16,411,362	4,883,780	16,620,724
Series A-2	5.33	5.33	1,918,688	1,918,688	10,226,607	1,918,688	10,226,607
Series B-1	8.23	8.23	5,494,038	5,494,038	45,088,848	5,494,038	45,215,933
Series B-2	9.40	9.40	11,921	11,921	112,057	11,921	112,057
Series B-3	6.23	6.23	3,206,844	214,757	1,339,364	214,757	1,339,364
Series B-4	2.68	2.68	3,419,398	3,419,398	30,493,849	3,419,398	9,191,000
Series B-5	3.83	3.83	551,935	551,935	5,557,908	551,935	2,119,353
Total			21,987,039	18,994,952	$115,711,805	18,994,952	$91,397,911

Upon a liquidation, dissolution, or deemed liquidation event, each holder receives the greater of (i) the Original Issue Price plus declared but unpaid dividends, or (ii) the as-converted value, with all series ranking pari passu. Dividends are non-cumulative and none have been declared or paid in any period presented. Each share auto-converts into fully-paid, non-assessable shares of Voting Common Stock at the applicable conversion rate being either; (1) Immediately before a qualified IPO in which the Company raises at least $40 million in gross proceeds and its shares are listed on Nasdaq, the NYSE, or another approved exchange; or (2) Upon written request by holders of a majority of the outstanding Preferred Stock (on an as-converted basis), effective at the time specified in the request.

10. Equity

Common Stock

The Company is authorized to issue 39,000,000 shares of common stock, $0.0001 par value per share. As of September 30, 2025 and 2024, 6,322,254 and 5,521,098 shares were issued and outstanding, respectively. Each share of common stock entitles the holder to one vote per share. Holders of common stock are entitled to receive dividends if and when declared by the Board of Directors. No dividends were declared or paid during the years ended September 30, 2025 and 2024.

Additionally, the Company is authorized to issue 1,000,000 shares of common stock which is considered non-voting at $0.0001 par value per share. As of September 30, 2025 and 2024, there were no non-voting common shares issued and outstanding.

Warrants

During the years ended September 30, 2025 and 2024, CoC warrants and Conversion Warrants were either issued or outstanding and liability classified (Note 6) and the shares to which they convert were variable. The CoC warrants expired unexercised. The underlying shares for Conversion Warrants became known upon the Series B-3 Qualified Financing and immediately net exercised for common stock. The Company issued 796,106 shares of common stock for these warrants during the year ended September 30, 2025.

See Note 7 for liability classified warrants that remain outstanding as of September 30, 2025.

In connection with the September 2, 2025 Series B-3 financing, the Company issued CWNV warrants equal to 33% of Series B-3 shares purchased by each pro rate purchaser at an exercise price of $0.01 per share. The warrants expire at the earlier of (a) June 20, 2035; (b) change of control; (c) IPO. There were up to 1,000,000 warrant shares authorized. The warrants were determined to be equity-classified instruments in accordance with ASC 815-40, as they are indexed to the Company’s own stock and meet all equity classification conditions. As of September 30, 2025, 29,357 warrants remained outstanding and unexercised.

Redeemable Convertible Preferred Stock

The Company’s Series Seed, Series A, Series B-1, Series B-2, Series B-3, Series B-4, and Series B-5 redeemable convertible preferred stock are classified outside of permanent stockholders’ equity (deficit) on the consolidated balance sheets in accordance with ASC 480-10-S99 and SEC Staff guidance (ASR 268), as the shares are redeemable upon the occurrence of certain deemed liquidation events outside the Company’s control. See Note 9 on Redeemable Convertible Preferred Stock.

11. Income tax

Income tax expense for the years ended September 30, 2025 and 2024 consists of foreign and state taxes of $8,492 and $3,650, respectively. The Company’s effective income tax rate differs from the federal statutory rate primarily because of certain expenses that are deductible for financial statement purposes but are not deductible for income tax purposes, research tax credits, the effect of state and foreign income taxes and the impact of valuation allowances.

The Company has elected to prospectively adopt the guidance in ASU No, 2023-09, Income Taxes (Topic 740): Improvements to Income Taxes Disclosures. The reconciliation of the federal statutory income tax rate to the Company’s provision for income taxes for the year ended September 30, 2025 in accordance with the guidance in ASU No. 2023-09 is as follows:

	Year ended
	September 30,
	2025	Percent	2024	Percent
US federal statutory tax rate	$(6,379,165)	21.00%	$(2,703,837)	21.00%
State and local income taxes, net of federal income tax effect	1,424	0.00%	1,007	-0.01%
Foreign tax effects	(2,755)	0.01%	(2,158)	0.02%
Tax credits	(196,546)	0.65%	(335,690)	2.61%
Changes in valuation allowance	1,214,197	-4.00%	1,989,778	-15.45%
Non taxable or nondeductible items	319,045	-1.05%	121,172	-0.94%
Change in fair value of derivative liability	3,995,554	-13.15%	301,664	-2.34%
Disallowed interest expense on convertible debt	997,775	-3.28%	571,823	-4.44%
Changes in unrecognized tax benefits	58,964	-0.19%	59,892	-0.47%
Total tax expense	$8,493	-0.03%	$3,651	-0.03%

Deferred income tax assets or (liabilities) are the result of temporary differences between the Company’s financial statements and taxable amounts and are comprised of the following amounts as of September 30, 2025 and 2024:

	2025	2024
Deferred tax assets (liabilities):
Net operating loss carryforwards	$20,147,678	$17,328,202
Credits carryforwards	3,312,684	3,098,155
Accruals and reserves	-	6,945
Lease liability, net	486	4,230
Property and equipment	554,159	2,165,161
Share-based compensation	40,751	130,075
Total net deferred tax assets	24,055,758	22,732,768
Less: valuation allowance	(24,055,758)	(22,732,768)
Net deferred tax asset	$-	$-

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which temporary differences become deductible or includable in taxable income. Management considers projected future taxable income and tax planning strategies in making this assessment. Management believes that there is a possibility that deferred taxes may not be utilized and, accordingly, a full valuation allowance has been recorded.

As of September 30, 2025 the Company has net operating loss carryforwards of $87,765,125 for federal purposes. These consist of $9,820,637 in pre-2018 NOLs which are limited to a 20-year carryforward and will begin to expire in 2032, and $77,984,487 in post-2017 NOLs which do not expire, but these losses can only offset 80% of taxable income in any year. As of September 30, 2025 the Company had a state net operating loss of approximately $47,161,308 that begins to expire in 2034.

As of September 30, 2025 the Company had federal and state research and development tax credit carryforwards of approximately $1,894,431 and $1,418,253, respectively. If not utilized, the federal research and development tax credit carryforwards begin to expire in 2037 and CA credits carry over indefinitely.

The technical merits of a tax position derive from both statutory and judicial authority (legislation and statutes, legislative intent, regulations, rulings, and case law) and their applicability to the facts and circumstances of the tax position. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. The second step is measurement. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate resolution with a taxing authority.

Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgment based upon new information may lead to changes in recognition, de-recognition, and measurement. Adjustments may result, for example, upon resolution of an issue with the taxing authorities, or expiration of a statute of limitations barring an assessment for an issue.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

	September 30,
	2025	2024
Unrecognized tax benefits, beginning of period	$1,480,590	$1,375,779
Tax positions taken in prior periods:
Gross increases	100,707	104,811
Gross decreases	-	-

Tax positions taken in current period:
Gross increases	-	-
Settlements	-	-
Lapse of statute of limitations	-	-
Unrecognized tax benefits, end of period	$1,581,297	$1,480,590

The Company had no accrual for interest and penalties on the consolidated balance sheets and has not recognized interest and/or penalties in the consolidated statements of operations for the years ended September 30, 2025 and 2024.

The Company is subject to taxation in the United States and various State jurisdictions. The Company’s tax years from fiscal year 2022 are subject to examination by the United States and state taxing authorities due to the carryforward of unutilized NOLs.

We have ownership interests in controlled foreign corporations. During 2025 the Company analyzed the potential impact of the Tax Act provisions relating to Global Intangible Low-Taxed Income (“GILTI”) as well as Base Erosion and “&“Anti-Abuse Tax (“BEAT”). Based on the foreign subsidiaries’ tax position, the Company will not incur any impact relating to these two provisions.

The One Big Beautiful Bill Act of 2024 (the “OBBBA”) was enacted in the United States on July 4, 2025. The OBBBA includes a U.S. income tax provision for the reinstatement of immediate expensing for domestic research and experimentation (“R&E”) expenditures under Section 174 and the acceleration of remaining unamortized R&E balances. Pursuant to the OBBBA, the Company has not elected to deduct the remaining domestic R&E capitalized in tax year 2024. The OBBBA did not have a material impact on the Company’s effective tax rate for the year ended September 30, 2025, but could result in a significant reduction to the Company’s intangible deferred tax asset and corresponding valuation allowance offset.

12. Commitments and contingencies

Lease – Right of Use Asset and Liability

The Company leases its facilities, which include office and R&D space, under non-cancelable lease agreements with terms expiring in November 2026. Certain of these arrangements have free rent and escalating rent payment provisions. Under such arrangements, the Company recognizes an ROU asset and lease liability on the consolidated balance sheets. Lease costs are recognized on a straight-line basis over the non-cancelable lease term.

The following summarizes the cash flow and noncash information related to the operating leases:

	Year ended
	September 30,
	2025	2024
Operating cash flows paid for operating leases	461,919	255,380
Right-of-use assets obtained in exchange for operating lease obligations	859,310	486,673

Total lease expense was $446,379 and $419,928 for the periods ended September 30, 2025 and 2024, respectively.

Weighted average lease terms and discount rates were as follows:

	September 30,
	2025	2024
Weighted-average remaining lease term (in years)	1.17	0.67
Weighted-average discount rate	9.25%	8.25%

The maturities of operating lease liabilities as of September 30, 2025 are as follows:

Year Ending September 30,	Amount
2026	611,303
2027	103,901
Total undiscounted future cash flows	715,204
Less: imputed interest	(34,759)
Total minimum payments	680,445

Other Commitments

During fiscal year 2025, certain employees voluntarily agreed to temporary salary reductions as part of the Company’s cost management initiatives. Under the terms of these arrangements, the Company may, subject to approval by its Board of Directors, repay the foregone compensation at a multiple of 1.25 of their original compensation.

Such repayment is discretionary and not contractually guaranteed. As of September 30, 2025, no amounts have been accrued related to these arrangements. The Company estimates between $1.1 million to $1.2 million in potential compensation being paid out.

From time to time, the Company is a party to litigation and subject to claims incidental to its business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of ongoing matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of judgment, defense and settlement costs, diversion of management resources, and other factors. At each reporting period, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable, requiring recognition of a loss accrual, or whether the potential loss is reasonably possible, requiring disclosure. Legal fees are expensed as incurred.

13. Segment information

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. For reviewing the operational performance of the Company and for the purpose of allocating resources, the Chief Operating Decision Maker (“CODM”) of the Company, identified as the Chief Executive Officer, reviews the consolidated results as a whole. The CODM considers the Company a single operating and reportable segment, when monitoring operations, making decisions on capital and investment allocations and evaluating performance.

The accounting policies of the Segment are the same as those described in the summary of significant accounting policies. Financial information for the Segment is consistent with the financial information presented in these consolidated financial statements. Significant segment expenses that are provided to CODM on a regular basis and are included within reported measure of segment profit or loss are research and development and general and administrative. Other segment items are represented by change in fair value of derivative and warrant liabilities and interest expense.

The Statements of Operations for the years ended September 30, 2025 and 2024, reflect the significant segment expenses and other segment items, as well as the balance sheets as of September 30, 2025 and 2024, for the one reportable segment. The Company’s disaggregation of revenue by geography is presented in Note 3 - Revenue.

Disaggregation of Long-lived Assets

Long-lived assets consist of property and equipment and ROU assets. Long-lived assets by geographical region are as follows:

	September 30,
	2025	2024
United States	$1,170,916	$1,013,426
Switzerland	128,007	10,546
Total long-lived assets	$1,298,923	$1,023,972

14. Related Party

In connection with the January 2025 NPA, the Company issued secured promissory notes and warrants to Emmanuel Raptopoulos in an arms-length transaction during the year ended September 30, 2025. The principal amount of the notes were $726,510 in aggregate with an initial interest rate of 20% and maturity date of December 31, 2025 and have similar terms as the other note holders of the January 2025 NPA. In addition, the warrants issued were the financing warrants as described in Note 6 with similar term as other warrant holders. As of September 30, 2025, the notes were outstanding in full.

In connection with the July 2023 NPA, the Company issued convertible notes and warrants to Olympic Investments, Inc. and 5G Ventures S.A., 5% holders, for $1,500,000, which bore interest at 8% per annum and was originally scheduled to mature on July 31, 2025 (See Note 4). The notes and warrants had similar terms as the other note holders of the July 2023 NPA. The note and warrant converted to convertible preferred stock on September 2, 2025.

Refer to Note 9 for additional information regarding the related party equity investment associated with the Series B-3 financing.

15. Subsequent events

The Company has evaluated subsequent events through May 12, 2026, the date the financial statements were available to be issued, and has identified the following events requiring disclosure.

In connection with the pay-to-play provision described in Note 9, existing preferred holders (Series Seed through Series B-2) converted 11,007,471 shares of convertible preferred shares into 733,811 shares of non-voting Common Stock at a 15:1 ratio.

On December 12, 2025, the Company entered into Omnibus Amendment No. 2 to its secured promissory notes issued pursuant to the Note and Warrant Purchase Agreement dated January 3, 2025, as amended. The amendment extended the maturity date of all outstanding notes to April 30, 2026. All other terms of the notes remain unchanged.

In connection with the Series B-3 financing, the Company issued an additional 701,349 shares of Series B-3 preferred stock which resulted in proceeds of $3,899,698, net of debt issuance costs, subsequent to the fiscal year end. Of the aggregate $3,899,698 investment, approximately $2,140,992 related to investments made by parties determined to be related parties.

On March 3, 2026, Matternet issued senior secured convertible promissory notes (the “Bridge Notes”) in an aggregate principal amount of $6,000,000 to accredited investors. The Bridge Notes bear interest at 10% per annum (accruing, payable at maturity), mature on September 3, 2026, and are secured by a first-priority lien on all of Matternet’s assets. The notes contain a mandatory conversion feature triggered upon the closing of a specified transaction and a forgiveness of accrued interest upon conversion. The Bridge Notes also entitle holders to contingently issuable warrants upon certain closing conditions.

LOS ALTOS VENTURES CORP.

March 31, 2026

LOS ALTOS VENTURES CORP.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(Unaudited)

Current assets
Cash	$13,011	$4,077
Total current assets	13,011	4,077
Total assets	$13,011	$4,077

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$7,278	$6,700
Note payable - stockholder	45,000	30,000
Total current liabilities	52,278	36,700
Total liabilities	52,278	36,700

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000
Accumulated deficit	(40,267)	(33,623)
Total stockholders’ deficit	(39,267)	(32,623)
Total liabilities and stockholders’ deficit	$13,011	$4,077

 See accompanying notes to condensed financial statements.

LOS ALTOS VENTURES CORP.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

For the Three Months Ended March 31, 2026

Revenue	$-
General and administrative expenses	6,644
Loss from operations	(6,644)
Net loss	$(6,644)
Weighted average common stock outstanding, basic and diluted	10,000,000

Net loss per share of common stock, basic and diluted	$(0.00)

See accompanying notes to condensed financial statements.

LOS ALTOS VENTURES CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2026

(Unaudited)

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balances – December 31, 2025	10,000,000	$1,000	$(33,623)	$(32,623)
Net loss	-	-	(6,644)	(6,644)
Balances – March 31, 2026	10,000,000	$1,000	$(40,267)	$(39,267)

See accompanying notes to condensed financial statements.

LOS ALTOS VENTURES CORP.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

For the Three Months Ended March 31, 2026

Cash flows from operating activities:
Net loss	$(6,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	578
Net cash used in operating activities	(6,066)

Cash flows from financing activities:
Proceeds from note payable - stockholder	15,000
Net cash provided by financing activities	15,000

Net change in cash	8,934
Cash - beginning of period	4,077
Cash - end of period	$13,011

See accompanying notes to condensed financial statements.

LOS ALTOS VENTURES CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2026

(Unaudited)

Note 1. Nature of Operations

Los Altos Ventures Corp. (the “Company”) was incorporated in the State of Delaware on June 2, 2025. The Company’s management has chosen December 31 for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business, rather than immediate short-term earnings. The Company will not restrict its potential target companies to any specific business, industry, or geographical location. The analysis of business opportunities will be undertaken by, or under the supervision of, the officer and directors of the Company.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company has no corresponding interim period in the prior year and comparative prior-year interim financial information has not been presented.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations applicable to interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the period of June 2, 2025 (inception) to December 31, 2025.

The Company applies ASC 280, Segment Reporting, and has adopted ASU 2023-07. The Company currently operates as a single segment, but complies with enhanced interim disclosure requirements related to segment expenses and performance measures reviewed by the Chief Operating Decision Maker (see note 6).

Use of Estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Net Loss per Share of Common Stock

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share takes into effect any dilutive instruments, except when doing so would be anti-dilutive. As of March 31, 2026, there were no dilutive instruments.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”. As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the securities less attractive as a result, there may be a less active trading market for securities and the prices of securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards (that is, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies). The Company intends to take advantage of the benefits of this extended transition period.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, and (2) the annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of the ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Capital Stock

Preferred Stock

As of March 31, 2026 and December 31, 2025, the Company has 10,000,000 shares of preferred stock, par value of $0.0001, authorized and none issued or outstanding.

Common Stock

As of March 31, 2026 and December 31, 2025, the Company has 50,000,000 shares of common stock, par value of $0.0001, authorized and 10,000,000 shares issued and outstanding.

Note 4. Income Taxes

As of March 31, 2026 and December 31, 2025, the Company has $8,400 and $7,000 in gross deferred tax assets resulting from net operating loss carry-forwards of $40,200 and $33,600, respectively, available to offset future taxable income through 2041 subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related tax benefits is uncertain.

The tax provision at the statutory federal income tax rate on March 31, 2026 and December 31, 2025, and the tax provisions attributable to loss before income taxes are as follows:

	March 31,		December 31,
	2026		2025

Statutory federal income taxes	$(8,400)	21.0%	$(7,000)	21.0%
Valuation allowance	$8,400	(21.0)%	$7,000	(21.0)%
Effective income tax rate, net	$-	-	$-	-

Note 5. Commitments and Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost.

Note Payable - Stockholder

On June 2, 2025, the Company issued a promissory note (the “Note”) to a stockholder of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five (5) days after the Default Date, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum. As of March 31, 2026 and December 31, 2025, the amount due under the note payable was $45,000 and $30,000, respectively.

Common Stock Issuance

On June 2, 2025, the Company issued (i) an aggregate of 7,500,000 shares of common stock to Mark Tompkins, a director of the Company, for an aggregate purchase price equal to $750 and (ii) an aggregate of 2,500,000 shares of common stock to Ian Jacobs, an officer and director of the Company, for an aggregate cash purchase price equal to $250, pursuant to the terms and conditions set forth in the Common Stock Purchase Agreement with each person. The Company issued these shares of common stock under the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Common Stock Purchase Agreements were filed as Exhibits 10.2 and Exhibit 10.3, respectively, to the Company’s registration statement on Form 10, filed with the SEC on August 1, 2025.

Note 6. Segment Reporting

The Company determined its reporting units in accordance with ASC 280, Segment Reporting. Reportable operating segments are determined based on the management approach, as defined by ASC 280, is based on the way that the chief operating decision-maker (“CODM”) organizes segments within the Company for making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates the Company.

The Company is a blank-check company organized solely to pursue a merger, acquisition, or other business combination, but does not intend to raise capital through an offering of its securities until completion of a business combination, thus all activity for the three months ended March 31, 2026 relates to the Company’s formation, preparation and filing of SEC reports and efforts to identify a possible business combination. The Company operates as a single operating and reportable segment. The Company has identified its Chief Executive Officer as the CODM, who reviews the Company’s financial information for purposes of making operating decisions and assessing financial performance. The net loss is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance.

The Company does not have any operating income and therefore, it does not have any revenues. The Company will not generate any operating revenues until after the completion of a transaction, at the earliest. The Company’s significant expenses were general and administrative expenses, which were $6,644 for the three months ended March 31, 2026. Refer to the Company’s statements of operations for additional information.

As of March 31, 2026 and December 31, 2025, the Company had total assets of $13,011 and $4,077, respectively. See the Company’s balance sheets for additional information.

Note 7. Going Concern

The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2026, the Company had an accumulated deficit and total stockholders’ deficit of $40,267 and $39,267, respectively. Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued. Management intends to finance operations over the next twelve months through additional borrowings from the existing Note.

The accompanying condensed financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 8. Subsequent Events

On April 29, 2026, the Company received additional proceeds on its stockholder note payable totaling $10,000 from Mr. Tompkins. The proceeds were received after the balance sheet date and therefore do not affect the amounts reported as of March 31, 2026. Management has evaluated this transaction and determined that it represents a non-recognized subsequent event requiring disclosure.

Merger Agreement

On April 30, 2026, the Company filed with the SEC a Schedule 14F-1 Information Statement relating to an anticipated change in the composition of its board of directors that was expected to occur in connection with the merger to be completed by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”), and Matternet, Inc., a privately held Delaware corporation (“Matternet”), pursuant to which Merger Sub would merge with and into Matternet, with Matternet continuing as the surviving entity (the “Merger”) and as the Company’s wholly-owned subsidiary, after which the Company would continue the business of Matternet. The Merger would occur pursuant to an Agreement and Plan of Merger and Reorganization entered into by and among the Company, Matternet and Merger Sub (the “Merger Agreement”).

Matternet is a leading developer of commercial drone delivery systems for urban and suburban environments. The company develops drone aircraft, ground infrastructure, and software for autonomous aerial logistics. Matternet has achieved multiple industry firsts, including being the first company authorized for commercial Beyond Visual Line of Sight (BVLOS) drone delivery operations over cities in Switzerland, the first to launch routine revenue-generating drone delivery operations in the United States, and the first drone delivery company to achieve standard Type Certification and Production Certification from the U.S. Federal Aviation Administration. Matternet’s technology has powered commercial operations in healthcare and home delivery use cases across the U.S. and Europe.

Pursuant to the terms of the Merger Agreement, it was expected that all outstanding equity interests of Matternet would be converted into shares of our common stock, such that the holders of Matternet equity before the proposed Merger would own a majority of the outstanding shares of our common stock after the Merger (before giving effect to a potential private placement offering of common stock by the Company that we expected would be consummated simultaneously with or immediately after the Merger), resulting in a change of control of the Company. Completion of a private placement financing was a condition to completion of the Merger.

Certain other information regarding the Merger and proposed changes to the management and share ownership of the Company is set forth in the Schedule 14F-1.

The foregoing description of the Merger Agreement and private placement and related matters does not purport to be complete and is qualified in its entirety by the terms of the actual Merger Agreement and of terms and documentation for a private placement. When the Merger Agreement was signed, it was further described in greater detail and filed by the Company with the SEC as an exhibit to a Current Report on Form 8-K. Similarly, when a private placement was consummated, it was further described in greater detail in, and any material agreements related thereto were filed by the Company with the SEC as exhibits to, a Current Report on Form 8-K.

LOS ALTOS VENTURES CORP.

December 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Los Altos Ventures Corp.

Boca Raton, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Los Altos Ventures Corp. (the “Company”) as of December 31, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from June 2, 2025 (“inception”) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from June 2, 2025 (“inception”) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred losses from inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

PCAOB ID # 606

We have served as the Company’s auditors since 2025.

Jericho, New York

March 30, 2026

LOS ALTOS VENTURES CORP.

BALANCE SHEET

December 31, 2025
ASSETS
Current assets
Cash	$4,077
Total current assets	4,077
Total assets	$4,077

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$6,700
Note payable - stockholder	30,000
Total current liabilities	36,700
Total liabilities	36,700

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000
Accumulated deficit	(33,623)
Total stockholders’ deficit	(32,623)
Total liabilities and stockholders’ deficit	$4,077

See accompanying notes to financial statements.

LOS ALTOS VENTURES CORP.

STATEMENT OF OPERATIONS

For the period June 2, 2025 (Inception) to December 31, 2025
Revenue	$-
General and administrative expenses	33,623
Loss from operations	(33,623)
Net loss	$(33,623)
Weighted average common stock outstanding, basic and diluted	10,000,000
Net loss per share of common stock, basic and diluted	$(0.00)

See accompanying notes to financial statements.

LOS ALTOS VENTURES CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the period June 2, 2025 (Inception) to December 31, 2025

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balances – June 02, 2025 (inception)	-	$-	$-	$-
Issuance of common stock	10,000,000	1,000	-	1,000
Net loss	-	-	(33,623)	(33,623)

Balances – December 31, 2025	10,000,000	$1,000	$(33,623)	$(32,623)

See accompanying notes to financial statements.

LOS ALTOS VENTURES CORP.

STATEMENT OF CASH FLOWS

For the period June 2, 2025 (Inception) to December 31, 2025

Cash flows from operating activities:
Net loss	$(33,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	6,700
Net cash used in operating activities	(26,923)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,000
Proceeds from note payable - stockholder	30,000
Net cash provided by financing activities	31,000

Net change in cash	4,077
Cash - beginning of period	-
Cash - end of period	$4,077

See accompanying notes to financial statements.

Los Altos Ventures Corp.

NOTES TO FINANCIAL STATEMENTS

December 31, 2025

Note 1. Nature of Operations

Los Altos Ventures Corp., (the “Company”) was incorporated in the State of Delaware on June 2, 2025. The Company’s management has chosen December 31st for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business, rather than immediate short-term earnings. The Company will not restrict its potential target companies to any specific business, industry, or geographical location. The analysis of business opportunities will be undertaken by, or under the supervision of, the officer and directors of the Company.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to annual financial reporting. The financial statements present the financial position, results of operations, and cash flows of the Company for the period from June 2, 2025 (inception) through December 31, 2025. The financial statements have been audited by independent registered public accountants as stated in their report included herein. Management believes the financial statements include all adjustments necessary for a fair presentation of the Company’s financial condition and results of operations for the period presented.

The Company applies ASC 280, Segment Reporting, and has adopted ASU 2023-07. The Company currently operates as a single segment, but complies with enhanced interim disclosure requirements related to segment expenses and performance measures reviewed by the Chief Operating Decision Maker (Note 6).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company adopted ASC 740, “Income Taxes”, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share takes into effect any dilutive instruments, except when doing so would be anti-dilutive. As of December 31, 2025, there were no dilutive instruments.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find the securities less attractive as a result, there may be a less active trading market for securities and the prices of securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards (that is, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies). The Company intends to take advantage of the benefits of this extended transition period.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the common stock held by non-affiliates equals or exceeds $250 million as of the prior September 30, and (2) the annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of the common stock held by non-affiliates equals or exceeds $700 million as of the prior September 30.

 Adoption of Recent Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07”), which will require the Company to disclose significant segment expenses and other segment items on both an annual and interim basis, as reviewed by the Chief Operating Decision Maker (CODM). The Company adopted ASU 2023-07 effective June 2, 2025.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company adopted this standard effective June 2, 2025 and the standard did not have a significant impact on our financial statements.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements

Note 3. Capital Stock

Preferred Stock

As of December 31, 2025, the Company has 10,000,000 shares of preferred stock, par value of $0.0001, authorized and none issued or outstanding.

Common Stock

As of December 31, 2025, the Company has 50,000,000 shares of common stock, par value of $0.0001, authorized and has 10,000,000 shares of its $0.0001 par value issued and outstanding.

Note 4. Income Taxes

As of December 31, 2025, the Company has approximately $7,100 in gross deferred tax assets resulting from net operating loss of $33,600, available to offset future taxable income indefinitely but it is limited to 80% of future taxable income, and subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related tax benefits is uncertain.

The difference between the tax provision at the statutory federal income tax rate on December 31, 2025, and the tax provisions attributable to loss before income taxes is as follows:

	2025
Statutory federal income taxes	$(7,000)	21.0%
Valuation allowance	$7,000	(21.0)%
Effective income tax rate, net	$-	-

Note 5. Commitments and Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost.

Note Payable - Stockholder

On June 2, 2025, the Company issued a promissory note (the “Note”) to a stockholder of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five (5) days after the Default Date, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum. As of December 31, 2025, the amount due under the note payable was $30,000.

Common Stock Issuance

On June 2, 2025, the Company issued (i) an aggregate of 7,500,000 shares of Common Stock to Mark Tompkins, a director of the Company, for an aggregate purchase price equal to $750 and (ii) an aggregate of 2,500,000 shares of Common Stock to Ian Jacobs, an officer and director of the Company, for an aggregate cash purchase price equal to $250, pursuant to the terms and conditions set forth in the Common Stock Purchase Agreement with each person. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Common Stock Purchase Agreements are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Note 6. Segment Reporting

The Company determined its reporting units in accordance with ASC 280, Segment Reporting. Reportable operating segments are determined based on the management approach, as defined by ASC 280, which is based on the way that the chief operating decision-maker (“CODM”) organizes segments within the Company for making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates the Company.

The Company is a blank-check company organized solely to identify and complete a merger, acquisition, or business combination, thus all activity for the period from June 2, 2025 (Inception) to December 31, 2025 relates to the Company’s formation. The Company operates as a single operating and reportable segment. The Company has identified its Chief Executive Officer as the CODM, who reviews the Company’s financial information for purposes of making operating decisions and assessing financial performance. The net loss is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance.

The Company does not have any operating income and therefore, it does not have any revenues. The Company will not generate any operating revenues until after the completion of a transaction, at the earliest. The Company’s significant expenses were general and administrative expenses, which were $33,623 for the period from June 2, 2025 (Inception) to December 31, 2025. Refer to the Company’s statements of operations for additional information.

As of December 31, 2025, the Company had total assets of $4,077. See the Company’s balance sheets for additional information.

Note 7. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has accumulated deficit and total stockholders’ deficit of $33,623 and $32,623, respectively as of December 31, 2025. Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued. Management intends to finance operations over the next twelve months through additional borrowings from the existing Note.

The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

 Note 8. Subsequent Events

 On February 20, 2026, the Company received additional proceeds on its stockholder note payable totaling $15,000 from Mr. Tompkins. The proceeds were received after the balance sheet date and therefore do not affect the amounts reported as of year-end. Management has evaluated this transaction and determined that it represents a non-recognized subsequent event requiring disclosure.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the securities being registered.

SEC registration fee	$21,379
Accounting fees and expenses	$30,000
Legal fees and expenses	$100,000
Printing and miscellaneous expenses	$23,621
Total	$175,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s amended and amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	of a director under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director or officer derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and amended and restated certificate of incorporation and amended and restated bylaws, and to provide additional procedural protections. There is no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We also maintain standard insurance policies under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us, with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information regarding all unregistered securities sold by us since inception on December 10, 2021. None of the following transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation.

Common Stock Purchase Agreements

On June 2, 2025, LAVC issued, pursuant to common stock purchase agreements:

●	7,500,000 shares of common stock to Mark Tompkins, a former member of the board of directors of LAVC, for an aggregate purchase price equal to $750, which dollar amount represents advances by Mr. Tompkins to counsel for LAVC in connection with the formation and organization of LAVC; and

●	2,500,000 shares of common stock to Ian Jacobs, a former executive officer and member of the board of directors of LAVC, for an aggregate cash purchase price equal to $250.

The Private Placement

On May 22, 2026, in connection with the Private Placement, we issued an aggregate of 9,212,761 shares of our common stock at a purchase price of $3.00 per share in a private placement to certain accredited and institutional investors for aggregate gross consideration of approximately $27.6 million. On June 9, 2026, in connection with the Private Placement, we issued an aggregate of 339,666 additional shares of our common stock at a purchase price of $3.00 per share to certain accredited and institutional investors for aggregate gross consideration of approximately $1.0 million.

Securities Issued in Connection with the Merger

On May 22, 2026, pursuant to the terms of the Merger Agreement, each share of Legacy Matternet Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 2.0801 shares of our common stock, rounded to the nearest whole share, and we issued an aggregate of 33,464,495 shares of common stock.

Placement Agent Warrants

In connection with the closing of the Private Placement, we paid the placement agents, Seaport, Benchmark, Dinosaur, Network 1 and Phoenix, each a U.S. registered broker-dealer, an aggregate cash placement fee of approximately $2.2 million and issued the Placement Agents warrants to purchase an aggregate of 677,260 shares of our common stock.

Bridge Warrants

In connection with the closing of the Merger we issued the holders of the Bridge Notes warrants to purchase an aggregate of 2,499,998 shares of our common stock with an exercise price of $3.00 per share.

Advisor Shares

On May 22, 2026, we issued 104,166 shares of our common stock to accredited investors in consideration for services rendered in connection with the Merger.

On May 23, 2026, Mark Tompkins transferred 16,667 shares of common stock to LAVC’s legal counsel as payment for legal services rendered to LAVC.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is included in our financial statements or notes to those financial statements.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description	Schedule/Form	File Number	Exhibits	Filing Date
2.1§	Agreement and Plan of Merger and Reorganization among Los Altos Ventures Corp., Acquisition Sub and Matternet, Inc.	Form 8-K	000-56769	2.1	May 29, 2026
3.1	Certificate of Merger, dated May 22, 2026.	Form 8-K	000-56769	3.1	May 29, 2026
3.2	Amended and Restated Certificate of Incorporation.	Form 8-K	000-56769	3.2	May 29, 2026
3.3	Amended and Restated Bylaws.	Form 8-K	000-56769	3.3	May 29, 2026
5.1*	Opinion of Cooley LLP			5.1
10.1	Form of Director and Officer Indemnification Agreement (Pre-Merger).	Form 8-K	000-56769	10.1	May 29, 2026
10.2	Form of Director and Officer Indemnification Agreement (Post-Merger).	Form 8-K	000-56769	10.2	May 29, 2026
10.3§	Form of Subscription Agreement, dated May 22, 2026, by and between the Company and the parties thereto.	Form 8-K	000-56769	10.3	May 29, 2026
10.4§	Form of Registration Rights Agreement, dated May 22, 2026, by and between the Company and the parties thereto.	Form 8-K	000-56769	10.4	May 29, 2026
10.5+	Matternet, Inc. 2011 Equity Incentive Plan.	Form 8-K	000-56769	10.5	May 29, 2026
10.6+	Forms of Option Grant Notice and Option Agreement under 2011 Equity Incentive Plan.	Form 8-K	000-56769	10.6	May 29, 2026
10.7+	Matternet, Inc. 2026 Equity Incentive Plan.	Form 8-K	000-56769	10.7	May 29, 2026
10.8+	Forms of Option Grant Notice and Option Agreement under 2026 Equity Incentive Plan.	Form 8-K	000-56769	10.8	May 29, 2026
10.9+	Forms of Restricted Stock Unit Grant Notice and Award Agreement under 2026 Equity Incentive Plan.	Form 8-K	000-56769	10.9	May 29, 2026
10.10+	Matternet, Inc. 2026 Employee Stock Purchase Plan.	Form 8-K	000-56769	10.10	May 29, 2026
10.11+	Matternet, Inc. Key Employee Retention Plan and Form of Participation Agreement	Form 8-K	000-56769	10.11	May 29, 2026

10.12+	Offer letter, dated February 12, 2023, by and between the Company and Jason Secore.	Form 8-K	000-56769	10.12	May 29, 2026
10.13	Form of Lock-Up Agreement.	Form 8-K	000-56769	10.13	May 29, 2026
10.14	Form of Placement Agent Warrant.	Form 8-K	000-56769	10.14	May 29, 2026
10.15	Form of Bridge Warrant.	Form 8-K	000-56769	10.15	May 29, 2026
10.16	Form of Legacy Matternet Warrant.	Form 8-K	000-56769	10.16	May 29, 2026
10.17§	Mountain View Research Park Office Lease, dated May 13, 2025, by and between Matternet, Inc. and BXP Research Park LP.	Form 8-K	000-56769	10.17	May 29, 2026
10.18	Share Cancellation Agreement, dated May 22, 2026, by and between Mark Tompkins, Ian Jacobs and Los Altos Ventures Corp.	Form 8-K	000-56769	10.18	May 29, 2026
16.1	Letter from Grassi & Co., CPAs, P.C. as to the change in certifying accountant, dated May 29, 2026.	Form 8-K	000-56769	16.1	May 29, 2026
21.1	Subsidiaries of the Registrant.	Form 8-K	000-56769	21.1	May 29, 2026
23.1*	Consent of dbbmckennon, independent registered public accounting firm
23.2*	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm
23.3*	Consent of Cooley LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Calculation of Filing Fee	Form S-1	333-297143	107	June 29, 2026

*	Filed herewith.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 31st day of July, 2026.

Matternet, Inc.

By:	/s/ Andreas Raptopoulos
Name:	Andreas Raptopoulos
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andreas Raptopoulos and Jason Secore, and each of them, as his true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Andreas Raptopoulos	Director and Chief Executive Officer	July 31, 2026
Andreas Raptopoulos	(Principal Executive Officer)

/s/ Jason Secore	Chief Financial Officer	July 31, 2026
Jason Secore	(Principal Financial and Accounting Officer)

*	Director	July 31, 2026
Chris Dawson

*	Director	July 31, 2026
Sanjay Kotte

*	Director	July 31, 2026
Laurence J. Marton, M.D.

*	Director	July 31, 2026
Saurabh Ranjan

/s/ Sanjay Shah	Director	July 31, 2026
Sanjay Shah

*By:	/s/ Jason Secore
Jason Secore
Attorney-in-fact